                      AMENDED AND RESTATED CREDIT AGREEMENT


                           DATED AS OF APRIL 24, 1996

                                      AMONG

                               REXENE CORPORATION,
                                  AS BORROWER,


                            THE BANK OF NOVA SCOTIA,
                                    AS AGENT,

                                       AND

                          THE LENDERS SIGNATORY HERETO

                                 US $150,000,000

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
ARTICLE I
     DEFINITIONS AND ACCOUNTING MATTERS
     Section 1.01   TERMS DEFINED ABOVE.....................................   1
     Section 1.02   CERTAIN DEFINED TERMS...................................   1
     Section 1.03   ACCOUNTING TERMS AND DETERMINATIONS.....................  27

ARTICLE II
     COMMITMENTS
     Section 2.01   LOANS AND LETTERS OF CREDIT.............................  28
     Section 2.02   BORROWINGS, CONTINUATIONS, CONVERSIONS AND LETTERS OF
                    CREDIT..................................................  29
     Section 2.03   CHANGES OF COMMITMENTS..................................  33
     Section 2.04   FEES....................................................  33
     Section 2.05   SEVERAL OBLIGATIONS.....................................  34
     Section 2.06   NOTES...................................................  35
     Section 2.07   PREPAYMENTS.............................................  35
     Section 2.08   ASSUMPTION OF RISKS.....................................  36
     Section 2.09   OBLIGATION TO REIMBURSE AND TO PREPAY...................  37
     Section 2.10   LENDING OFFICES.........................................  39

ARTICLE III
     PAYMENTS OF PRINCIPAL AND INTEREST
     Section 3.01   REPAYMENT OF LOANS......................................  39
     Section 3.02   INTEREST................................................  39

ARTICLE IV
     PAYMENTS; PRO RATA TREATMENT; COMPUTATIONS; ETC.
     Section 4.01   PAYMENTS................................................  41
     Section 4.02   PRO RATA TREATMENT......................................  42
     Section 4.03   COMPUTATIONS............................................  42
     Section 4.04   NON-RECEIPT OF FUNDS BY THE AGENT.......................  42


     Section 4.05   SET-OFF, SHARING OF PAYMENTS, ETC. .....................  43
     Section 4.06   TAXES...................................................  45

ARTICLE V
     CAPITAL ADEQUACY
     Section 5.01   EURODOLLAR AND EUROSTERLING LOAN REGULATIONS, ETC. .....  49
     Section 5.02   LIMITATION ON EURODOLLAR ADVANCES.......................  52
     Section 5.03   ILLEGALITY..............................................  53
     Section 5.04   LOANS PURSUANT TO SECTIONS 5.01, 5.02 AND 5.03..........  53
     Section 5.05   COMPENSATION............................................  53
     Section 5.06   REPLACEMENT LENDERS.....................................  54

ARTICLE VI
     CONDITIONS PRECEDENT
     Section 6.01   CLOSING DATE............................................  56
     Section 6.02   INITIAL AND SUBSEQUENT LOANS AND LETTERS OF CREDIT......  59
     Section 6.03   CONDITIONS RELATING TO LETTERS OF CREDIT................  60

ARTICLE VII
     REPRESENTATIONS AND WARRANTIES
     Section 7.01   CORPORATE EXISTENCE.....................................  61
     Section 7.02   FINANCIAL CONDITION.....................................  62
     Section 7.03   LITIGATION..............................................  62
     Section 7.04   NO BREACH...............................................  62
     Section 7.05   AUTHORITY...............................................  63
     Section 7.06   APPROVALS...............................................  63
     Section 7.07   USE OF LOANS............................................  63
     Section 7.08   ERISA...................................................  63
     Section 7.09   TAXES...................................................  65
     Section 7.10   TITLES, ETC.............................................  65
     Section 7.11   NO MATERIAL MISSTATEMENTS...............................  65
     Section 7.12   INVESTMENT COMPANY ACT..................................  66
     Section 7.13   PUBLIC UTILITY HOLDING COMPANY ACT......................  66
     Section 7.14   SUBSIDIARIES AND PARTNERSHIPS...........................  66
     Section 7.15   LOCATION OF BUSINESS AND OFFICES........................  66

     Section 7.16   DEFAULTS................................................  66
     Section 7.17   ENVIRONMENTAL MATTERS...................................  66
     Section 7.18   COMPLIANCE WITH THE LAW.................................  68
     Section 7.19   INSURANCE...............................................  68
     Section 7.20   RESTRICTION ON LIENS....................................  69
     Section 7.21   MATERIAL AGREEMENTS.....................................  69

ARTICLE VIII
     AFFIRMATIVE COVENANTS
     Section 8.01   FINANCIAL STATEMENTS....................................  70
     Section 8.02   LITIGATION..............................................  72
     Section 8.03   MAINTENANCE, INSURANCE, ETC. ...........................  73
     Section 8.04   ENVIRONMENTAL MATTERS...................................  74
     Section 8.05   FURTHER ASSURANCES......................................  75
     Section 8.06   PERFORMANCE OF OBLIGATIONS..............................  75
     Section 8.07   ERISA INFORMATION AND COMPLIANCE........................  75
     Section 8.08   LOCKBOX.................................................  76
     Section 8.09   STAY, EXTENSION AND USURY LAWS..........................  76
     Section 8.10   REAL ESTATE APPRAISALS..................................  77
     Section 8.11   FUTURE CONSTRUCTION.....................................  77
     Section 8.12   FUTURE ASSETS...........................................  77

ARTICLE IX
     NEGATIVE COVENANTS
     Section 9.01   DEBT....................................................  77
     Section 9.02   LIENS...................................................  78
     Section 9.03   INVESTMENTS.............................................  78
     Section 9.04   RESTRICTED PAYMENTS.....................................  80
     Section 9.05   SALES AND LEASEBACKS....................................  81
     Section 9.06   NATURE OF BUSINESS......................................  81
     Section 9.07   LIMITATION ON LEASES....................................  81
     Section 9.08   MERGERS, ETC. ..........................................  81
     Section 9.09   PROCEEDS OF NOTES.......................................  82
     Section 9.10   ERISA COMPLIANCE........................................  82
     Section 9.11   SALE OR DISCOUNT OF RECEIVABLES.........................  83
     Section 9.12   LEVERAGE RATIO..........................................  84
     Section 9.13   INTEREST COVERAGE RATIO.................................  84

     Section 9.14   SALE OF PROPERTY........................................  84
     Section 9.15   TRANSACTIONS WITH AFFILIATES............................  85
     Section 9.16   SUBSIDIARIES AND PARTNERSHIPS...........................  87
     Section 9.17   NEGATIVE PLEDGE AGREEMENTS..............................  87
     Section 9.18   SYNTHETIC LEASES........................................  87

ARTICLE X
     EVENTS OF DEFAULT; REMEDIES
     Section 10.01  EVENTS OF DEFAULT.......................................  88
     Section 10.02  REMEDIES................................................  91

ARTICLE XI
     THE AGENT
     Section 11.01  APPOINTMENT, POWERS AND IMMUNITIES......................  92
     Section 11.02  RELIANCE BY AGENT.......................................  93
     Section 11.03  DEFAULTS................................................  93
     Section 11.04  RIGHTS AS A LENDER......................................  93
     Section 11.05  INDEMNIFICATION.........................................  94
     Section 11.06  NON-RELIANCE ON AGENT AND OTHER LENDERS.................  94
     Section 11.07  ACTION BY AGENT.........................................  95
     Section 11.08  RESIGNATION OF AGENT....................................  95

ARTICLE XII
     MISCELLANEOUS
     Section 12.01  WAIVER..................................................  96
     Section 12.02  NOTICES.................................................  96
     Section 12.03  PAYMENT OF EXPENSES, INDEMNITIES, ETC. .................  96
     Section 12.04  AMENDMENTS, ETC. ....................................... 100
     Section 12.05  SUCCESSORS AND ASSIGNS.................................. 101
     Section 12.06  ASSIGNMENTS AND PARTICIPATIONS.......................... 101
     Section 12.07  INVALIDITY.............................................. 103
     Section 12.08  COUNTERPARTS............................................ 103
     Section 12.09  REFERENCES.............................................. 103
     Section 12.10  SURVIVAL................................................ 104
     Section 12.11  CAPTIONS................................................ 104

     Section 12.12  NO ORAL AGREEMENTS...................................... 104
     Section 12.13  GOVERNING LAW; SUBMISSION TO JURISDICTION............... 104
     Section 12.14  INTEREST................................................ 106
     Section 12.15  LENDER ACKNOWLEDGMENT OF SECURITY INTEREST IN DEPOSITS.. 108
     Section 12.16  CONFIDENTIALITY......................................... 108
     Section 12.17  EFFECTIVENESS........................................... 109



     Exhibit A - 1  - Form of Revolving Credit Note
     Exhibit A - 2  - Form of Sterling Note
     Exhibit B      - Form of Borrowing, Continuation and Conversion Request
     Exhibit C      - Form of Compliance Certificate
     Exhibit D      - Form of Legal Opinion of Thompson & Knight
     Exhibit E      - List of Security Instruments
     Exhibit F      - Form of Assignment Agreement
     Exhibit G      - List of Commitments

     Schedule 6.02  - Subsequent Security Instruments
     Schedule 7.02  - Liabilities
     Schedule 7.03  - Litigation
     Schedule 7.09  - Taxes
     Schedule 7.10  - Titles, etc.
     Schedule 7.14  - Subsidiaries and Partnerships
     Schedule 7.15  - Location of Businesses and Offices
     Schedule 7.16  - Defaults
     Schedule 7.17  - Environmental Matters
     Schedule 7.18  - Compliance with the Law
     Schedule 7.19  - Insurance
     Schedule 7.21  - Material Agreements
     Schedule 9.01  - Debt
     Schedule 9.02  - Liens
     Schedule 9.03  - Investments

                      AMENDED AND RESTATED CREDIT AGREEMENT

     This AMENDED AND RESTATED CREDIT AGREEMENT dated as of April 24, 1996 among: REXENE CORPORATION, a Delaware corporation (the "BORROWER"); each of the lenders that is a signatory hereto or which becomes a signatory hereto as provided in Section 12.06 (individually, together with its successors and assigns, a "LENDER" and, collectively, the "LENDERS"); and THE BANK OF NOVA SCOTIA (in its individual capacity, "SCOTIABANK"), as agent for the Lenders (in such capacity, together with its successors in such capacity, the "AGENT").


                                 R E C I T A L S

     A. Certain of the parties hereto originally executed that certain Credit Agreement dated as of November 29, 1994 (as modified by five letter agreements dated as of January 27, 1995, April 12, 1995, May 22, 1995, May 30, 1995, and
September 21, 1995, and as amended and supplemented by that certain First Amendment and Supplement to Credit Agreement dated as of July 17, 1995, collectively the "ORIGINAL AMENDMENT") whereby, pursuant to the terms and conditions contained therein, the lenders thereunder agreed to make certain loans to and extensions of credit on behalf of the Borrower.

     B. The Borrower and the Lenders have agreed to further amend the Original Agreement and to restate the Credit Agreement in its entirety in this Amended and Restated Credit Agreement (which is hereinafter referred to as the "AGREEMENT").

     C. In consideration of the mutual covenants and agreements herein contained and of the loans, extensions of credit and commitments hereinafter referred to, the parties hereto agree as follows:


                                    ARTICLE I

                       DEFINITIONS AND ACCOUNTING MATTERS

      Section 1.01 TERMS DEFINED ABOVE. As used in this Agreement, the terms "AGENT," "AGREEMENT", "BORROWER," "LENDER," "LENDERS," and "SCOTIABANK" shall have the meanings indicated above.

      Section 1.02 CERTAIN DEFINED TERMS. As used herein, the following terms shall have the following meanings (all terms defined in this Article I or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and VICE VERSA):

               "ADDITIONAL COSTS" shall have the meaning assigned such term in
Section 5.01(a).

               "ADJUSTED CONSOLIDATED NET INCOME" shall mean with respect to the Borrower and its Consolidated Subsidiaries, for any period, the aggregate of the net income (or loss) of the Borrower and its Consolidated Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; PROVIDED that there shall be excluded from such net income (to the extent otherwise included therein) the following:

               (a) the net income of any Person in which the Borrower or any Consolidated Subsidiary has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of the Borrower and its Consolidated Subsidiaries in accordance with GAAP), except to the extent of the amount of dividends or distributions actually paid in such period by such other Person to the Borrower or to a Consolidated Subsidiary, as the case may be;

               (b) the net income (but not loss) of any Consolidated Subsidiary to the extent that the declaration or payment of dividends or similar distributions or transfers or loans by that Consolidated Subsidiary is not at the time permitted by operation of the terms of its charter or any agreement, instrument or Governmental Requirement applicable to such Consolidated Subsidiary, or is otherwise restricted or prohibited in each case determined in accordance with GAAP;

               (c) the net income (or loss) of any Person acquired in a pooling-of-interests transaction for any period prior to the date of such transaction;

               (d) any extraordinary gains or losses, including gains or losses attributable to Property sales not in the ordinary course of business; and

               (e) the cumulative effect of a change in accounting principles and any gains or losses attributable to writeups or writedowns of assets.

               "ADJUSTED EBITDA" shall mean, for any period, the sum of Adjusted Consolidated Net Income for such period plus the following expenses or charges to the extent deducted from Adjusted Consolidated Net Income in such period: interest, taxes, depreciation and amortization.

               "AFFECTED EURODOLLAR LOANS" shall have the meaning assigned such term in Section 5.04(a).

               "AFFECTED EUROSTERLING LOANS" shall have the meaning assigned such term in Section 5.04(b).

               "AFFILIATE" of any Person shall mean

               (a) any Person directly or indirectly controlled by, controlling or under common control with such first Person,

               (b) any director or officer of such first Person or of any Person referred to in clause (a) above, and

               (c) if any Person in clause (a) above is an individual, any member of the immediate family (including parents, spouse and children) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust.

As used in this definition, "CONTROL" (including, with its correlative meanings, "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") shall mean any Person which owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 10% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person.

               "AGGREGATE COMMITMENTS" at any time shall equal the amount calculated in accordance with Section 2.03 hereof.

               "AGGREGATE MAXIMUM CREDIT AMOUNT" at any time shall equal the sum of the Maximum Credit Amount of the Lenders ($150,000,000 through and including the date which is five (5) years after the Closing Date; $125,000,000 after the date which is five (5) years after the date of the Closing Date through and including the date which is six (6) years after the date of the Closing Date; and $100,000,000 thereafter until the Final Maturity Date), as the same may be reduced pursuant to Sections 2.03(b) and 9.11 hereof.

               "APAO" shall mean amorphous polyalphaolefins.

               "APPLICABLE LENDING OFFICE" shall mean, for each Lender and for each Type of Loan, the lending office of such Lender (or an Affiliate of such Lender) designated for such Type of Loan on the signature pages hereof or such other offices of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify to the Agent and the Borrower as the office by which its Loans of such Type are to be made and maintained.

               "APPLICABLE MARGIN" shall mean, for the first twelve-month period following the Closing Date,

               (a) three-fourths of one percent (3/4 of 1%) per annum with respect to Base Rate Loans and

               (b) one and three-fourths percent (1-3/4%) per annum with respect to Eurodollar Advances and Eurosterling Loans. Thereafter, the Applicable Margin for Base Rate Loans, Eurodollar Advances and Eurosterling Loans will be determined quarterly based on the ratio at the end of each quarter of consolidated Debt of the Borrower and its Consolidated Subsidiaries (plus the amount reflected in the accounting records of the Borrower and its Consolidated Subsidiaries at the end of each quarter as the proceeds received from the sale of accounts receivable under the asset securitization program permitted under Section 9.11 hereof) to Adjusted EBITDA on a trailing annualized two-quarter basis, as follows (with changes in Applicable Margin to occur 60 days after the applicable quarter end, so long as Borrower has supplied the computation required by subsection 8.01(i)(ii) within the 45 days required under such subsection). (In the event the Borrower does not timely supply the required computations, the Agent shall have the right, with the consent of the Majority Lenders, to set the Applicable Margin based upon the most recent applicable information available to the Agent):

- -----------------------------------------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------------------------------------
Consolidated Debt
to Adjusted          Less than 1.5 to 1.0    Not less than 1.5 to 1.0    Not less than 2.0 to 1.0    Not less than 3.0 to 1.0
EBITDA Ratio                                     Less than 2.0 to 1.0        Less than 3.0 to 1.0        Less than 4.0 to 1.0
- -----------------------------------------------------------------------------------------------------------------------------
Eurodollar           1%                      1.25%                       1.75%                       2.0%
Advances
- -----------------------------------------------------------------------------------------------------------------------------
Base Rate            0%                       .25%                        .75%                       1.0%
Loans
- -----------------------------------------------------------------------------------------------------------------------------
Eurosterling         1%                      1.25%                       1.75%                       2.0%
Loans
- -----------------------------------------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------------------------------------

- ---------------------------------------------
- ---------------------------------------------
Consolidated Debt
to Adjusted
EBITDA Ratio         Not less than 4.0 to 1.0
- ---------------------------------------------
Eurodollar           2.5%
Advances
- ---------------------------------------------
Base Rate            1.5%
Loans
- ---------------------------------------------
Eurosterling         2.5%
Loans
- ---------------------------------------------
- ---------------------------------------------


               "ASSET SALE" shall mean the sale or conveyance of any non-current tangible assets of the Borrower or any Restricted Subsidiary (including, without limitation, by way of sale and leaseback, but specifically excluding a sale and leaseback of an asset occurring within 150 days after the completion of construction or acquisition of such asset) other than in the ordinary course of business. Asset Sales shall not include Other Transfers.

               "ASSIGNMENT" shall have the meaning assigned such term in
Section 12.06(b).

               "BASE RATE" shall mean, with respect to any Base Rate Loan, for any day, the higher of

               (a)  the Federal Funds Rate for any such day plus 1/2 of 1% or

               (b) the rate of interest most recently established by Scotiabank at its New York office as its base rate for Dollar loans in the U.S. Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate.

               "BASE RATE LOANS" shall mean Loans that bear interest at rates based upon the Base Rate.

               "BUSINESS DAY" shall mean

               (i) any day other than a day on which commercial banks are authorized or required to close in New York, New York and,

               (ii) if such term is used in the definition of "Quarterly Date" in this Section 1.02 or if such day relates to a borrowing or continuation of, a payment or prepayment of principal of or interest on, or a conversion of or into, or the Interest Period for, a Eurodollar Advances or a Eurosterling Loan, as the case may be, or a notice by the Borrower with respect to any such borrowing or continuation, payment, prepayment, conversion or Interest Period, any day which is also a day on which dealings in Dollar and Eurosterling deposits are carried out in the London interbank market.

               "CAPITAL LEASE OBLIGATION" shall mean, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

               "CAPITAL STOCK" shall mean

               (i)  in the case of a corporation, corporate stock,

               (ii) in the case of an association or business entity, any and all shares, interests, participation, rights or other equivalents (however designated) of corporate stock,

               (iii) in the case of a partnership, partnership interests (whether general or limited), and

               (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

               "CHANGE OF CONTROL" shall mean the occurrence of any of the following

               (i) the acquisition by any Person (or group of Persons acting together) of a direct or indirect interest in more than 50% of the voting power of the voting stock of the Borrower, by way of merger or consolidation or otherwise, or

               (ii) the first day on which a majority of the members of the board of directors of the Borrower are not Continuing Directors. For purposes of this definition, any transfer of an Equity Interest of an entity that was formed for the purpose of acquiring voting stock of the Borrower will be deemed to be a transfer of such portion of such voting stock as corresponds to the portion of the equity of such entity that has been so transferred, and the acquisition of voting power of the voting stock of the Borrower by any Subsidiary of the Borrower shall be disregarded.

               "CLOSING DATE" shall mean April 25, 1996.

               "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time and any successor statute.

               "COMMITMENT" shall mean, for any Lender, its obligation to make Loans as provided in Section 2.01(a) and 2.01(c) and to participate in Letters of Credit as provided in Section 2.01(b) up to the Lender's Maximum Credit Amount.

               "CONSOLIDATED NET INCOME" shall mean the net income of Borrower and its Consolidated Subsidiaries determined in accordance with GAAP.

               "CONSOLIDATED NET WORTH" shall mean, as at any date, the sum of the Borrower's and its Consolidated Subsidiaries' consolidated net worth determined (without duplication) in accordance with GAAP, but exclusive of increases to Consolidated Net Worth attributable to the income of Unrestricted Subsidiaries.

               "CONSOLIDATED SUBSIDIARIES" shall mean each Restricted Subsidiary of the Borrower (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of the Borrower in accordance with GAAP.

               "CONTINUING DIRECTORS" shall mean, as of any date of determination, any member of the board of directors of the Borrower who

               (i) was a member of such board of directors on the Closing Date or

               (ii) was nominated for election or elected to such board of directors with the affirmative vote of a majority of the Continuing Directors who were members of such board at the time of such nomination or election.

               "CONTRACT OBLIGATIONS" shall mean contractual obligations of the Borrower and any Restricted Subsidiary to repay or credit to a third party amounts advanced by such third party (or its Affiliates) to the Borrower or any Restricted Subsidiary. The amount of Contract Obligations outstanding as of any date shall be equal to the aggregate amount of remaining payments required to be made by, and credits required to be given by, the Borrower and/or the Restricted Subsidiary under the agreements related to such Contract Obligations at such time.

               "CURRENCY AGREEMENT" shall mean the obligation of any Person pursuant to any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in currency values.

               "CURRENT FUNDED DEBT" shall mean the Borrower's Debt under the Senior Unsecured Notes.

               "DATE OF THE ORIGINAL AGREEMENT" shall mean November 29, 1994.

               "DEBT" shall mean, for any Person the sum of the following (without duplication):

               (a) all obligations of such Person for borrowed money or evidenced by bonds, debentures, notes or other similar instruments;

               (b) all obligations of such Person (whether contingent or otherwise) in respect of bankers' acceptances, letters of credit, surety or other bonds and similar instruments;

               (c) all obligations under leases which shall have been, or should have been, in accordance with GAAP, recorded as Capital Lease Obligations;

               (d) all Debt obligations of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person;

               (e)  all Debt obligations of others guaranteed by such Person;
     and

               (f) all obligations of such Person under or in connection with Hedging Agreements once such obligations become "debt" according to GAAP.

               "DEFAULT" shall mean an Event of Default or an event which with notice or lapse of time or both would become an Event of Default.

               "DOLLAR EQUIVALENT" shall mean (i) in relation to any amount denominated in Dollars, the amount thereof and (ii) in relation to an amount denominated in Eurosterling, the amount of Dollars required to purchase the relevant stated amount of Eurosterling at the Exchange Rate on the date of determination.

               "DOLLARS" and "$" shall mean lawful money of the U.S.

               "DOMESTIC SUBSIDIARY" shall mean any Subsidiary of the Borrower organized under the laws of a jurisdiction within the U.S.

               "ENVIRONMENTAL LAWS" shall mean any and all Governmental Requirements pertaining to health or the environment in effect in any and all jurisdictions that may be applicable to the business or Property of the Borrower or any Restricted Subsidiary, including without limitation, the Oil Pollution Act of 1990 ("OPA"), the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 ("CERCLA"), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 ("RCRA"), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, and other environmental conservation or protection laws. The term "oil" shall have the meaning specified in OPA, the terms "hazardous substance" and "release" (or "threatened release") have the meanings specified in CERCLA, and the terms "solid waste" and "disposal" (or "disposed") have the meanings specified in RCRA; provided, however, that

               (i) in the event either OPA, CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply prospectively only and only subsequent to the effective date of such amendment and

               (ii) to the extent the laws of the state in which any Property of the Borrower or any Restricted Subsidiary is located establish a meaning for "oil," "hazardous substance," "release," "solid waste" or "disposal" which is broader than that specified in either OPA, CERCLA or RCRA, such broader meaning shall apply, but only in such state.

               "EQUITY INTERESTS" shall mean Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security which is convertible into, or exchangeable for, Capital Stock).

               "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor statute.

               "ERISA AFFILIATE" shall mean each trade or business (whether or not incorporated) which together with the Borrower or any Restricted Subsidiary would be deemed to be a "single employer" within the meaning of section 4001(b)(1) of ERISA or subsections (b), (c), (m) or (o) of section 414 of the Code.

               "ERISA EVENT" shall mean

               (i) a "Reportable Event" described in Section 4043 of ERISA and the regulations issued thereunder other than one for which the PBGC has waived in writing the statutory notice requirement,

               (ii) the withdrawal of the Borrower, any Subsidiary or any ERISA Affiliate from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA,

               (iii) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA,

               (iv) the institution of proceedings to terminate a Plan by the PBGC or

               (v) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

               "EURODOLLAR ADVANCES" shall mean Loans the interest rates on which are determined on the basis of rates referred to in the definition of "Fixed Eurodollar Rate" in this Section 1.02.

               "EUROSTERLING" shall mean the lawful money of Great Britain loaned or repaid in the U.S.

               "EUROSTERLING COMMITMENT" shall mean at any time the obligation of a Lender to make its Percentage Share of Eurosterling Loans in the maximum aggregate Dollar Equivalent of $20,000,000.

               "EUROSTERLING EXPOSURE" shall mean at any time of determination by the Agent, the aggregate outstanding Dollar Equivalent principal amount of the Eurosterling Loans made by all Lenders hereunder.

               "EUROSTERLING LENDING OFFICE" shall mean the office of each Lender in the United States as shown in the signature pages hereof for such Lender from which each Lender shall make Eurosterling Loans (and be repaid Eurosterling Loans) pursuant to this Agreement.

               "EUROSTERLING LOANS" shall mean the Loans in Eurosterling made by a Lender from its Eurosterling Lending Office at the Eurosterling Rate made pursuant to Section 2.01(c) hereof.

               "EUROSTERLING NOTES" shall mean the promissory note or notes (whether one or more) of the Borrower described in Section 2.06 hereof and being in the form of Exhibit A-2 hereto.

               "EUROSTERLING RATE" shall mean with respect to any Eurosterling Loans, the rate per annum (rounded upwards to the nearest 1/16 of 1%) quoted by the Agent at approximately 11:00 a.m. London time (or as soon thereafter as practicable) two Business Days prior to the first day of the Interest Period for such Eurosterling Loans for the offering by the Agent to the leading lenders in the London interbank market of Eurosterling deposits having a term comparable to such Interest Period and in an amount comparable to the principal amount of the Eurosterling Loan to be made by the Lenders for such Interest Period.

               "EVENT OF DEFAULT" shall have the meaning assigned such term in
Section 10.01.

               "EXCEPTED LIENS" shall mean:

               (i)  Liens securing payment of any Indebtedness;

               (ii) Liens securing Hedging Agreements with the Agent, a Lender or an Affiliate of a Lender;

               (iii) Liens existing on Property as of the Closing Date and (if such Liens are Liens for borrowed money or judgments or for taxes due and payable which are delinquent and as to which the Borrower or a Restricted Subsidiary (as applicable) has received written notice) listed on Schedule 9.02;

               (iv) Liens in favor of the Borrower or any Restricted Subsidiary, which are junior, inferior and fully subordinate in right of payment and as to enforcement of remedies to the Liens in favor of the Agent as security for the Indebtedness;

               (v) Liens existing on the Property of any Person at the time such Person becomes a Restricted Subsidiary of the Borrower (excluding Liens which were incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary of the Borrower) that do not extend to any other Property of the Borrower or its Restricted Subsidiaries;

               (vi) Liens on the shares of URC stock now owned or acquired after the date of the Original Agreement by the Borrower and on non U.S. patents of the Borrower licensed to URC, in each case, to the extent and only to the extent required pursuant to the agreements governing the URC Venture Investment, as amended from time to time;

               (vii) Liens on the non U.S. intellectual property rights licensed to the Resin Joint Ventures required pursuant to the agreements governing the Resin Venture Investments;

               (viii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

               (ix) landlords', carriers', vendors', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising by operation of law in the ordinary course of business;

               (x) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

               (xi) deposits to secure the performance of bids, trade contracts, statutory obligations, surety and appeal bonds, performance bonds and other obligations of like nature incurred in the ordinary course of business;

               (xii) easements, rights of way, restrictions, licenses, consignments and other similar encumbrances on any Property of the Borrower or of any Restricted Subsidiary, including Liens constituting leases or subleases to third parties granted by the Borrower or any Restricted Subsidiary, in each case to the extent incurred in the ordinary course of business;

               (xiii) judgment Liens which attach to Property after the Closing Date and which do not constitute a Default;

               (xiv) Liens on unearned premiums of insurance policies that secure the financing of such premiums for such policies;

               (xv) Liens arising pursuant to authority granted under CERCLA or RCRA or pursuant to analogous state statutes, provided that the aggregate of all obligations secured by such Liens in respect of which the Borrower is carrying an asset on its books as a noncurrent asset or is required to record a reserve in accordance with GAAP which are secured by such Liens shall not exceed $15,000,000 in the aggregate at any time;

                    (xvi) Liens on property existing at the time of acquisition thereof by the Borrower or any Restricted Subsidiary of the Borrower; provided that such Liens were in existence prior to contemplation of such acquisition;

               (xvii) Liens on assets of any Person (other than Borrower) which is not a Restricted Subsidiary;

               (xviii)  Liens incurred to secure:

                        (A) Purchase Money Financings or

                        (B)   Capital Lease Obligations

     but only, in the case of (A) and (B), if such Liens do not extend to any assets other than the assets purchased with the proceeds of the corresponding Purchase Money Financing or which are the subject of such Capital Lease Obligation, and in each case to the extent the Debt secured thereby is permitted to be incurred pursuant to Section 9.01;

               (xix) Liens securing any extension, renewal or refunding of any obligations secured by the foregoing Liens that do not increase the obligations secured thereby and do not extend such Lien to any assets other than those previously securing such obligations; and

               (xx) Liens of public record on or before the date hereof and held by Mitsubishi Corporation on the styrene unit and related assets located near the Odessa Complex.

               "EXCHANGE RATE" shall mean, in relation to the exchange of Dollars for Eurosterling and Eurosterling for Dollars, the rate of exchange quoted by the Agent at 11:00 A.M. (New York time) on the date of the determination for the spot purchase in the foreign exchange market of the applicable amount of Dollars for Eurosterling or Eurosterling for Dollars.

               "EXISTING DEBT" shall mean all Debt of the Borrower and its Restricted Subsidiaries outstanding on the Closing Date.

               "FEDERAL FUNDS RATE" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with a member of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that

               (i) if the date for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and

               (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to the Agent on such day on such transactions as determined by the Agent.

               "FINAL MATURITY DATE" shall mean, unless the Commitments are sooner terminated pursuant to Sections 2.03(b) or 10.02 hereof, April 24, 2003.

               "FINANCIAL STATEMENTS" shall mean the financial statement or statements of the Borrower described or referred to in Section 7.02.

               "FPO" shall mean flexible polyolefin, a resin developed by the Borrower.

               "FIXED EURODOLLAR RATE" shall mean, with respect to any Eurodollar Advances, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) quoted by the Agent at approximately 11:00 a.m. London time (or as soon thereafter as practicable) two Business Days prior to the first day of the Interest Period for such Loan for the offering by the Agent to leading lenders in the London interbank market of Dollar deposits having a term comparable to such Interest Period and in an amount comparable to the principal amount of the Eurodollar Advances to be made by the Lenders for such Interest Period.

               "FIXED RATE" shall mean, with respect to any Eurodollar Advances, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Agent to be equal to the quotient of

               (i) the Fixed Eurodollar Rate for such Loan for the Interest Period for such Loan divided by

               (ii) one (1) minus the Reserve Requirement for such Loan for such Interest Period.

               "FOREIGN SUBSIDIARY" shall mean any Subsidiary of the Borrower organized under the laws of a jurisdiction outside of the U.S. and not operating in the U.S.

               "FRACTIONATION ASSETS" shall mean the plant, Property and equipment ("PPE") located at the Odessa Complex that are used in connection with the fractionation of Y-grade streams of natural gas liquids into ethane, propane and other components and up to 15 acres of land.

               "FRACTIONATION VENTURE" shall mean a joint venture between the Borrower and any other Person(s) providing for the fractionation of natural gas liquids using the Fractionation Assets and other property, plants and equipment to be constructed thereon.

               "FRACTIONATION VENTURE INVESTMENT" shall mean an Investment by the Borrower and its Restricted Subsidiaries in the Fractionation Venture.

               "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the Original Agreement provided, however, that for purposes of all determinations with respect to accounting matters and all financial statements, certificates and other reports as to financial matters required to be made or delivered pursuant to this Agreement after the Closing Date, GAAP shall mean such generally accepted accounting principles as are in effect from time to time.

               "GOVERNMENTAL AUTHORITY" shall include the country, the state, county, city and political subdivisions in which any Person or such Person's Property is located or which exercises valid jurisdiction over any such Person or such Person's Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them including monetary authorities which exercises valid jurisdiction over any such Person or such Person's Property. Unless otherwise specified, all references to Governmental Authority herein shall mean a Governmental Authority having jurisdiction over, where applicable, the Borrower, its Restricted Subsidiaries or any of their Properties or the Agent or, any Lender or any Applicable Lending Office.

               "GOVERNMENTAL REQUIREMENT" shall mean any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other directive or requirement (whether or not having the force of law), including, without limitation, Environmental Laws, energy regulations and occupational, safety and health standards or controls, of any Governmental Authority.

               "GUARANTEE" shall mean, with respect to any Person, a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Debt that is owed by any other Person.

               "HEDGING AGREEMENTS" shall mean, with respect to any Person, the obligations of such Person under

               (i)  Currency Agreements,

               (ii) Interest Rate Agreements and

               (iii) agreements to protect against fluctuations in the price of feedstocks or products.

               "HIGHEST LAWFUL RATE" shall mean, with respect to each Lender, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Notes or on other Indebtedness under laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

               "INDEBTEDNESS" shall mean any and all amounts owing or to be owing by the Borrower or any Restricted Subsidiary to the Agent and/or Lenders in connection with the Notes or any other Loan Document and any Hedging Agreements with the Agent and/or any one or more of the Lenders (to the extent such Hedging Agreements constitute "debt" according to GAAP) now or hereafter arising between the Borrower or any Restricted Subsidiary and any Lender or any Affiliate of any Lender, and all renewals, extensions for any period, amendments, supplements, reissues, modifications, and/or rearrangements of any of the above.

               "INDEMNIFIED PARTIES" shall have the meaning assigned such term in Section 12.03(b).

               "INDEMNITY MATTERS" shall mean any and all actions, suits, proceedings (including any investigations, litigation or inquiries), claims, demands and causes of action made or threatened against a Person and, in connection therewith, all losses, liabilities, penalties, damages (including, without limitation, consequential damages) or reasonable costs and expenses of any kind or nature whatsoever incurred by such Person whether caused by the sole or concurrent negligence of such Person seeking indemnification.

               "INTEREST PERIOD" shall mean, with respect to any Eurodollar Advances or Eurosterling Loan, the period commencing on the date such Eurodollar Advance or Eurosterling Loan is made and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Borrower may select as provided in Section 2.02 (or such longer period as may be requested by the Borrower and agreed to by the Lenders), except that each Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month.

               Notwithstanding the foregoing:

               (i) no Interest Period may commence before and end after the Final Maturity Date;

               (ii) no Interest Period for any Eurodollar Advances or Eurosterling Loans may end after the due date of any installment, if any, provided for in Section 3.01 hereof to the extent that such Eurodollar Advances or Eurosterling Loans would need to be prepaid prior to the end of such Interest Period in order for such installment to be paid when due;

               (iii) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and

               (iv) no Interest Period shall have a duration of less than one month and, if the Interest Period for any Eurodollar Advances or Eurosterling Loans would otherwise be for a shorter period, such Loans shall not be available hereunder.

               "INTEREST RATE AGREEMENT" shall mean the obligations of any person pursuant to any interest rate swap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in interest rates.

               "INVESTMENT" shall mean, with respect to the Borrower and its Restricted Subsidiaries, any investment by the Borrower or any of its Restricted Subsidiaries in other Persons (including Affiliates) in the forms of loans, Guarantees of Debt, advances (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), capital contributions, purchases or other acquisitions from such other Persons, for consideration, of Debt, Equity Interests, or other securities, and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP, but excluding investments to the extent made with the Capital Stock of the Borrower, with the calculation of each such investment to be as of the date of such investment.

               "INVESTMENT SUSPENSION" shall mean the occurrence of

               (i)  a monetary Default, or

               (ii) a breach of a covenant contained in Sections 9.12 or 9.13 hereof.

               "ISSUER" shall mean, with respect to the issuance of Letters of Credit, the Agent or any Lender which has consented to be an Issuer.

               "LC COMMISSION RATE" shall mean the rate per annum equal to the sum of

               (a)  one-eighth of one percent (1/8%), plus

               (b) the Applicable Margin for Eurodollar Advances in effect at the time of issuance of a Letter of Credit.

               "LC COMMITMENT" at any time (except as otherwise provided in Section 2.01(b) hereof) shall mean $15,000,000.

               "LC EXPOSURE" at any time shall mean the aggregate face amount of all undrawn and uncancelled Letters of Credit and the aggregate of all amounts drawn under all Letters of Credit and not yet reimbursed.

               "LETTER OF CREDIT AGREEMENTS" shall mean the written agreements with the Issuer for any Letter of Credit, executed or hereafter executed in connection with the issuance of the Letters of Credit, such agreements to be on the Issuer's customary form for letters of credit of comparable amount and purpose as from time to time in effect or as otherwise agreed to by the Borrower and the Issuer.

               "LETTERS OF CREDIT" shall mean the letters of credit issued pursuant to Section 2.01(b) and Section 6.03 and all reimbursement obligations pertaining to any such letters of credit, and "Letter of Credit" shall mean any one of the Letters of Credit and the reimbursement obligations pertaining thereto.

               "LIEN" shall mean any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "LIEN" shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, or leases under an agreement constituting a Capital Lease Obligation.

               "LLDPE" shall mean the Linear Low Density Polyethylene.

               "LOAN DOCUMENTS" shall mean this Agreement, the Notes, the Letters of Credit, the Letter of Credit Agreements and the Security Instruments.

               "LOANS" shall mean the loans made pursuant to Section 2.01(a) and
(c).  "Loans" shall include the Revolving Credit Loans and the Eurosterling
Loans.

               "LOCKBOX AGREEMENT" shall mean that certain Lockbox Agreement dated April 19, 1995, by and between the Borrower, the depository bank for the lockbox and the Agent, relating to the lockbox maintained by the Borrower pursuant to Section 8.08.

               "MAJORITY LENDERS" shall mean, at any time while no Loans are outstanding, Lenders having at least fifty-one percent (51%) of the Aggregate Commitments and, at any time while Loans are outstanding, Lenders holding at least fifty-one percent (51%) of the outstanding aggregate principal amount of the Loans (without regard to any sale by a Lender of a participation in any Loan under Section 12.06(c)).

               "MATERIAL ADVERSE EFFECT" shall mean any material and adverse effect, as determined by the Majority Lenders, on

               (i) the assets, liabilities, financial condition, business, operations or affairs of the Borrower and its Restricted Subsidiaries taken as a whole different from those reflected in the Financial Statements or from the facts represented or warranted in this Agreement or any other Security Instrument, or

               (ii) the ability of the Borrower and its Restricted Subsidiaries taken as a whole to carry out their business or meet their obligations under the Loan Documents on a timely basis.


               "MAXIMUM CREDIT AMOUNT" shall mean, as to each Lender, the amount set forth opposite such Lender's name on Exhibit G under the caption "Maximum Credit Amounts" (as the same may be reduced pursuant to Section 2.03(b) hereof pro rata to each Lender based on it Percentage Share) as modified from time to time to reflect any assignments permitted by Section 12.06(b).

               "MITSUBISHI AGREEMENT" shall mean the Agreement for Purchase and Sale of Styrene Monomer between Borrower and Mitsubishi Corporation, dated as of June 8, 1995, and all exhibits, schedules and amendments thereto.

               "MORTGAGED PROPERTY" shall mean the Property owned by the Borrower and which is subject to the Liens existing and to exist under the terms of the Security Instruments.

               "MULTIEMPLOYER PLAN" shall mean a Plan defined as such in
Section 3(37) or 4001(a)(3) of ERISA.

               "NOTES" shall mean the Notes provided for by Section 2.06, together with any and all renewals, extensions for any period, increases, rearrangements, substitutions or modifications thereof. The "Notes" shall include the Revolving Credit Notes and the Eurosterling Notes.

               "ODESSA COMPLEX" shall mean the Borrower's petrochemical and polymer plants and related assets located on approximately 875 acres of land in Odessa, Texas, less and except certain assets related to the styrene plant which are currently subject to Liens in favor of Mitsubishi Corporation under the Mitsubishi Agreement.

               "OTHER TAXES" shall have the meaning assigned such term in
Section 4.06(b).

               "OTHER TRANSFERS" shall mean (a) Transfer of up to 375 acres of undeveloped land located in Bayport, Texas, and owned by the Borrower on the date of the Original Agreement; (b) Transfer of the Fractionation Assets to the Fractionation Venture; (c) Transfer of assets, whether sold in a single transaction or in a series of related transactions, which have a fair market value, as determined by the Board of Directors of Borrower, less than $1,000,000; (d) Transfer of any intellectual property rights of the Borrower (other than those used in the CT Film division) to manufacture a product in any country in which neither the Borrower nor any Restricted Subsidiary is manufacturing the same product at the time of such transfer; (e) Transfer of assets relating to the greenhouse/agricultural film business; (f) Transfer of assets by the Borrower to a Restricted Subsidiary or by a Restricted Subsidiary to the Borrower or to another Restricted Subsidiary; and (g) Transfer of any machinery, equipment, furniture, apparatus, tools, implements, materials, supplies or other similar property which have become worn out or obsolete.

               "OTHER VENTURES" shall mean a joint venture between the Borrower and any other Person(s) other than the URC Venture and the Resin Joint Ventures.

               "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions.

               "PERCENTAGE SHARE" shall mean the percentage of the Aggregate Commitments to be provided by a Lender under this Agreement as indicated on Exhibit G hereto, as modified from time to time to reflect any assignments permitted by Section 12.06(b).

               "PERSON" shall mean any individual, corporation, company, voluntary association, partnership, joint venture, trust, unincorporated organization or government or any agency, instrumentality or political subdivision thereof, or any other form of entity.


               "PLAN" shall mean any employee pension benefit plan, as defined in Section 3(2) of ERISA, which

               (a) is currently or hereafter sponsored, maintained or contributed to by the Borrower, any Subsidiary or an ERISA Affiliate or

               (b) was at any time during the preceding six calendar years, sponsored, maintained or contributed to, by the Borrower, any Subsidiary or an ERISA Affiliate.

               "POST-DEFAULT RATE" shall mean, in respect of any principal of any Loan or any other amount payable by the Borrower under this Agreement or any Note which is not paid when due (whether at stated maturity, by acceleration or otherwise), a rate per annum during the period commencing on the due date until such amount is paid in full or the default is cured or waived equal to 2% per annum above the Base Rate as in effect from time to time plus the Applicable Margin (if any), but in no event to exceed the Highest Lawful Rate (provided that, if such amount in default is principal of a Eurodollar Advance or a Eurosterling Loan, the "Post-Default Rate" for such principal shall be, for the period commencing on the due date and ending on the last day of the Interest Period therefor, 2% per annum above the interest rate for such Loan as provided in Section 3.02, but in no event to exceed the Highest Lawful Rate).

               "PRINCIPAL OFFICE" shall mean the principal office of the Agent in New York, located at One Liberty Plaza, New York, New York 10006, which shall serve to collect payments on the Indebtedness and other fees under this Agreement on behalf of the Lenders including The Bank of Nova Scotia, Atlanta agency acting on behalf of The Bank of Nova Scotia.

               "PRIOR REVOLVING CREDIT NOTES" shall mean those certain promissory notes dated November 29, 1994, in the aggregate amount of $80,000,000, which Prior Revolving Credit Notes were issued by the Lenders under and pursuant to the Original Agreement.

               "PROPERTY" shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

               "PURCHASE MONEY FINANCING" shall mean, with respect to any Person, Debt incurred to finance the purchase of any assets of such Person (within 90 days of such purchase) to the extent

               (i) the amount of Debt thereunder shall not exceed 95% of the purchase cost of such assets,

               (ii) the purchase cost for such assets is or should be included in "additions to property plant and equipment" in accordance with GAAP and

               (iii) the purchase of such assets is not part of an acquisition of any Person.

               "QUARTERLY DATES" shall mean the last day of each March, June, September and December, in each year, the first of which shall be December 31, 1994; provided, however, that if any such day is not a Business Day, such Quarterly Date shall be the next preceding Business Day.

               "REGULATION D" shall mean Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as the same may be amended or supplemented from time to time.

               "REGULATORY CHANGE" shall mean, with respect to any Lender, any change after the Closing Date in any Governmental Requirement (including Regulation D) or the adoption or making after such date of any interpretations, directives or requests applying to a class of lenders (including such Lender or its Applicable Lending Office) of or under any Governmental Requirement applicable to banks (whether or not having the force of law) by any Governmental Authority charged with the interpretation or administration thereof.

               "REQUIRED PAYMENT" shall have the meaning assigned such term in
Section 4.04.

               "RESERVE REQUIREMENT" shall mean, for any Interest Period for any Eurodollar Advances, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion Dollars against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks by reason of any Regulatory Change against

               (i) any category of liabilities which includes deposits by reference to which the Fixed Eurodollar Rate for Eurodollar Advances is to be determined as provided in the definition of "Fixed Eurodollar Rate" in this Section 1.02 or

               (ii) any category of extensions of credit or other assets which include a Eurodollar Advances.

               "RESIN JOINT VENTURES" shall mean one or more joint ventures between the Borrower and any other Person, other than the URC Venture, providing for the manufacture and sale of APAO and/or FPO outside of the U.S. and Canada.

               "RESIN VENTURE INVESTMENT" shall mean an Investment by the Borrower and its Restricted Subsidiaries in a Resin Joint Venture.

               "RESPONSIBLE OFFICER" shall mean, as to any Person, the Chief Executive Officer, the President or any Vice President of such Person and, with respect to financial matters, the term "Responsible Officer" shall include the Chief Financial Officer or the Controller of such Person. Unless otherwise specified, all references to a Responsible Officer herein shall mean a Responsible Officer of the Borrower.

               "RESTRICTED SUBSIDIARY" of a Person shall mean any direct or indirect Domestic Subsidiary of the Borrower that is not an Unrestricted Subsidiary, which Person shall not become a Restricted Subsidiary hereunder until all actions by and with respect to such Person described in Section 9.16 shall have occurred.

               "REVOLVING CREDIT LOANS" shall mean Loans made pursuant to
Section 2.01(a).

               "REVOLVING CREDIT NOTES" shall mean the promissory note or notes (whether one or more) of the Borrower described in Section 2.06 hereof and being in the form of Exhibit A-1 hereto.

               "SEC" shall mean the Securities and Exchange Commission or any successor Governmental Authority.

               "SECURITY INSTRUMENTS" shall mean the Letters of Credit, the Letter of Credit Agreements, the agreements or instruments described or referred to in Exhibit E, and any and all other agreements or instruments now or hereafter executed and delivered by the Borrower or any other Person (other than participation or similar agreements between any Lender and any other lender or creditor with respect to any Indebtedness pursuant to this Agreement) in connection with, or as security for the payment or performance of the Notes, this Agreement, or reimbursement obligations under the Letters of Credit, as such agreements may be amended, supplemented or restated from time to time.

               "SENIOR UNSECURED NOTES" shall mean those certain unsecured
11 3/4% Senior Notes due 2004 in the aggregate principal amount of $175,000,000, issued by the Borrower pursuant to the Indenture dated as of November 29, 1994 and governing such notes.

               "SIGNIFICANT SUBSIDIARY" shall mean any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act.

               "SUBSIDIARY" shall mean any corporation of which at least a majority of the outstanding shares of stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by the Borrower and/or one or more of its Subsidiaries.

               "TAXES" shall have the meaning assigned such term in
Section 4.06(a).

               "TRANSFER" shall mean sell, assign, convey or otherwise transfer.

               "TYPE" shall mean, with respect to any Loan, a Base Rate Loan, a Eurodollar Advance or a Eurosterling Loan.

               "U.K. SUBSIDIARY" shall mean Rexene Corporation Limited.

               "UNRESTRICTED SUBSIDIARY" shall mean

               (i) each of the Subsidiaries of the Borrower in existence on the date of the Original Agreement which meets the tests set forth in clause (iii) of this definition,

               (ii) any Foreign Subsidiary presently existing or formed or acquired by the Borrower after the date of the Original Agreement,

               (iii) any Domestic Subsidiary of the Company which is designated by the Borrower as an Unrestricted Subsidiary (pursuant to procedures set forth below in clause (iii)(f)), but only to the extent that such Domestic Subsidiary complies with the following:

                    (a) is not party to any agreement, contract, arrangement or understanding with the Borrower or any Restricted Subsidiary of the Borrower unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Borrower or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Borrower except that this clause (a) need not apply with respect to any agreement, contract, arrangement or understanding between the Borrower and its Restricted Subsidiaries on the one side and any Unrestricted Subsidiary that is a "foreign sales corporation" (within the meaning of 26 U.S.C. Sections 921-927 or any successor sections);

                    (b) is a Person with respect to which neither the Borrower nor any of its Restricted Subsidiaries has any direct or indirect obligation to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results;

                    (c) has not guaranteed or otherwise directly or indirectly provided credit support for any Debt of the Borrower or any of its Restricted Subsidiaries;

                    (d) has at least one director on its board of directors that is not a director or executive officer of the Borrower or any of its Restricted Subsidiaries and has a least one executive officer that is not a director or executive officer of the Borrower or any of its Restricted Subsidiaries;

                    (e) is, at the time it becomes an Unrestricted Subsidiary, adequately capitalized in light of its business activities at such time; and

                    (f) (except for the existing Subsidiaries) is designated as an Unrestricted Subsidiary by the board of directors of the Borrower, which designation shall be evidenced to the Agent by filing with the Agent a certified copy of the board resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the foregoing conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Agreement and any Debt of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Borrower as of such date (and, if such Debt is not permitted to be incurred as of such date under the provisions of this Agreement, the Borrower shall be in default of such covenant unless such default shall have been cured within a period of 30 days thereafter). The board of directors of the Borrower may at any time designate any Domestic Subsidiary which is an Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED that such designation shall be deemed to be an incurrence of Debt by a Restricted Subsidiary of the Borrower of any outstanding Debt of such Unrestricted Subsidiary and such designation shall only be permitted if

               (i) such Debt is permitted under the provisions of this Agreement,

               (ii) no Default or Event of Default would be in existence following such designation, and

               (iii) such Domestic Subsidiary shall execute a written instrument of guaranty, unconditionally guaranteeing payment of and a Lien covering the assets of such Domestic Subsidiary securing all Indebtedness under this Agreement, the Notes and any other Loan Document.

               "URC VENTURE" shall mean URC.

               "URC VENTURE INVESTMENT" shall mean

               (i) all Investments by the Borrower in URC outstanding as of the date of the Original Agreement as reflected on Borrower's financial statements as of such date, plus

               (ii) all Investments made by the Borrower and its Restricted Subsidiaries in URC after the date of the Original Agreement; provided, however, that the aggregate amount of all such Investments made after the date of the Original Agreement (measured by the fair market value of the Investment as of the date made) shall not exceed the aggregate amount of the cash received after the date of the Original Agreement by the Borrower and its Restricted Subsidiaries as fees for the licensing of any intellectual property rights or other proprietary technology to URC and

               (iii) the amount of the Guaranty (as defined in the Joint Venture Modification Agreement dated as of (and as in effect on) February 25, 1992 between the Borrower and UBE Industries Inc.); provided that at no time shall the Guaranty made by the Borrower and its Restricted Subsidiaries

                    (A) be with recourse to the Borrower or any of its Subsidiaries or

                    (B) be secured by any Liens on the Property of the Borrower or any of its Subsidiaries (other than Liens permitted pursuant to clause (vi) of the definition of Excepted Liens); and provided further that the amount of the obligations guaranteed pursuant to such Guaranty shall be reduced by the amount of all Investments made to satisfy the Borrower's obligations under such Guaranty.

               "URC" shall mean Ube Rexene Corporation, a Japanese corporation.

               "U.S." shall mean the United States of America.

               "WHOLLY-OWNED SUBSIDIARY" shall mean, as to the Borrower, any Subsidiary of which all of the outstanding shares of stock having by the terms thereof ordinary voting power to elect the board of directors of such corporation, other than directors' qualifying shares, are owned or controlled by the Borrower or one or more of the Wholly-Owned Subsidiaries or by the Borrower and one or more of the Wholly-Owned Subsidiaries.

      Section 1.03 ACCOUNTING TERMS AND DETERMINATIONS. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Agent or the Lenders hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent with the audited financial statements of the Borrower referred to in Section 7.02 (except for changes concurred with by the Borrower's independent public accountants).

                                   ARTICLE II

                                   COMMITMENTS

      Section 2.01  LOANS AND LETTERS OF CREDIT.

               (a) REVOLVING CREDIT LOANS. Each Lender severally agrees, on the terms of this Agreement, to make Revolving Credit Loans to the Borrower during the period from and including

                    (i)   the Closing Date or

                    (ii) such later date that such Lender becomes a party to this Agreement as provided in Section 12.06(b), to and up to, but excluding, the Final Maturity Date in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of such Lender's Commitment as then in effect; PROVIDED, HOWEVER, that the aggregate principal amount of the Revolving Credit Loans by all Lenders hereunder at any one time outstanding together with the LC Exposure and the Eurosterling Exposure shall not exceed the Aggregate Commitments. Subject to the terms of this Agreement, during the period from the Closing Date to and up to, but excluding, the Final Maturity Date, the Borrower may borrow, repay and reborrow the amount described in this Section 2.01(a).

               (b)  LETTERS OF CREDIT.

                    (i) During the period from and including the Closing Date to but excluding the Final Maturity Date, each Issuer, as issuing bank for the Lenders, agrees to extend credit for the account of the Borrower or any Restricted Subsidiary and the Borrower at any time and from time to time by issuing, renewing, extending or reissuing Letters of Credit; provided however, the LC Exposure at any one time outstanding shall not exceed the lesser of

                          (A)  the LC Commitment or

                          (B) the Aggregate Commitments, as then in effect, minus the aggregate principal amount of all Revolving Credit Loans then outstanding and the Eurosterling Exposure. The Lenders shall participate in such Letters of Credit according to their respective Percentage Shares.

                    (ii) The Lenders shall have the obligation, notwithstanding any Event of Default (but subject to each Lender's respective Commitment), to make advances under their respective Revolving Credit Note to fund their respective Percentage Shares of any Letter of Credit.

               (c) EUROSTERLING LOANS. Each Lender severally agrees, on the terms of this Agreement, to make Eurosterling Loans to the Borrower during the period from and including:

                    (i)   the Closing Date or

                    (ii) such later date that such Lender becomes a party to this Agreement as provided in Section 12.06 (b), up to, but excluding the Final Maturity Date in an aggregate Dollar Equivalent principal amount at any one time outstanding not to exceed the amount of such Lender's Eurosterling Commitment as then in effect; PROVIDED, HOWEVER, that on the date of making of any Eurosterling Loan the Eurosterling Exposure shall not exceed the Eurosterling Commitment, and further provided that at no time shall the aggregate principal amount of the Revolving Credit Loans by all Lenders hereunder at any one time outstanding together with the LC Exposure and the Eurosterling Exposure exceed the Aggregate Commitment. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow the amount described in this Section 2.01(c).

               (d) LIMITATION ON TYPES OF LOANS. Subject to the other terms and provisions of this Agreement, at the option of the Borrower, the Loans may be Base Rate Loans, Eurodollar Advances or Eurosterling Loans; provided that, without the prior written consent of the Majority Lenders, no more than ten (10) Eurodollar Advances and five (5) Eurosterling Loans may be outstanding at any time.

      Section 2.02  BORROWINGS, CONTINUATIONS, CONVERSIONS AND LETTERS OF
CREDIT.

               (a) BORROWINGS. The Borrower shall give the Agent (which shall promptly notify the Lenders) advance notice as hereinafter provided of each borrowing hereunder, which shall specify the aggregate amount of such borrowing, the Type and the date (which shall be a Business Day) of the Loans to be borrowed and (in the case of Eurodollar Advances and Eurosterling Loans) the duration of the Interest Period therefor.

               (b) MINIMUM AMOUNTS. All Base Rate Loan borrowings shall be in amounts of at least $1,000,000 or the remaining balance of the Aggregate Commitments, if less, or any whole multiple of $500,000 in excess thereof, all

     Eurodollar Advances shall be in amounts of at least $5,000,000 or any whole multiple of $1,000,000 in excess thereof and all Eurosterling Loans shall be in amounts of at least the Dollar Equivalent of $5,000,000 or any whole multiple of the Dollar Equivalent of $1,000,000 in excess thereof.

               (c) NOTICES. All borrowings, continuations and conversions shall require advance written notice (including notice by telecopier as provided in Section 12.02) to the Agent (which shall promptly notify the Lenders) in the form of Exhibit B hereto (or telephonic notice promptly confirmed by such a written notice), which in each case shall be irrevocable, from the Borrower to be received by the Agent not later than 11:00 a.m. New York, New York time at least one (1) Business Day prior to the date of each Base Rate Loan borrowing (except for Base Rate Loan borrowings on the Notes which are requested in order to fund Letters of Credit, which borrowings may be requested not later than 12:00 noon at least one (1) Business Day prior to such Base Rate Loan borrowings), three
     (3) Business Days prior to the date of each Eurodollar Advances borrowing, continuation or conversion and three (3) Business Days prior to the date of each Eurosterling Loan borrowing or continuation. Without in any way limiting the Borrower's obligation to confirm in writing any telephonic notice, the Agent may act without liability upon the basis of telephonic notice believed by the Agent in good faith to be from the Borrower prior to receipt of written confirmation. In each such case, the Borrower hereby waives the right to dispute the Agent's record of the terms of such telephonic notice except in the case of gross negligence or willful misconduct by the Agent. Agent agrees to give Borrower notice as soon as practicable of all drawings on Letters of Credit, in order to permit Borrower to request a Base Rate Loan borrowing as set forth in this Section 2.02(c).

               (d) CONTINUATION OPTIONS. Subject to the provisions made in this Section 2.02(d), the Borrower may elect to continue all or any part of any Eurodollar Advances or Eurosterling Loans beyond the expiration of the then current Interest Period relating thereto by giving advance notice as provided in Section 2.02(c) to the Agent (which shall promptly notify the Lenders) of such election, specifying the amount of such Loan to be continued and the Interest Period therefor. In the absence of such a timely and proper election, (i) the Borrower shall be deemed to have elected to convert such Eurodollar Advances to a Base Rate Loan pursuant to
     Section 2.02(e), and (ii) the Borrower shall be deemed to have elected to continue the Eurosterling Loan for the same amount and Interest Period as the present expiring Eurosterling Loan. All or any part of any Eurodollar Advances may be continued as provided herein, provided that

                    (i) any continuation of any such Loan shall be (as to each Loan as continued for an applicable Interest Period) in amounts of at least $5,000,000 or any whole multiple of $1,000,000 in excess thereof and

                    (ii) no Default shall have occurred and be continuing. If a Default shall have occurred and be continuing, each Eurodollar Advances shall be converted to a Base Rate Loan on the last day of the Interest Period applicable thereto.

     All or any part of any Eurosterling Loan may be continued as provided herein, provided that any continuation of any such Eurosterling Loan shall be (as to each Loan as continued for an applicable Interest Period) in amounts of at least the Dollar Equivalent of $5,000,000 or any whole multiple of the Dollar Equivalent of $1,000,000 in excess thereof.

               (e) CONVERSION OPTIONS. The Borrower may elect to convert all or any part of any Eurodollar Advances on the last day of the then current Interest Period relating thereto to a Base Rate Loan by giving advance notice to the Agent (which shall promptly notify the Lenders) of such election. Subject to the provisions made in this Section 2.02(e), the Borrower may elect to convert all or any part of any Base Rate Loan at any time and from time to time to a Eurodollar Advance by giving advance notice as provided in Section 2.02(c) to the Agent (which shall promptly notify the Lenders) of such election. All or any part of any outstanding Loan may be converted as provided herein, provided that

                    (i) any conversion of any Base Rate Loan into a Eurodollar Advance shall be (as to each such Loan into which there is a conversion for an applicable Interest Period) in amounts of at least $5,000,000 or any whole multiple of $1,000,000 in excess thereof and

                    (ii) no Default shall have occurred and be continuing. If a Default shall have occurred and be continuing, no Base Rate Loan may be converted into a Eurodollar Advances.

               (f) ADVANCES. Not later than 11:00 a.m. New York, New York time on the date specified for each borrowing hereunder, each Lender shall make available the amount of the Loans to be made by it on such date to the Agent, to an account which the Agent shall specify, in immediately available funds, for the account of the Borrower. The amounts so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower by transferring the same, in immediately available funds, to an account of the Borrower, designated by the Borrower and maintained with the Agent at the Principal Office, in the case of

     Base Rate Loans and Eurodollar Advances, or at the Eurosterling Lending Office in the case of Eurosterling Loans.

               (g) LETTERS OF CREDIT. The Borrower shall give the Agent (which shall promptly notify the Lenders of such request and their Percentage Share of such Letter of Credit) advance notice to be received by the Agent not later than 11:00 a.m. New York, New York time not less than three (3) Business Days prior thereto of each request for the issuance and at least ten (10) Business Days prior to the date of the renewal or extension of a Letter of Credit hereunder which request shall specify

                    (i)   the amount of such Letter of Credit,

                    (ii) the date (which shall be a Business Day) such Letter of Credit is to be issued, renewed or extended,

                    (iii) the duration thereof,

                    (iv)  the name and address of the beneficiary thereof,

                    (v)   the form of the Letter of Credit,

                    (vi)  the name of the Issuer thereof, and

                    (vii) such other information as the Agent may reasonably request, all of which shall be reasonably satisfactory to the Agent. Subject to the terms and conditions of this Agreement, on the date specified for the issuance, renewal or extension of a Letter of Credit, the Issuer shall issue such Letter of Credit to the beneficiary thereof.

               In conjunction with the issuance of each Letter of Credit, the Borrower and the Restricted Subsidiary, if the account party, shall execute a Letter of Credit Agreement. In the event of any conflict between any provision of a Letter of Credit Agreement and this Agreement, the Borrower, the Agent and the Lenders hereby agree that the provisions of this Agreement shall govern.

               The Issuer will send to the Borrower and each Lender, immediately upon issuance of any Letter of Credit, or an amendment thereto, a true and complete copy of such Letter of Credit, or such amendment thereto.

      Section 2.03  CHANGES OF COMMITMENTS.

               (a) The Aggregate Commitments shall at all times be equal to the Aggregate Maximum Credit Amount after adjustments resulting from reductions pursuant to Section 2.03(b) hereof.

               (b) The Borrower shall have the right to terminate or to reduce the amount of the Aggregate Maximum Credit Amount at any time or from time to time upon not less than three (3) Business Days' prior notice to the Agent (which shall promptly notify the Lenders) of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction (which shall not be less than $5,000,000 or any whole multiple of $1,000,000 in excess thereof) and shall be irrevocable and effective only upon receipt by the Agent.

               (c) The Aggregate Maximum Credit Amount once terminated or reduced may not be reinstated.

      Section 2.04  FEES.

               (a) For the first twelve-month period following the Closing Date, the Borrower shall pay to the Agent for the account of each Lender a commitment fee on the daily average unadvanced portion of the Aggregate Commitments (based on the Dollar Equivalent at such Quarterly Date) minus the LC Exposure at a rate per annum equal to one-half of one percent (1/2 of 1%). Thereafter, for the period up to but excluding the earlier of the date the Aggregate Commitments are terminated or the Final Maturity Date, the commitment fee will be determined quarterly based on the ratio at the end of each quarter of consolidated Debt of the Borrower and its Consolidated Subsidiaries (plus the amount reflected in the accounting records of the Borrower and its Consolidated Subsidiaries at the end of each quarter as the proceeds received from the sale of accounts receivable under the asset securitization program permitted under Section 9.11 hereof) to Adjusted EBITDA on a trailing annualized two-quarter basis as follows (with changes in the commitment fee to occur 60 days after the applicable quarter end):

- -------------------------------------------------------------------------
- -------------------------------------------------------------------------
  CONSOLIDATED
DEBT TO ADJUSTED                   Not less than 1.5
  EBITDA RATIO     Less than 1.5       Less than 2.0    Not less than 2.0
- -------------------------------------------------------------------------
                   .25%            .375%                .50%
- -------------------------------------------------------------------------
- -------------------------------------------------------------------------


               Accrued commitment fees shall be payable on each Quarterly Date and on the date the Aggregate Commitments are terminated.

               (b) The Borrower agrees to pay to the Agent for the Issuers and the Lenders a fee for each Letter of Credit in an amount equal to the LC Commission Rate on the daily average outstanding amount of the maximum liability existing from time to time under such Letter of Credit. In each such case, the Issuer shall receive for its own account a portion of said fee equal to one eighth of one percent (1/8%) per annum of the maximum liability and the remaining portion of said fee shall be distributed to the Lenders (including the Issuer as a Lender) in accordance with their respective Percentage Share. Each Letter of Credit shall be deemed to be outstanding up to the full face amount of the Letter of Credit until the Issuer has received

                    (i) the cancelled Letter of Credit or a written cancellation of the Letter of Credit from the beneficiary of such Letter of Credit in form and substance acceptable to the Issuer or

                    (ii) for any reductions in the amount of the Letter of Credit (other than from a drawing), written notification from the Borrower (and written acceptance of such reduction from the beneficiary, as applicable). Such fees are payable in advance at issuance of the Letter of Credit. Any refunds due Borrower on account of any early cancellations or reductions shall be paid to Borrower by the Lenders through the Agent within five (5) Business Days of such cancellation or reduction.

               (c) Upon each transfer of any Letter of Credit to a successor beneficiary in accordance with its terms, the Borrower shall pay the sum of $500 to the Issuer for its own account.

      Section 2.05 SEVERAL OBLIGATIONS. The obligations of the Lenders to fund their respective Percentage Share of the Loans or the Letters of Credit are several (and not joint or joint and several), and the failure of any Lender to make any Loan to be made by it or to provide funds for disbursements under Letters of Credit on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan or provide funds on such date (up to but not exceeding its Commitment).

      Section 2.06  NOTES.

               (a) The Revolving Credit Loans made by each Lender shall be evidenced by a single promissory note of the Borrower in substantially the form of Exhibit A-1 hereto, dated

                    (i)   the Closing Date or

                    (ii)  the effective date of an Assignment pursuant to
     Section 12.06(b), payable to the order of such Lender in a principal amount equal to its Maximum Credit Amount as originally in effect and otherwise duly completed.

               (b) The Eurosterling Loans made by each Lender shall be evidenced by a single promissory note of the Borrower in substantially the form of Exhibit A-2 hereof, dated

                    (i)   the Closing Date or

                    (ii)  the effective date of an Assignment pursuant to
     Section 12.06(b), payable to the order of such Lender in a principal amount equal to the Lender's Percentage Share of the Eurosterling Commitment as originally in effect and otherwise duly completed.

The date, amount, Type, interest rate and Interest Period of each Loan made by each Lender, and all payments made on account of the principal thereof, shall be recorded by such Lender on its books for its Notes, and, prior to any transfer, endorsed by such Lender on the schedule attached to such Notes or any continuation thereof. Such records shall be deemed conclusive absent manifest error.

      Section 2.07  PREPAYMENTS.

               (a) The Borrower may prepay the Base Rate Loans upon not less than one (1) Business Day prior notice to the Agent (which shall promptly notify the Lenders), which notice shall specify the prepayment date (which shall be a Business Day) and the amount of the prepayment (which shall be at least $2,000,000, or the remaining aggregate principal balance outstanding on the Notes) and shall be irrevocable and effective only upon receipt by the Agent. Any prepayment of a

     Eurodollar Advances or a Eurosterling Loan shall be made together with the payment of compensation pursuant to Section 5.05.

               (b) If, after giving effect to any termination or reduction of the Aggregate Maximum Credit Amount pursuant to Section 2.03(b), the outstanding aggregate principal amount of the Revolving Credit Loans plus the LC Exposure and the Eurosterling Exposure exceeds the Aggregate Maximum Credit Amount (in this subsection (b) such excess is referred to as the "Excess"), the Borrower shall

                    (i) prepay the Loans on the date of such termination or reduction in an aggregate principal amount equal to the Excess, together with interest on the principal amount paid accrued to the date of such prepayment and

                    (ii) if any portion of the Excess remains after prepaying all of the Loans, pay to the Agent on behalf of the Lenders an amount equal to such remaining portion of the Excess to be held as cash collateral as provided in Section 2.09(b) hereof.

               (c) Prepayments permitted or required under this Section 2.07 shall be without premium or penalty, except as required under Section 5.05 for prepayment of Eurodollar Advances and Eurosterling Loans. Any prepayments on the Revolving Credit Loans may be reborrowed subject to the then effective Aggregate Commitments and satisfaction of all applicable conditions precedent to borrowings thereunder. Any prepayments on the Eurosterling Loans may be reborrowed subject to the then effective Eurosterling Commitment and satisfaction of all applicable conditions precedent to borrowings thereunder.

      Section 2.08 ASSUMPTION OF RISKS. The Borrower assumes all risks of the acts or omissions of any beneficiary of any Letter of Credit or any transferee thereof with respect to its use of such Letter of Credit. Neither the Issuer nor its correspondents (except in the case of willful misconduct or bad faith on the part of the Issuer or the correspondents or any of their employees) shall be responsible for the validity, sufficiency or genuineness of certificates or other documents or any endorsements thereon, even if such certificates or other documents should in fact prove to be invalid, insufficient, fraudulent or forged; for errors, omissions, interruptions or delays in transmissions or delivery of any messages by mail, telex, or otherwise, whether or not they be in code; for errors in translation or for errors in interpretation of technical terms; the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. The Issuer and its correspondents may accept certificates or other documents that appear on their face to be in order, without responsibility for further investigation of any matter contained therein regardless of any notice or information to the contrary.

      Section 2.09  OBLIGATION TO REIMBURSE AND TO PREPAY.

               (a) If a disbursement by an Issuer is made under any Letter of Credit, the Borrower shall immediately pay to the Issuer upon notice to the Borrower of any such disbursement, the amount of each such disbursement made by the Issuer under the Letter of Credit (if such payment is not sooner effected as may be required under this Section 2.09, permitted under
     Section 2.01(b) or under other provisions of the Letter of Credit), together with interest on the amount disbursed from and including the date of disbursement until payment in full of such disbursed amount at a varying rate per annum equal to

                    (i) the then applicable interest rate for Base Rate Loans through the second Business Day after notice of such disbursement is received by the Borrower and

                    (ii) thereafter, the Post-Default Rate for Base Rate Loans (but in no event to exceed the Highest Lawful Rate) for the period from and including the Business Day following the date of such disbursement to and including the date of repayment in full of such disbursed amount. The obligations of the Borrower under this Agreement with respect to each Letter of Credit shall be absolute, unconditional and irrevocable and shall be paid or performed strictly in accordance with the terms of this Agreement under all circumstances whatsoever, including, without limitation, but only to the fullest extent permitted by applicable law, the following circumstances:

                          (i) any lack of validity or enforceability of this Agreement, any Letter of Credit or any of the Security Instruments;

                          (ii) any amendment or waiver of (including any default), or any consent to departure from this Agreement made or given in accordance with the terms of the Loan Agreement (except to the extent permitted by any amendment or waiver), any Letter of Credit or any of the Security Instruments;

                          (iii) the existence of any claim, set-off, defense or other rights which the Borrower may have at any time against the beneficiary of any Letter of Credit or any transferee of any Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Agent, any Lender or any other Person, whether in connection with this Agreement, any Letter of Credit, the Security Instruments, the transactions contemplated hereby or any unrelated transaction;

                          (iv) any statement, certificate, draft, notice or any other document presented under any Letter of Credit proves to have been forged, fraudulent, insufficient or invalid in any respect or any statement therein proves to have been untrue or inaccurate in any respect whatsoever;

                          (v) payment by the Issuer under any Letter of Credit against presentation of a draft or certificate which appears on its face to comply, but does not comply, with the terms of such Letter of Credit; and

                          (vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

               Notwithstanding anything in this Agreement to the contrary, the Borrower will not be liable for payment or performance that results from the gross negligence or willful misconduct of the Issuer, except

                    (i) where the Borrower or any Subsidiary actually recovers the proceeds for itself or the Issuer of any payment made by the Issuer in connection with such gross negligence or willful misconduct or

                    (ii) in cases where the Issuer makes payment to the named beneficiary of a Letter of Credit in accordance with the requirements of the Letter of Credit.

               (b) In the event of the occurrence of any Event of Default, a payment or prepayment pursuant to Sections 2.07(b) hereof or the maturity of the Notes, whether by acceleration or otherwise, an amount equal to the LC Exposure (or the Excess in the case of Sections 2.07(b)) shall be deemed to be forthwith due and owing by the Borrower to the Agent and the Lenders as of the date of any such occurrence; and the Borrower's obligation to pay such amount shall be absolute and unconditional, without regard to whether any beneficiary of any such Letter of Credit has attempted to draw down all or a portion of such amount under the terms of a Letter of Credit, and, to the fullest extent permitted by applicable law, shall not be subject to any defense or be affected by a right of set-off, counterclaim or recoupment which the Borrower may now or hereafter have against any such beneficiary, the Agent, the Lenders or any other Person for any reason whatsoever. Such payments shall be held by the Agent on behalf of the Lenders as cash collateral securing the LC Exposure. In the event of any such payment by the Borrower of amounts contingently owing under outstanding Letters of Credit and in the event that thereafter drafts or other demands for payment complying with the terms of such Letters of Credit are not made prior to the respective expiration dates thereof, the Agent agrees, if no Event of Default has occurred and is continuing or if no other amounts are outstanding under this Agreement, the Notes or the Security Instruments, to remit to the Borrower amounts for which the contingent obligations evidenced by the Letters of Credit have ceased.

               (c) Each Lender severally and unconditionally agrees that, notwithstanding the occurrence of an Event of Default, it shall promptly reimburse the Issuer an amount equal to such Lender's Percentage Share of any disbursement made by the Issuer under any Letter of Credit that is not reimbursed according to this Section 2.09 except in cases of gross negligence or willful misconduct of Issuer in paying such Letter of Credit.

      Section 2.10 LENDING OFFICES. The Loans of each Type made by each Lender shall be made and maintained at such Lender's Applicable Lending Office for Loans of such Type.


                                   ARTICLE III

                       PAYMENTS OF PRINCIPAL AND INTEREST

      Section 3.01 REPAYMENT OF LOANS. The Borrower will pay to the Agent at its Principal Office in the case of Base Rate Loans and Eurodollar Advances, or at its Eurosterling Lending Office in the case of Eurosterling Loans, for the account of each Lender, the principal payments required by this Section 3.01.
On the Final Maturity Date, the Borrower shall repay the outstanding aggregate principal amount of the Notes. The currency for the principal payments shall be in the currency in which the related Loan was made. Except as otherwise provided for in this Agreement, the applicable currency for all other payments hereunder shall be Dollars.

      Section 3.02  INTEREST.

          (a) The Borrower will pay to the Agent at its Principal Office for account of each Lender, interest on the unpaid principal amount of each Loan made by such Lender for the period commencing on the date such Loan is made to but excluding the date such Loan shall be paid in full, at the following rates per annum (subject, however, to Section 12.14):

               (i) if such a Loan is a Base Rate Loan, the Base Rate (as in effect from time to time) plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate; and

               (ii) if such a Loan is a Eurodollar Advance, for each Interest Period relating thereto, the Fixed Rate for such Loan plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate.

          (b) The Borrower will pay to the Agent at its Eurosterling Lending Office for account of each Lender, interest on the unpaid principal amount of each Eurosterling Loan made by such Lender for the period commencing on the date such Eurosterling Loan is made to but excluding the date such Eurosterling Loan shall be paid in full, for each Interest Period relating thereto, at the Eurosterling Rate per annum for such Eurosterling Loan (subject, however, to Section 12.14) plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate.

Notwithstanding the foregoing, the Borrower will pay to the Agent at its Principal Office, in the case of Base Rate Loans and Eurodollar Advances, or at its Eurosterling Lending Office in the case of Eurosterling Loans, for the account of each Lender, interest at the applicable Post-Default Rate on any principal of any Loan made by such Lender, and (to the fullest extent permitted by law) on any other amount payable by the Borrower hereunder or under any Notes held by such Lender to or for account of such Lender, which shall not be paid in full when due (whether at stated maturity, by acceleration or otherwise), for the period commencing on the due date thereof until the same is paid in full.

               Accrued interest on Base Rate Loans shall be payable on each Quarterly Date commencing on June 30, 1996, and accrued interest on each Eurodollar Advances and Eurosterling Loan shall be payable on the last day of the Interest Period therefor and, if such Interest Period is longer than three months at three-month intervals following the first day of such Interest Period, except that interest payable at the Post-Default Rate shall be payable from time to time on demand and interest on any Eurodollar Advances that is converted into a Base Rate Loan (pursuant to Section 5.04) shall be payable on the date of conversion (but only to the extent so converted). The currency for the interest payments shall be in the currency in which the related Loan was made.

               Promptly after the determination of any interest rate provided for herein or any change therein, the Agent shall notify the Lenders to which such interest is payable and the Borrower thereof. Each determination by the Agent of an interest rate or fee hereunder shall, except in cases of manifest error, be final, conclusive and binding on the parties.

               If any sum due from the Borrower under this Agreement or any order or judgment given in relation hereto has to be converted from the currency (the "first currency") in which the same is payable hereunder or under such order or judgment into another currency (the "second currency") for the purpose of (i) making or filing a claim or proof against the Borrower with any governmental authority or in any court or tribunal or (ii) enforcing any order or judgment given in relation hereto, the Borrower shall indemnify each of the Persons to whom such sum is due against any loss actually suffered as a result of any discrepancy between (a) the rate of exchange used when restating the amount in question from the first currency into the second currency and (b) the rate or rates of exchange at which such Person, acting in good faith in a commercially reasonable manner, purchased the first currency with the second currency after receipt of a sum paid to it in the second currency in satisfaction, in whole or in part, of any such order, judgment, claim or proof. The foregoing indemnity shall constitute a separate obligation of the Borrower distinct from its other obligations hereunder and shall survive the giving or making of any judgment or order in relation to all or any of such other obligations.


                                   ARTICLE IV

                PAYMENTS; PRO RATA TREATMENT; COMPUTATIONS; ETC.

      Section 4.01 PAYMENTS. Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrower under this Agreement, the Notes and the Letters of Credit shall be made in Dollars, in immediately available funds, to the Agent at its Principal Office in such accounts as the Agent shall specify by notice to the Borrower from time to time, not later than 11:00 a.m. New York, New York time on the date on which such payments shall become due (except with respect to payments of principal, interest and other amounts to be made by the Borrower under the Eurosterling Note and in connection with the Eurosterling Loans which shall be payable in Eurosterling at the Agent's Eurosterling Lending Office in such accounts as the Agent shall specify by notice from time to time, not later than 11:00 a.m. New York time on the date on which such payments shall become due) (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). Such payments shall be made without (to the fullest extent permitted by applicable law) defense, set-off or counterclaim. Each payment to be made to the Agent under this Agreement or any Note for account of a Lender shall be paid promptly to such Lender in immediately available funds. In the case of Eurosterling Loans, the Agent shall distribute such payments to each Lender at its Eurosterling Lending Office in like funds as received. If the due date of any payment under this Agreement or any Note would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day and interest shall be payable for any principal so extended for the period of such extension. At the time of each payment to the Agent of any principal of or interest on any borrowing, the Borrower shall notify the Agent of the Loans to which such payment shall apply. In the absence of such notice the Agent may specify the Loans to which such payment shall apply, but to the extent possible such payment or prepayment will be applied first to the Loans comprised of Base
Rate Loans.

      Section 4.02 PRO RATA TREATMENT. Except to the extent otherwise provided herein each Lender agrees that:

               (a) each borrowing from the Lenders under Section 2.01 shall be made from the Lenders pro rata in accordance with their Percentage Share, each payment of commitment fee or other fees under Sections 2.04(a) and (b) shall be made for account of the Lenders pro rata in accordance with their Percentage Share, and each termination or reduction of the amount of the Aggregate Maximum Credit Amount under Section 2.03(b) shall be applied to the Commitment of each Lender, pro rata according to the amounts of its respective Commitment;

               (b) each payment of principal of Loans by the Borrower shall be made for account of the Lenders pro rata in accordance with the respective unpaid principal amount of the Loans held by the Lenders; and

               (c) each payment of interest on Loans by the Borrower shall be made for account of the Lenders pro rata in accordance with the amounts of interest due and payable to the respective Lenders; and

               (d) each reimbursement by the Borrower of disbursements under Letters of Credit shall be made for account of the Lenders pro rata in accordance with the amounts of reimbursement obligations due and payable to each respective Lender.

      Section 4.03 COMPUTATIONS. Interest on Eurodollar Advances, Eurosterling Loans and fees shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which such interest is payable, unless such calculation would exceed the Highest Lawful Rate, in which case interest shall be calculated on the per annum basis of a year of 365 or 366 days, as the case may be. Interest on Base Rate Loans shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) occurring in the period for which such interest is payable.

      Section 4.04 NON-RECEIPT OF FUNDS BY THE AGENT. Unless the Agent shall have been notified (which notice shall be effective upon receipt) by a Lender or the Borrower prior to the date on which such notifying party is scheduled to make payment to the Agent (such payment being herein called the "REQUIRED PAYMENT") of

               (a) in the case of a Lender, the proceeds of a Loan or a payment under a Letter of Credit to be made by it hereunder or

               (b) in the case of the Borrower, a payment to the Agent for account of one or more of the Lenders hereunder, that it does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date and, if such Lender or the Borrower (as the case may be) has not in fact made the Required Payment to the Agent or fails to make such Required Payment on the date when due,

                    (i) the recipient(s) of such payment (to the extent payment is not made pursuant to clause (ii) below) shall, on demand, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until but excluding the date the Agent recovers such amount at a rate per annum which, for any Lender as recipient, will be equal to the Federal Funds Rate, and for the Borrower as recipient, will be equal to the Base Rate plus the Applicable Margin and

                    (ii) the Lender failing to advance proceeds of a Loan or a payment under a Letter of Credit shall pay to the Agent customary fees plus interest on such proceeds and payments for each day on which such proceeds and/or payments are not made equal to the Federal Funds Rate for the first two (2) such days and at the Base Rate for each such day thereafter until such advances are made or returned to the Agent.

      Section 4.05  SET-OFF, SHARING OF PAYMENTS, ETC.

               (a) The Borrower agrees that, in addition to (and without limitation of) any right of set-off, bankers' lien or counterclaim a Lender may otherwise have, each Lender shall have the right and be entitled (after consultation with the Agent), at its option, to offset balances held by it or by any of its Affiliates for account of the Borrower or any Restricted Subsidiary at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Lender's Loans, or any other amount payable to such Lender hereunder, which is not paid when due (regardless of whether such balances are then due to the Borrower), in which case it shall promptly notify the Borrower and the Agent thereof, provided that such Lender's failure to give such notice shall not affect the validity thereof.

               (b) If any Lender shall obtain payment of any principal of or interest on any Loan made by it to the Borrower under this Agreement (or reimbursement as to any Letter of Credit, through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise, and, as a result of such payment, such Lender shall have received a greater percentage of the principal or interest (or reimbursement) then due hereunder by the Borrower to such Lender than the percentage received by any other Lenders, it shall promptly

                    (i)   notify the Agent and each other Lender thereof and

                    (ii) purchase from such other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans (or participations in Letters of Credit) made by such other Lenders (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such excess payment (net of any expenses which may be incurred by such Lender in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal and/or interest on the Loans held by each of the Lenders (or reimbursements of Letters of Credit). To such end, all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Borrower agrees that any Lender so purchasing a participation (or direct interest) in the Loans made by other Lenders (or in interest due thereon or reimbursement for Letters of Credit, as the case may be) may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans or Letters of Credit in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set-off to which this Section 4.05 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 4.05 to share the benefits of any recovery on such secured claim.

      Section 4.06  TAXES.

               (a) PAYMENTS FREE AND CLEAR. Any and all payments by the Borrower hereunder shall be made, in accordance with Section 4.01, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto resulting from a Regulatory Change, EXCLUDING, in the case of each Lender and the Agent, taxes imposed on its income, and franchise or similar taxes imposed on it, by

                    (i) any jurisdiction (or political subdivision thereof) of which the Agent or such Lender, as the case may be, is a citizen or resident or in which such Lender has an Applicable Lending Office,

                    (ii) the jurisdiction (or any political subdivision thereof) in which the Agent or such Lender is organized, or

                    (iii) any jurisdiction (or political subdivision thereof) in which such Lender or the Agent is doing business which taxes are imposed solely as a result of doing business in such jurisdiction (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "TAXES").

     If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Lenders or the Agent

                          (i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.06) such Lender or the Agent (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made,

                          (ii)  the Borrower shall make such deductions and

                          (iii) the Borrower shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law.

               (b) OTHER TAXES. In addition, to the fullest extent permitted by applicable law, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, any Assignment or any other Security Instrument (hereinafter referred to as "OTHER TAXES").

               (C) INDEMNIFICATION. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER WILL INDEMNIFY EACH LENDER AND THE AGENT FOR THE FULL AMOUNT OF TAXES AND OTHER TAXES (INCLUDING, BUT NOT LIMITED TO, ANY TAXES OR OTHER TAXES IMPOSED BY ANY GOVERNMENTAL AUTHORITY ON AMOUNTS PAYABLE UNDER THIS SECTION 4.06) PAID BY SUCH LENDER OR THE AGENT (ON THEIR BEHALF OR ON BEHALF OF ANY LENDER), AS THE CASE MAY BE, AND ANY LIABILITY (INCLUDING PENALTIES, INTEREST AND EXPENSES) ARISING THEREFROM OR WITH RESPECT THERETO, WHETHER OR NOT SUCH TAXES OR OTHER TAXES WERE CORRECTLY OR LEGALLY ASSERTED UNLESS THE PAYMENT OF SUCH TAXES WAS NOT CORRECTLY OR LEGALLY ASSERTED AND SUCH LENDER'S PAYMENT OF SUCH TAXES OR OTHER TAXES WAS THE RESULT OF ITS GROSS NEGLIGENCE OR WILFUL MISCONDUCT. ANY PAYMENT PURSUANT TO SUCH INDEMNIFICATION SHALL BE MADE WITHIN THIRTY (30) DAYS AFTER THE DATE ANY LENDER OR THE AGENT, AS THE CASE MAY BE, MAKES WRITTEN DEMAND THEREFOR. IF ANY LENDER OR THE AGENT RECEIVES A REFUND OR CREDIT IN RESPECT OF ANY TAXES OR OTHER TAXES FOR WHICH SUCH LENDER OR THE AGENT HAS RECEIVED PAYMENT FROM THE BORROWER HEREUNDER IT SHALL PROMPTLY NOTIFY THE BORROWER OF SUCH REFUND OR CREDIT AND SHALL, IF NO DEFAULT HAS OCCURRED AND IS CONTINUING, WITHIN THIRTY (30) DAYS AFTER RECEIPT OF A REQUEST BY THE BORROWER (OR PROMPTLY UPON RECEIPT, IF THE BORROWER HAS REQUESTED APPLICATION FOR SUCH REFUND OR CREDIT PURSUANT HERETO), PAY AN AMOUNT EQUAL TO SUCH REFUND OR CREDIT TO THE BORROWER WITHOUT INTEREST (BUT WITH ANY INTEREST SO REFUNDED OR CREDITED), PROVIDED THAT THE BORROWER, UPON THE REQUEST OF SUCH LENDER OR THE AGENT, AGREES TO RETURN SUCH REFUND OR CREDIT (PLUS PENALTIES, INTEREST OR OTHER CHARGES) TO SUCH LENDER OR THE AGENT IN THE EVENT SUCH LENDER OR THE AGENT IS REQUIRED TO REPAY SUCH REFUND OR CREDIT.

               (d)  LENDER REPRESENTATIONS.

                    (i)   Each Lender represents that it is either

                          (i) a corporation organized under the laws of the United States of America or any state thereof or

                          (ii) entitled to complete exemption from United States withholding tax imposed on or with respect to any payments, including fees, to be made to it pursuant to this Agreement

                                (A)  under an applicable provision of a tax
     convention to which the United States of America is a party or

                                (B)  because it is acting through a branch,
     agency or office in the United States of America

     and any payment to be received by it hereunder is effectively connected with a trade or business in the United States of America. Each Lender that is not a corporation organized under the laws of the United States of America or any state thereof agrees to provide to the Borrower and the Agent on the Closing Date, or on the date of its delivery of the Assignment pursuant to which it becomes a Lender, and at such other times as required by United States law or as the Borrower or the Agent shall reasonably request, two accurate and complete original signed copies of either

                                (A)  Internal Revenue Service Form 4224 (or
     successor form) certifying that all payments to be made to it hereunder will be effectively connected to a United States trade or business (the "FORM 4224 CERTIFICATION") or

                                (B)  Internal Revenue Service Form 1001 (or
     successor form) certifying that it is entitled to the benefit of a provision of a tax convention to which the United States of America is a party which completely exempts from United States withholding tax all payments to be made to it hereunder (the "FORM 1001 CERTIFICATION").

     In addition, each Lender agrees that if it previously filed a Form 4224 Certification, it will deliver to the Borrower and the Agent a new Form 4224 Certification prior to the first payment date occurring in each of its subsequent taxable years; and if it previously filed a Form 1001 Certification, it will deliver to the Borrower and the Agent a new certification prior to the first payment date falling in the third year following the previous filing of such certification. Each Lender also agrees to deliver to the Borrower and the Agent such other or supplemental forms as may at any time be required as a result of changes in applicable law or regulation in order to confirm or maintain in effect its entitlement to exemption from United States withholding tax on any payments hereunder, PROVIDED that the circumstances of such Lender at the relevant time and applicable laws permit it to do so. If a Lender determines, as a result of any change in either

                          (i)   a Governmental Requirement or

                          (ii)  its circumstances,

     that it is unable to submit any form or certificate that it is obligated to submit pursuant to this Section 4.06, or that it is required to withdraw or cancel any such form or certificate previously submitted, it shall promptly notify the Borrower and the Agent of such fact. If a Lender is organized under the laws of a jurisdiction outside the United States of America, unless the Borrower and the Agent have received a Form 1001 Certification or Form 4224 Certification satisfactory to them indicating that all payments to be made to such Lender hereunder are not subject to United States withholding tax, the Borrower shall withhold taxes from such payments at the applicable statutory rate. Each Lender agrees to indemnify and hold harmless the Borrower or Agent, as applicable, from any United States taxes, penalties, interest and other expenses, costs and losses incurred or payable by

                          (i) the Agent as a result of such Lender's failure to submit any form or certificate that it is required to provide pursuant to this Section 4.06 or

                          (ii) the Borrower or the Agent as a result of their reliance on any such form or certificate which such Lender has provided to them pursuant to this Section 4.06.

                    (ii) For any period with respect to which a Lender has failed to provide the Borrower with the form required pursuant to this
     Section 4.06, if any, (other than if such failure is due to a change in a Governmental Requirement occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under Section 4.06 with respect to taxes imposed by the United States which taxes would not have been imposed but for such failure to provide such forms; PROVIDED, HOWEVER, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax becomes subject to taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such taxes.

                    (iii) Any Lender claiming any additional amounts payable pursuant to this Section 4.06 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Borrower or the Agent or to change the jurisdiction of its Applicable Lending Office or to contest any tax imposed if the making of such a filing or change or contesting such tax would avoid the need for or reduce the amount of any such additional amounts that may thereafter accrue and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.

                    (iv) Each Lender hereby represents that it will acquire its Note for its own account in the ordinary course of its commercial lending business; however, the disposition of such Lender's property shall at all times be and remain within its control and, in particular and without limitation, such Lender may, subject to the provisions of Section
     12.06 and any other applicable provisions of this Agreement, sell or otherwise transfer its Note, any participation interest or any interest in its Note, or any of its other rights and obligations under the Loan Documents.


                                    ARTICLE V

                                CAPITAL ADEQUACY

      Section 5.01  EURODOLLAR AND EUROSTERLING LOAN REGULATIONS, ETC..

               (a) EURODOLLAR AND EUROSTERLING LOAN REGULATIONS, ETC. The Borrower shall pay directly to each Lender from time to time such amounts as such Lender may determine to be necessary to compensate such Lender for any costs which it determines are attributable to its making or maintaining of any Eurosterling Loans, Eurodollar Advances or issuing or participating in Letters of Credit hereunder or its obligation to make any Eurosterling Loans, Eurodollar Advances or issue or participate in any Letters of Credit hereunder, or any reduction in any amount receivable by such Lender hereunder in respect of any of such Eurosterling Loans, Eurodollar Advances, Letters of Credit or such obligation (such increases in costs and reductions in amounts receivable being herein called "ADDITIONAL COSTS"), resulting from any Regulatory Change which:

                    (i) changes the basis of taxation of any amounts payable to such Lender under this Agreement or any Note in respect of any of such Eurosterling Loans, Eurodollar Advances or Letters of Credit (other than taxes imposed on the overall net income of such Lender or of its Applicable Lending Office for any of such Eurosterling Loans, Eurodollar Advances by the jurisdiction in which such Lender has its principal office or Applicable Lending Office); or

                    (ii) imposes or modifies any reserve, special deposit, minimum capital, capital ratio or similar requirements (other than the Reserve Requirement utilized in the determination of the Fixed Rate for such Loan) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of such Lender (including any of such Eurodollar Advances or any deposits referred to in the definition of "Fixed Eurodollar Rate" in Section 1.02 hereof and any of such Eurosterling Loans), or the Commitment of such Lender, the Eurodollar interbank market or the London interbank market; or

                    (iii) imposes any other condition affecting this Agreement or any Note (or any of such extensions of credit or liabilities) or such Lender's Commitment.

     Each Lender will notify the Agent and the Borrower of any event occurring after the Closing Date which will entitle such Lender to compensation pursuant to this Section 5.01(a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation, and will designate a different Applicable Lending Office for the Loans of such Lender affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Lender, be disadvantageous to such Lender, provided that such Lender shall have no obligation to so designate an Applicable Lending Office located in the United States. If any Lender requests compensation from the Borrower under this Section 5.01(a), the Borrower may, by notice to such Lender, suspend the obligation of such Lender to make additional Loans of the Type with respect to which such compensation is requested until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 5.04 shall be applicable).

               (b) REGULATORY CHANGE. Without limiting the effect of the provisions of Section 5.01(a), in the event that, by reason of any Regulatory Change or any other circumstances arising after the Closing Date affecting such Lender, the Eurodollar interbank market, the London interbank market or such Lender's position in such market, any Lender either

                    (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender which includes deposits by reference to which the interest rate on Eurodollar Advances or Eurosterling Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender which includes Eurodollar Advances or Eurosterling Loans or

                    (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Lender so elects by notice to the Borrower, the obligation of such Lender to make additional Eurodollar Advances or Eurosterling Loans shall be suspended until such Regulatory Change or other circumstances ceases to be in effect (in which case the provisions of Section 5.04 shall be applicable).

               (c) CAPITAL ADEQUACY. Without limiting the effect of the foregoing provisions of this Section 5.01 (but without duplication), the Borrower shall pay directly to any Lender from time to time on request such amounts as such Lender may reasonably determine to be necessary to compensate such Lender or its parent or holding company for any costs which it determines are attributable to the maintenance by such Lender or its parent or holding company (or any Applicable Lending Office), pursuant to any Governmental Requirement following any Regulatory Change, of capital in respect of its Commitment, its Note, its Loans or any interest held by it in any Letter of Credit, such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Lender or its parent or holding company (or any Applicable Lending Office) to a level below that which such Lender or its parent or holding company (or any Applicable Lending Office) could have achieved but for such Governmental Requirement. Such Lender will notify the Borrower that it is entitled to compensation pursuant to this Section 5.01(c) as promptly as practicable after it determines to request such compensation.

               (d) COMPENSATION PROCEDURE. Any Lender notifying the Borrower of the incurrence of additional costs under this Section 5.01 shall in such notice to the Borrower and the Agent set forth in reasonable detail the basis and amount of its request for compensation. Determinations and allocations by each Lender for purposes of this Section 5.01 of the effect of any Regulatory Change pursuant to Section 5.01(a) or (b), or of the effect of capital maintained pursuant to Section 5.01(c), on its costs or rate of return of maintaining Loans or its obligation to make Loans or issue Letters of Credit, or on amounts receivable by it in respect of Loans or Letters of Credit, and of the amounts required to compensate such Lender under this Section 5.01, shall be conclusive and binding for all purposes, provided that such determinations and allocations are made on a reasonable basis. Any request for additional compensation under this Section 5.01 shall be paid by the Borrower within thirty (30) Business Days of the receipt by the Borrower of the notice described in this Section 5.01(d).

      Section 5.02 LIMITATION ON EURODOLLAR ADVANCES. (a) Anything herein to the contrary notwithstanding, if, on or prior to the determination of any Fixed Eurodollar Rate for any Interest Period:

               (i) the Agent determines (which determination shall be conclusive, absent manifest error) that quotations of interest rates for the relevant deposits referred to in the definition of "Fixed Eurodollar Rate" in Section 1.02 are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Eurodollar Advances as provided herein; or

               (ii) the Agent determines (which determination shall be conclusive, absent manifest error) that the relevant rates of interest referred to in the definition of "Fixed Eurodollar Rate" in Section 1.02 upon the basis of which the rate of interest for Eurodollar Advances for such Interest Period is to be determined are not sufficient to adequately cover the cost to the Lenders of making or maintaining Eurodollar Advances;

then the Agent shall give the Borrower prompt notice thereof, and so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Eurodollar Advances.

          (b) Anything herein to the contrary notwithstanding, if, on or prior to the determination of any Eurosterling Rate for any Interest Period:

               (i) the Agent determines (which determination shall be conclusive, absent manifest error) that quotations of interest rates for the relevant deposits referred to in the definition of "Eurosterling Rate" in Section 1.02 are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Eurosterling Loans as provided herein; or

               (ii) the Agent determines (which determination shall be conclusive, absent manifest error) that the relevant rates of interest referred to in the definition of "Eurosterling Rate" in Section 1.02 upon the basis of which the rate of interest for Eurosterling Loans for such Interest Period is to be determined are not sufficient to adequately cover the cost to the Lenders of making or maintaining Eurosterling Loans;

then the Agent shall give the Borrower prompt notice thereof, and so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Eurosterling Loans.

      Section 5.03 ILLEGALITY. Notwithstanding any other provision of this Agreement, (a) in the event that it becomes unlawful for any Lender or its Applicable Lending Office to honor its obligation to make or maintain Eurodollar Advances hereunder, then such Lender shall promptly notify the Borrower thereof and such Lender's obligation to make Eurodollar Advances shall be suspended until such time as such Lender may again make and maintain Eurodollar Advances (in which case the provisions of Section 5.04 shall be applicable); and (b) in the event that it becomes unlawful for any Lender or its Eurosterling Lending Office to honor its obligation to make or maintain Eurosterling Loans hereunder, then such Lender shall promptly notify the Borrower thereof and (i) such Lender's obligation to make Eurosterling Loans shall be suspended until such time as such Lender may again make and maintain Eurosterling Loans and (ii) such Lender's Eurosterling Loans outstanding, if any, shall be prepaid by the Borrower no later than the earlier of the latest date permitted by the relative law and the Final Maturity Date.

      Section 5.04 LOANS PURSUANT TO SECTIONS 5.01, 5.02 AND 5.03. (a) If the obligation of any Lender to make Eurodollar Advances shall be suspended pursuant to Sections 5.01, 5.02 or 5.03 ("AFFECTED EURODOLLAR LOANS"), all Affected Eurodollar Loans which would otherwise be made by such Lender shall be made instead as Base Rate Loans (and, if an event referred to in Section 5.01(b) or Section 5.03 has occurred and such Lender so requests by notice to the Borrower, all Affected Eurodollar Loans of such Lender then outstanding shall be automatically converted into Base Rate Loans on the date specified by such Lender in such notice) and, to the extent that Affected Eurodollar Loans are so made as (or converted into) Base Rate Loans, all payments of principal which would otherwise be applied to such Lender's Affected Eurodollar Loans shall be applied instead to its Base Rate Loans; and

          (b) if the obligation of any Lender to make Eurosterling Loans shall be suspended pursuant to Sections 5.01, 5.02 or 5.03 ("AFFECTED EUROSTERLING LOANS"), all Affected Eurosterling Loans outstanding, if any, shall be prepaid by the Borrower, except as permitted by Section 5.03(b), within thirty (30) Business Days of the receipt by Borrower of the notice described in Section 5.01.

      Section 5.05 COMPENSATION. The Borrower shall pay to each Lender within thirty (30) days of receipt of written request of such Lender (which request shall set forth, in reasonable detail, the basis for requesting such amounts and which shall be conclusive and binding for all purposes provided that such determinations are made on a reasonable basis), such amount or amounts as shall compensate it for any loss, cost, expense or liability which such Lender determines are attributable to:

               (a) (i) any payment, prepayment or conversion of a Eurodollar Advances properly made by such Lender or the Borrower for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 10.01) on a date other than the last day of the Interest Period for such Loan; or (ii) any payment or prepayment of a Eurosterling Loan made by the Borrower for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 10.01) on a date other than the last day of the Interest Period for such Eurosterling Loan; or

               (b) (i) any failure by the Borrower for any reason (including but not limited to, the failure of any of the conditions precedent specified in Article VI to be satisfied) to borrow, continue or convert Eurodollar Advances from such Lender on the date for such borrowing, continuation or conversion specified in the relevant notice given pursuant to Section 2.02(c); or (ii) any failure by the Borrower for any reason (including but not limited to, the failure of any of the conditions precedent specified in Article VI to be satisfied) to borrow or continue Eurosterling Loans from such Lender on the date for such borrowing or continuation specified in the relevant notice given pursuant to Section 2.02(c).

Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of

                    (i) the amount of interest which would have accrued on the principal amount so paid, prepaid or converted or not borrowed for the period from the date of such payment, prepayment or conversion or failure to borrow to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan which would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Loan provided for herein over

                    (ii) the interest component of the amount such Lender would have bid in the London interbank market for Dollar or Eurosterling deposits, as applicable, of leading banks in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by such Lender).

      Section 5.06  REPLACEMENT LENDERS.

               (a) If only one (1) Lender has notified the Borrower and the Agent of its incurring additional costs under Section 5.01 hereof or has required the Borrower to make payments for Taxes under Section 4.06 hereof or obtain appraisals pursuant to Section 8.10, then the Borrower may (subject to paragraph (b) of this Section 5.06), unless such Lender has notified the Borrower and the Agent that the circumstances giving rise to such notice no longer apply, terminate, in whole but not in part, the Commitment of such Lender (other than the Agent) (the "TERMINATED LENDER") at any time upon five (5) Business
     Days' prior written notice to the Terminated Lender and the Agent (such notice referred to herein as a "NOTICE OF TERMINATION"). The rights of the Borrower provided for in this Section 5.06(a) shall not apply if two
     (2) or more Lenders notify the Borrower and the Agent that each such Lender has incurred such additional costs or required the Borrower to pay such Taxes.

               (b) In order to effect the termination of the Commitment of the Terminated Lender, the Borrower shall:

                    (i) obtain an agreement with one or more Lenders to be the Issuer on any replacement Letter of Credit or increase their Commitment or Commitments and/or

                    (ii) request any one or more other banking institutions (satisfactory to the Agent and all Issuers) to become parties to this Agreement in place and instead of such Terminated Lender and agree to accept a Commitment or Commitments; PROVIDED, HOWEVER, that such one or more other banking institutions are reasonably acceptable to the Agent (and to the Issuers of the Letters of Credit) and become parties by executing an Assignment (the Lenders or other banking institutions that agree to accept in whole or in part the Commitment of the Terminated Lender being referred to herein as the "REPLACEMENT LENDERS"), such that the aggregate increased and/or accepted Commitments of the Replacement Lenders under clauses (i) and (ii) above equal the Commitment of the Terminated Lender.

               (c) The Notice of Termination shall include the name of the Terminated Lender, the date the termination will occur (the "TERMINATION DATE"), and the Replacement Lender or Replacement Lenders (or replacement Issuer) to which the Terminated Lender will assign its Commitment and, if there will be more than one Replacement Lender, the portion of the Terminated Lender's Commitment to be assigned to each Replacement Lender.

               (d)  On the Termination Date,

                    (i) the Terminated Lender shall by execution and delivery of an Assignment assign its Commitment to the Replacement Lender or Replacement Lenders (pro rata, if there is more than one Replacement Lender, in proportion to the portion of the Terminated Lender's Commitment to be assigned to each Replacement Lender) indicated in the Notice of Termination and shall assign to the Replacement

     Lender(s) each of its Loans (if any) then outstanding and participation interests in Letters of Credit (if any) then outstanding pro rata as aforesaid),

                    (ii) the Terminated Lender shall endorse its Note, payable without recourse, representation or warranty to the order of the Replacement Lender(s) (pro rata as aforesaid),

                    (iii) the Replacement Lender(s) shall purchase the Note held by the Terminated Lender (pro rata as aforesaid) at a price equal to the unpaid principal amount thereof plus interest and facility and other fees accrued and unpaid to the Termination Date,

                    (iv) the Replacement Lender(s) shall become the Issuer on any replacement Letters of Credit, as applicable, and

                    (v) the Replacement Lender or Replacement Lenders will thereupon (pro rata as aforesaid) succeed to and be substituted in all respects for the Terminated Lender with like effect as if becoming a Lender pursuant to the terms of Section 12.06(b), and the Terminated Lender will have the rights and benefits of an assignor under Section 12.06(b). To the extent not in conflict, the terms of Section 12.06(b) shall supplement the provisions of this Section 5.06(d). For each assignment made under this
     Section 5.06, the Replacement Lender shall pay to the Agent the processing fee provided for in Section 12.06(b). The Borrower will be responsible for the payment of any breakage costs associated with termination and Replacement Lenders, as set forth in Section 5.05.


                                   ARTICLE VI

                              CONDITIONS PRECEDENT

      Section 6.01  CLOSING DATE.

     The effectiveness of this Agreement is subject to the receipt by the Agent and the Lenders of all fees (if any) payable pursuant to Section 2.04 or otherwise under this Agreement on or before the Closing Date, receipt by the Agent and the Lenders of each of the documents referred to below, and the satisfaction of the following conditions provided in this Section 6.01, each of which shall be satisfactory to the Agent and the Lenders as to form and substance:

               (a) a certificate of the Secretary or an Assistant Secretary of the Borrower setting forth

                    (i) resolutions of its board of directors with respect to the authorization of the Borrower to execute and deliver the Loan Documents to which it is a party and to enter into the transactions contemplated in those documents,

                    (ii)  the officers of the Borrower

                          (y) who are authorized to sign the Loan Documents to which Borrower is a party and

                          (z) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby,

                    (iii) specimen signatures of the authorized officers, and

                    (iv) that the articles or certificate of incorporation and bylaws of the Borrower delivered to the Agent at the time of the Original Agreement are still true and complete. The Agent and the Lenders may conclusively rely on such certificate until the Agent receives notice in writing from the Borrower to the contrary;

               (b) a compliance certificate which shall be substantially in the form of Exhibit C, duly and properly executed by a Responsible Officer and dated as of the date of the Closing Date;

               (c)  the Revolving Credit Notes, duly completed and executed;

               (d)  the Eurosterling Notes duly completed and executed;

               (e) the Security Instruments, including those described on Exhibit E, duly completed and executed in sufficient number of counterparts for recording, if necessary, granting to the Agent for the benefit of the Lenders first priority Liens (subject only to the Excepted Liens) upon certain Property of the Borrower and its Restricted Subsidiaries more particularly described therein including, without limitation,

               (i) certain real property and all improvements thereon now or hereafter acquired, located in the Odessa Complex, Chippewa County, Wisconsin, Kent County, Delaware, Whitfield County, Georgia and Davis County, Utah;

               (ii) all existing and future accounts, inventory, equipment, and general intangibles of the Borrower (but excluding (a) non-U.S. patents, trademarks and copyrights and (b) other intellectual property rights to the extent same are used outside of the U.S. but not excluded otherwise);

               (iii) all of Borrower's U.S. patents and other U.S. intellectual property;

               (iv) the deposit accounts of the Borrower;

               (v) 100% of the Capital Stock of each Subsidiary other than a Foreign Subsidiary;

               (vi) 65% of the Capital Stock of each Foreign Subsidiary, except URC; and

               (f)  the following legal opinions:

               (i) an opinion of Thompson & Knight, counsel to the Borrower, substantially in the form of Exhibit D hereto;

               (ii) an opinion of Thompson & Knight, counsel to the Borrower, dated November 29, 1994, and previously delivered to the Agent;

               (iii) an opinion of Patterson, Belknap, Webb & Tyler, special New York counsel to the Borrower, dated November 29, 1994, and previously delivered to the Agent;

               (iv) an opinion of Bayard, Handelman & Murdoch, P.A., special Delaware counsel to the Borrower, dated November 29, 1994, as supplemented on February 15, 1995, and previously delivered to the Agent;

               (v) an opinion of Cohne, Rappaport & Segal, special Utah counsel to the Borrower, dated January 31, 1996, and previously delivered to the Agent;

               (vi) an opinion of Foley & Lardner, special Wisconsin counsel to the Borrower, dated March 6, 1995, and previously delivered to the Agent;

               (vii) an opinion of Arnall, Golden & Gregory, special Georgia counsel to the Borrower, dated November 29, 1994, as supplemented on February 28, 1995, and previously delivered to the Agent;

               (g) evidence satisfactory to the Agent that the Borrower is carrying insurance in accordance with Section 7.19 hereof;

               (h) the Agent shall have been furnished with appropriate UCC search certificates reflecting the filing of all financing statements required to perfect the security interests granted by the Security Instruments and reflecting no prior liens or security interests, except with respect to Excepted Liens;

               (i) the Agent shall have received commitments for title insurance on real property assets upon which a Lien has been granted in favor of the Agent to secure the Indebtedness;

               (j) no Material Adverse Effect as to the assets, liabilities, financial condition, business operations or affairs of the Borrower shall have occurred since December 31, 1995;

               (k) receipt by the Agent and Lenders of an update of the report of Pace Consultants (regarding profitability of the Borrower and its Restricted Subsidiaries as a group);

               (l) receipt by the Agent and Lenders of a report from Vinson & Elkins L.L.P., counsel to the Agent, with respect to certain litigation with respect to which Borrower is a defendant;

               (m) letter from Borrower to Agent and Lenders regarding environmental matters of Borrower and its Restricted Subsidiaries; and

               (n) such other documents as the Agent or special counsel to the Agent may reasonably request.

      Section 6.02 INITIAL AND SUBSEQUENT LOANS AND LETTERS OF CREDIT. In addition to all other applicable conditions precedent contained in this Agreement, the obligation of the Lenders to make Loans to the Borrower upon the occasion of each borrowing hereunder and, in addition to the conditions in
Section 6.03, the obligation of the Issuer to issue, renew or extend any Letters of Credit is subject to the further conditions precedent that as of the date of such Loans and/or the issuance of any Letter of Credit and after giving effect thereto:

               (i) no Default shall have occurred and be continuing or result therefrom;

               (ii) no Material Adverse Effect shall have occurred;

               (iii) the aggregate principal amount of the Revolving Credit Loans plus the LC Exposure and the Eurosterling Exposure does not exceed the Aggregate Commitment;

               (iv) the Eurosterling Exposure does not exceed the Eurosterling Commitment;

               (v)  the representations and warranties made by the Borrower in
     Article VII and in the Security Instruments shall be true on and as of the date of the making of such Loans with the same force and effect as if made on and as of such date and following such new borrowing, except as such representations and warranties are modified in writing:

                    (x) by new disclosures made to the Agent and the Lenders from time to time in the course of fulfilling Borrower's obligations under this Agreement; and

                    (y) to give effect to transactions expressly permitted hereby.

     Each request for a borrowing by the Borrower hereunder shall constitute a certification by the Borrower to the effect set forth in the preceding sentence (both as of the date of such notice and, unless the Borrower otherwise notifies the Agent prior to the date of and immediately following such borrowing as of the date thereof).

      Section 6.03 CONDITIONS RELATING TO LETTERS OF CREDIT. In addition to the satisfaction of all other conditions precedent set forth in this Article VI, the issuance, renewal, extension or reissuance of the Letters of Credit referred to in Section 2.01(b) hereof is subject to the following conditions precedent:

               (a) At least three (3) Business Days prior to the date of the issuance and at least ten (10) Business Days prior to the date of the renewal, extension or reissuance of each Letter of Credit, the Agent shall have received a written request for a Letter of Credit.

               (b)  Each of the Letters of Credit shall

                    (i)   be issued by an Issuer,

                    (ii) contain such terms and provisions as are reasonably required by the Agent and the Issuer,

                    (iii) be for the account of the Borrower or a Restricted Subsidiary and the Borrower,

                    (iv) expire not later than twelve (12) months after the date of issuance, renewal, extension or reissuance, and in no event later than two (2) Business Days before the Final Maturity Date, and

                    (v) not be issued to directly or indirectly support the Borrower's obligations under the Senior Unsecured Note.

               (c) The Borrower shall have duly and validly executed and delivered to the Issuer a Letter of Credit Agreement pertaining to the Letter of Credit.


                                   ARTICLE VII

                         REPRESENTATIONS AND WARRANTIES

     The Borrower represents and warrants to the Agent and the Lenders that (each representation and warranty herein is given as of the Closing Date and shall be deemed repeated and reaffirmed on the dates of each borrowing as provided in Section 6.02):

      Section 7.01 CORPORATE EXISTENCE. Each of the Borrower and each Restricted Subsidiary:

               (a) is a corporation duly organized, legally existing and in good standing under the laws of the jurisdiction of its incorporation;

               (b) has all requisite corporate power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being conducted; and

               (c) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a Material Adverse Effect.

      Section 7.02 FINANCIAL CONDITION. The audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at December 31, 1995 and the related consolidated statement of income, stockholders' equity and cash flow of the Borrower and its consolidated Subsidiaries for the fiscal year ended on said date, with the opinion thereon of Price Waterhouse L.L.P. heretofore furnished to each of the Lenders fairly present the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at said dates and the results of its operations for the 1995 fiscal year, all in accordance with GAAP, as applied on a consistent basis. Neither the Borrower nor any Subsidiary has on the Closing Date any material Debt, material contingent liabilities, material liabilities for taxes, unusual material forward or long-term commitments or unrealized or anticipated material losses from any unfavorable commitments, except as referred to or reflected or provided for in the Financial Statements, or in Schedule 7.02. Since December 31, 1995, there has been no change or event having a Material Adverse Effect. Since the date of the Financial Statements, neither the business nor the Properties of the Borrower or any Restricted Subsidiary have been materially and adversely affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of Property or cancellation of contracts, permits or concessions by any Governmental Authority, riot, activities of armed forces or acts of God or of any public enemy.

      Section 7.03 LITIGATION. Except as disclosed in the notes to the Financial Statements provided pursuant to Section 7.02 or to the Lenders in
Schedule 7.03 hereto, at the Closing Date there is no litigation, legal, administrative or arbitral proceeding, to the knowledge of the Borrower governmental investigation, or to the knowledge of the Borrower other similar action of any nature pending or, to the knowledge of the Borrower threatened against the Borrower or any Subsidiary which involves the reasonable possibility of any judgment or liability against the Borrower or any Subsidiary not fully covered by insurance (except for normal deductibles), and which may reasonably have a Material Adverse Effect.

      Section 7.04 NO BREACH. Except as otherwise disclosed to the Agent and the Lenders in writing, neither the execution and delivery of the Loan Documents nor compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent which has not been obtained as of the Closing Date under, the respective charter or by-laws of the Borrower or any Restricted Subsidiary, or any Governmental Requirement or any agreement or instrument to which the Borrower or any Restricted Subsidiary is a party or by which it is bound or to which it or its Properties are subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any of the revenues or assets of the Borrower or any Restricted Subsidiary pursuant to the terms of any such agreement or instrument other than the Liens created by the Loan Documents.

      Section 7.05 AUTHORITY. The Borrower has all necessary corporate power and authority to execute, deliver and perform its obligations under the Loan Documents to which it is a party; and the execution, delivery and performance by the Borrower and each Restricted Subsidiary of the Loan Documents to which it is a party, have been duly authorized by all necessary corporate action on its part; and the Loan Documents constitute the legal, valid and binding obligations of the Borrower and each Restricted Subsidiary, enforceable in accordance with their terms, except as such terms are limited by (a) bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and
(b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

      Section 7.06 APPROVALS. No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority are necessary for the execution, delivery or performance by the Borrower or any Restricted Subsidiary of the Loan Documents or for the validity or enforceability thereof, except for the recording and filing of the Security Instruments as required by this Agreement.

      Section 7.07 USE OF LOANS. Proceeds of the Loans may be used for general corporate purposes including but not limited to the payment of reimbursement obligations under Section 2.09. The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation U or X of the Board of Governors of the Federal Reserve System) and no part of the proceeds of any Loan hereunder will be used to buy or carry any margin stock. Neither the Borrower nor any Person acting on behalf of the Borrower has taken or will take any action which might cause the Notes or any of the Security Instruments, including this Agreement, to violate Regulation U or X or any other regulation of the Board of Governors of the Federal Reserve System or to violate Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect.

      Section 7.08  ERISA.

               (a) The Borrower, each Domestic Subsidiary and each ERISA Affiliate have since September 18, 1992, and have to the best knowledge of the executive officers of the Borrower prior to such date, complied in all material respects with ERISA and, where applicable, the Code regarding each Plan.

               (b) Each Plan is, has been since September 18, 1992, and has been to the best knowledge of the executive officers of the Borrower prior to such date, maintained in substantial compliance with ERISA and, where applicable, the Code.

               (c) No act, omission or transaction has occurred which is reasonably likely to result in imposition on the Borrower or any Domestic Subsidiary of

                    (i)   either a civil penalty assessed pursuant to
     section 502(c), (i) or (l) of ERISA or a tax imposed pursuant to Chapter 43 of Subtitle D of the Code which would likely have a Material Adverse Effect or

                    (ii)  breach of fiduciary duty liability damages under
     section 409 of ERISA which would have a Material Adverse Effect.

               (d) No Plan (other than a defined contribution plan) or any trust created under any such Plan has been terminated since September 2, 1974. Neither Borrower nor any Domestic Subsidiary has any liability to the PBGC with respect to any Plan (other than for the payment of current premiums which are not past due) which would have a Material Adverse Effect. No ERISA Event with respect to any Plan which would have a Material Adverse Effect has occurred.

               (e) Full payment when due has been made of all amounts which the Borrower, any Domestic Subsidiary or any ERISA Affiliate (while an ERISA Affiliate) is required under the terms of each Plan or applicable law to have paid as contributions to such Plan and which, if not paid, would have a Material Adverse Effect, and no accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan.

               (f)  Except as to which proper notice was given pursuant to
     Section 9.10(g), the current value of the benefit liabilities under each Plan which is subject to Title IV of ERISA does not, as of the end of the Borrower's most recently ended fiscal year, exceed in the aggregate by more than $10,000,000 the current value of the assets of all such Plans allocable to such benefit liabilities based upon the assumptions applied by the actuary for such Plans in the most recent actuarial reports for such Plans.

               (g)  Except as to which proper notice was given pursuant to
     Section 9.10(f), none of the Borrower, any Domestic Subsidiary or any ERISA Affiliate currently sponsors, maintains, or contributes to an employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by the Borrower, a Domestic
     Subsidiary or any ERISA Affiliate in its sole discretion at any time without any material liability.

               (h)  Except as to which proper notice was given pursuant to
     Section 9.10(f), none of the Borrower, any Domestic Subsidiary or any ERISA Affiliate currently sponsors, maintains or contributes to, or has at any time in the preceding six calendar years sponsored, maintained or contributed to, any Multiemployer Plan.

               (i) None of the Borrower, any Domestic Subsidiary or any ERISA Affiliate is currently required to provide security under section 401(a)(29) of the Code due to a Plan amendment that results in an increase in current liability for the Plan.

      Section 7.09 TAXES. Except as set out in Schedule 7.09, each of the Borrower and its Restricted Subsidiaries has filed all United States Federal income tax returns and all other tax returns which are required to be filed by them and have paid (to the extent payment is required by the Closing Date) all material taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any Restricted Subsidiary, except for such assessments which are being contested in good faith. The charges, accruals and reserves on the books of the Borrower and its Restricted Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Borrower, adequate. Except as disclosed on Schedule 7.09, no material tax lien has been filed and, to the knowledge of the Borrower, no claim is being asserted with respect to any such tax, fee or other charge.

      Section 7.10 TITLES, ETC. Except as set out in Schedule 7.10, each of the Borrower and its Restricted Subsidiaries has good and defensible title to its material (individually or in the aggregate) Properties, free and clear of all Liens except Liens permitted by Section 9.02.

      Section 7.11 NO MATERIAL MISSTATEMENTS. No written information, statement, exhibit, certificate, document or report furnished to the Agent by the Borrower or any Subsidiary in connection with the negotiation of this Agreement contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statement contained therein not materially misleading in the light of the circumstances in which made and with respect to the Borrower and its Subsidiaries taken as a whole (except to the extent corrected or updated by later information furnished to the Agent prior to the Closing Date). There is no fact peculiar to the Borrower or any Subsidiary which has or in the opinion of Borrower would have a Material Adverse Effect and which has not been set forth in this Agreement or the other written information, statements, exhibits, certificates, documents, or reports furnished to the Agent by or on behalf of the Borrower or any Restricted Subsidiary prior to, or on, the Closing Date in connection with the transactions contemplated hereby.

      Section 7.12 INVESTMENT COMPANY ACT. Neither the Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

      Section 7.13 PUBLIC UTILITY HOLDING COMPANY ACT. Neither the Borrower nor any Subsidiary is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

      Section 7.14  SUBSIDIARIES AND PARTNERSHIPS.  Except as set forth on
Schedule 7.14, the Borrower has no Subsidiaries and has no interest in any partnerships. Schedule 7.14 indicates which Subsidiaries are Restricted Subsidiaries and which are Unrestricted Subsidiaries.

      Section 7.15 LOCATION OF BUSINESS AND OFFICES. The Borrower's principal place of business and chief executive offices are located at the address stated on the signature page of this Agreement. The principal place of business and chief executive office of each Restricted Subsidiary are located at the addresses stated on Schedule 7.15.

      Section 7.16 DEFAULTS. Except as shown on Schedule 7.16, neither the Borrower nor any Restricted Subsidiary is in default nor has any event or circumstance occurred which, but for the expiration of any applicable grace period or the giving of notice, or both, would constitute a default under any material agreement or instrument to which the Borrower or any Restricted Subsidiary is a party or by which the Borrower or any Restricted Subsidiary is bound which default would have a Material Adverse Effect. No Default hereunder has occurred and is continuing.

      Section 7.17  ENVIRONMENTAL MATTERS.  Except

               (i)  as provided in Schedule 7.17 or

               (ii) as would not have a Material Adverse Effect (or with respect to (c), (d) and (e) below, where the failure to take such actions would not have a Material Adverse Effect):

                    (a) Neither any Property of the Borrower or any Domestic Subsidiary nor the operations conducted thereon violate any order or requirement of any court or Governmental Authority or any Environmental Laws;

                    (b) Without limitation of clause (a) above, no Property of the Borrower or any Domestic Subsidiary nor the operations currently conducted thereon or, to the knowledge of the Borrower, by any prior owner or operator of such Property or operation, are subject to any existing, pending or, to the knowledge of Borrower, threatened action, suit, investigation or proceeding by or before any court or Governmental Authority or to any remedial obligations under Environmental Laws;

                    (c) All notices, permits, licenses or similar authorizations, if any, required to be obtained or filed in connection with the operation or use of any and all Property of the Borrower and each Domestic Subsidiary, including without limitation those required for treatment, storage, disposal or release of a hazardous substance or solid waste into the environment, have been duly applied for, obtained or filed, and the Borrower and each Domestic Subsidiary are in compliance in all material respects with the terms and conditions of all such notices, permits, licenses and similar authorizations;

                    (d) To the knowledge of the Borrower, all hazardous substances and solid waste generated at any and all Property of the Borrower or any Domestic Subsidiary have in the past been transported, treated and disposed of in accordance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and all such transport carriers and treatment and disposal facilities have been and are operating in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and are not the subject of any existing, pending or threatened action, suit, investigation or proceeding by or before any Governmental Authority in connection with any Environmental Laws;

                    (e) The Borrower, after reasonably appropriate inquiry, has determined that no hazardous substances or solid waste has been disposed of or otherwise released on or to any Property of the Borrower or any Domestic Subsidiary except in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment;

                    (f) To the extent applicable, all Property of the Borrower and each Domestic Subsidiary currently satisfies all design, operation, and equipment requirements imposed by the OPA as of the Closing Date or scheduled to be imposed by OPA during the term of this Agreement, and the Borrower does not have any reason to believe that such Properties, to the extent subject to OPA, will not be able to maintain compliance with the OPA requirements during the term of this Agreement; and

                    (g) Neither the Borrower nor any Domestic Subsidiary has any known contingent liability in connection with any release or threatened release of any oil, hazardous substance or solid waste into the environment;

provided, however, neither the Borrower nor any Domestic Subsidiary shall be in breach of any representation concerning compliance with Environmental Laws in any situation in which the Borrower or Domestic Subsidiary was in compliance with an Environmental Law and such law was amended or supplemented such that the Borrower or Domestic Subsidiary is no longer in compliance, so long as the Borrower or Domestic Subsidiary is making diligent efforts to comply as soon as practicable, the matter is reported to the Agent and compliance is achieved within six months after the date of effectiveness of the change or supplement to such law.

      Section 7.18  COMPLIANCE WITH THE LAW.  Except as disclosed on Schedule
7.18 or otherwise disclosed to the Agent and the Lenders in writing, neither the Borrower nor any Restricted Subsidiary is at the Closing Date in violation in any material respect of any Governmental Requirement or does not have or has not applied for any license, permit, franchise or other governmental authorization necessary for the ownership of any of its Properties or the conduct of its business, which violation or failure would have a Material Adverse Effect.

      Section 7.19 INSURANCE. Schedule 7.19 attached hereto contains an accurate and complete list of all material policies of fire, liability, workmen's compensation, business interruption and other forms of insurance owned or held by the Borrower and each Restricted Subsidiary as of the Closing Date. All such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the date of the Closing Date have been paid, and no notice of cancellation or termination has been received with respect to any such policy. Such policies are sufficient for compliance in all material respects with all requirements of law and of all agreements to which the Borrower or any Restricted Subsidiary is a party (including, without limitation, the provisions of Section 8.03(b) hereof); are valid, outstanding and enforceable policies; provide insurance coverage in at least such amounts and against at least such risks (but including in any event public liability) as are usually insured against in the same general area by companies engaged in the same or a similar business for the assets and operations of the Borrower and each Restricted Subsidiary; will remain in full force and effect through the respective dates set forth in Schedule 7.19 without the payment of additional premiums; and will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement; and will otherwise be satisfactory to the Agent in all respects, including, without limitation, the insurer, amount, form and substance.

      Section 7.20  RESTRICTION ON LIENS.  Except

               (i) with respect to the Mitsubishi Agreement (but not with respect to any amendments thereto not approved by Agent),

               (ii) with respect to the Senior Unsecured Notes, or

               (iii) as otherwise disclosed to the Agent and the Lenders in writing and delivered to the Agent prior to the Closing Date,

neither the Borrower nor any of its Restricted Subsidiaries is a party to any agreement or arrangement (other than this Agreement and the Security Instruments), or subject to any order, judgment, writ or decree, which either restricts or purports to restrict its ability to grant Liens to other Persons on or in respect of their respective assets or Properties.

      Section 7.21 MATERIAL AGREEMENTS. Set forth on Schedule 7.21 hereto is a complete and correct list of all material agreements, leases, indentures, purchase agreements, obligations in respect of letters of credit, guarantees, and joint venture agreements of the Borrower and its Restricted Subsidiaries with a remaining obligation in excess of $10,000,000 and a remaining term of twelve (12) months, and such list correctly sets forth the names of the debtor or lessee and creditor or lessor with respect to the Debt or lease obligations outstanding or to be outstanding and the property subject to any Lien securing such Debt or lease obligation. Upon request by Agent, Borrower will deliver to the Agent a complete and correct copy of all such agreements, indentures, purchase agreements, letters of credit, guarantees, or joint venture agreements, including any modifications or supplements thereto, as in effect on the Closing Date.


                                  ARTICLE VIII

                              AFFIRMATIVE COVENANTS

     The Borrower covenants and agrees that, so long as any of the Commitments are in effect and until payment in full of all Loans hereunder, all interest thereon and all other amounts payable by the Borrower hereunder:

      Section 8.01 FINANCIAL STATEMENTS. The Borrower shall deliver, or shall cause to be delivered, to the Agent and to each of the Lenders:

               (a) As soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, the audited consolidated and unaudited consolidating statements of income, stockholders' equity, and cash flow of the Borrower and its Consolidated Subsidiaries for such fiscal year, and the related consolidated and consolidating balance sheets of the Borrower and its Consolidated Subsidiaries as at the end of such fiscal year, and setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, and accompanied by the related opinion of independent public accountants of recognized national standing acceptable to the Agent which opinion shall state that said financial statements fairly present the consolidated financial condition and results of operations of the Borrower and its Consolidated Subsidiaries as at the end of, and for, such fiscal year and that such financial statements have been prepared in accordance with GAAP except for such changes in such principles with which the independent public accountants shall have concurred and a certificate of such accountants stating that, in making the examination necessary for their opinion, they obtained no knowledge, except as specifically stated, of any Default; provided, however, notwithstanding the foregoing, all audited statements shall be for the Borrower and its consolidated Subsidiaries and statements and reports for the Borrower and its Consolidated Subsidiaries shall be unaudited. Simultaneously with the delivery of the statements referred to in the first sentence of this
     Section 8.01(a), the Borrower shall deliver to the Agent and to each of the Lenders an income budget for the fiscal year of the Borrower following the date of such financial statements.

               (b) As soon as available and in any event within 45 days after the end of each of the first three fiscal quarterly periods of each fiscal year of the Borrower, a consolidated and consolidating statements of income, stockholders' equity, and cash flow of the Borrower and its Consolidated Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated and consolidating balance sheets as at the end of such period, and setting forth in each case in comparative form the corresponding figures for the corresponding period in the preceding fiscal year, accompanied by the certificate of a Responsible Officer, which certificate shall state that said financial statements fairly present the consolidated and consolidating financial condition and results of operations of the Borrower and its Consolidated Subsidiaries in accordance with GAAP, as at the end of, and for, such period (subject to normal year-end audit adjustments).

               (c) As soon as available and in any event within 30 days after the end of each calendar month of each fiscal year (except for the final calendar month in each fiscal quarter) of the Borrower, consolidated and consolidating statements of income, stockholders' equity, and cash flow of the Borrower and its Consolidated Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated and consolidating balance sheets as at the end of such period, and setting forth in each case in comparative form the corresponding figures for the corresponding period in the preceding fiscal year, accompanied by the certificate of a Responsible Officer, which certificate shall state that said financial statements fairly present the consolidated and consolidating financial condition and results of operations of the Borrower and its Consolidated Subsidiaries in accordance with GAAP, as at the end of, and for, such period (subject to normal year-end audit adjustments); and within 30 days after the end of each fiscal year, a preliminary balance sheet of the Borrower and its Consolidated Subsidiaries.

               (d) Promptly after the Borrower knows that any Default or any Material Adverse Effect has occurred, a notice of such Default or Material Adverse Effect, describing the same in reasonable detail and the action the Borrower proposes to take with respect thereto.

               (e) Promptly upon receipt thereof, a copy of each other report or letter submitted to the Borrower or any Restricted Subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the books of the Borrower and its Restricted Subsidiaries, and a copy of any response by the Borrower or any Restricted Subsidiary of the Borrower, or the Board of Directors of the Borrower or any Restricted Subsidiary of the Borrower, to such letter or report.

               (f) Promptly upon its becoming available, each financial statement, report, proxy statement or substantive notice sent by the Borrower to stockholders generally and each regular or periodic report and any registration statement, prospectus or written communication (other than transmittal letters) in respect thereof filed by the Borrower with or received by the Borrower in connection therewith from any securities exchange or the SEC or any successor agency.

               (g) Promptly after the furnishing thereof, copies of any statement, report or notice furnished to any Person pursuant to the terms of any indenture, loan or credit or other similar agreement, other than this Agreement and not otherwise required to be furnished to the Lenders pursuant to any other provision of this Section 8.01.

               (h) From time to time such other information regarding the business, affairs or financial condition of the Borrower or any Restricted Subsidiary (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA) as any Lender or the Agent may reasonably request.

               (i) The Borrower will furnish to the Agent, at the time it furnishes each set of financial statements pursuant to paragraph (a) or (b) above, a certificate substantially in the form of Exhibit C hereto executed by a Responsible Officer

                    (i) certifying as to the matters set forth therein and stating that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail), and

                    (ii) setting forth in reasonable detail the computations necessary to determine whether the Borrower is in compliance with Sections 9.01, 9.03, 9.04, 9.12, 9.13 and 9.14 as of the end of the
     respective fiscal quarter or fiscal year and whether or not a change in Applicable Margin or the fees required under Section 2.04(a) should occur; provided, however, with respect to the fourth quarter, Borrower shall set forth the above computations within 60 days after the end of such quarter.

      Section 8.02 LITIGATION. The Borrower shall promptly give to the Agent notice of:

               (a) all legal or arbitral proceedings, and of all proceedings before any Governmental Authority affecting the Borrower or any Restricted Subsidiary, except proceedings which, if adversely determined, would not likely have a Material Adverse Effect, and

               (b) of any litigation or proceeding affecting the Borrower or any Restricted Subsidiary in which the amount claimed is in excess of $5,000,000 and is not covered by insurance.

The Borrower will, and will cause each of its Restricted Subsidiaries to, promptly notify the Agent and each of the Lenders of any claim, judgment, Lien or other encumbrance affecting any Property of the Borrower or any Restricted Subsidiary if the value of the judgment, Lien, or other encumbrance affecting such Property shall exceed $1,000,000.

      Section 8.03  MAINTENANCE, INSURANCE, ETC.

               (a) The Borrower shall and shall cause each Restricted Subsidiary to: preserve and maintain its corporate existence and all of its material rights, privileges, licenses and franchises; keep books of record and account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and activities; comply with all Governmental Requirements if failure to comply with such requirements will have a Material Adverse Effect; pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained in accordance with GAAP; and upon reasonable notice, permit representatives of the Agent or any Lender, during normal business hours, to examine, copy and make extracts from its books and records, to inspect its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by such Lender or the Agent (as the case may be).

               (b) The Borrower and each Restricted Subsidiary now maintains and will continue to maintain with financially sound and reputable insurers, insurance with respect to their respective Properties and business against such liabilities, casualties, risks and contingencies and in such types and amounts as is customary in the case of Persons engaged in the same or similar businesses and similarly situated. The Borrower has obtained or will promptly obtain endorsements

                    (i) to the policies pertaining to all physical Properties in which the Agent or the Banks shall have a Lien under the Security Instruments naming the Agent as a loss payee,

                    (ii) to all third party liability policies naming the Agent an additional insured, and

                    (iii) containing provisions that all such policies will not be cancelled or be subject to non-renewal (except for nonpayment of premium) without 45 days (or 10 days with respect to failure to pay premiums) prior written notice having been given by the insurance company to the Agent.

               Contemporaneously with the delivery of the financial statements required by Section 8.01(a) to be delivered for each year, the Borrower will furnish or cause to be furnished to the Agent and the Lenders certificates of insurance coverage (with respect to the Borrower's and each Restricted Subsidiary's Property) from the insurers in form and substance satisfactory to the Agent and, if requested, will furnish the Agent and the Lenders copies of the applicable policies.

               (c) The Borrower will and will cause each Restricted Subsidiary to operate its Properties or cause such Properties to be operated in a careful and efficient manner in accordance with the practices of the industry and in compliance in all material respects with all applicable contracts and agreements and in compliance in all material respects with all Governmental Requirements.

      Section 8.04  ENVIRONMENTAL MATTERS.

               (a) The Borrower and each Domestic Subsidiary will own and operate its Property so as not to cause or permit any of its Property to be in violation of any Environmental Laws and will not do anything or permit anything to be done which will subject any such Property to any remedial obligations under any Environmental Laws, assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to such Property where such violations or remedial obligations would have a Material Adverse Effect; provided, however, neither the Borrower or any Domestic Subsidiary shall be in breach of this covenant for failure to comply with any Environmental Law in any situation in which the Borrower or Domestic Subsidiary was in compliance with an Environmental Law and such law was amended or supplemented such that the Borrower or Domestic Subsidiary is no longer in compliance, so long as the Borrower or Domestic Subsidiary is making diligent efforts to comply as soon as practicable, the matter is reported to the Agent and compliance is achieved within six months after the date of effectiveness of the change or supplement to such law.

               (b) The Borrower will and will cause each Domestic Subsidiary to establish and implement such procedures as may be reasonably necessary to continuously determine and assure that any failure of the following does not have a Material Adverse Effect:

                    (i) all Property of the Borrower and its Domestic Subsidiaries and the operations conducted thereon are in compliance with and do not violate the requirements of any Environmental Laws in any material respect,

                    (ii) no oil, hazardous substances or solid wastes are disposed of or otherwise released on or to any Property owned by any such party except in substantial compliance with Environmental Laws, and

                    (iii) no oil, hazardous substance or solid wastes are released on or to any such Property so as to pose an imminent and substantial endangerment to human health or welfare or the environment.

               (c) The Borrower will promptly notify the Agent in writing of any threatened action, suit, investigation or proceeding by or before any Governmental Authority of which the Borrower receives notice or otherwise has knowledge that involves allegations of harm to human health or the environment or potential violations of Environmental Laws, except that notice to the Agent shall not be required for actions, suits, investigations, or proceedings where the potential fine, penalty or remedial obligation is likely to cost the Borrower less than $100,000 or the injunctive relief sought would not have a Material Adverse Effect.

      Section 8.05 FURTHER ASSURANCES. The Borrower will and will cause each Restricted Subsidiary to cure promptly any defects in the creation and issuance of the Notes and the execution and delivery of the Security Instruments, including this Agreement. The Borrower at its expense will and will cause each Restricted Subsidiary to promptly execute and deliver to the Agent upon its reasonable request all such other documents, agreements and instruments to comply with or accomplish the covenants and agreements of the Borrower or any Restricted Subsidiary in the Security Instruments, including this Agreement, or to further evidence and more fully describe the collateral intended as security for the Notes, or to correct any omissions in the Security Instruments, or to state more fully the security obligations set out herein or in any of the Security Instruments, or to perfect, protect or preserve any Liens created pursuant to any of the Security Instruments, or to make any recordings, to file any notices or obtain any consents, all as may be necessary or appropriate in connection therewith.

      Section 8.06 PERFORMANCE OF OBLIGATIONS. The Borrower will pay the Notes according to the reading, tenor and effect thereof; and the Borrower will and will cause each Restricted Subsidiary to do and perform every act and discharge all of the obligations to be performed and discharged by them under the Security Instruments, including this Agreement, at the time or times and in the manner specified.

      Section 8.07 ERISA INFORMATION AND COMPLIANCE. The Borrower will promptly furnish and will cause the Domestic Subsidiaries and any ERISA Affiliate to promptly furnish to the Agent with sufficient copies to the Lenders

               (i) promptly after the filing thereof with the United States Secretary of Labor, the Internal Revenue Service or the PBGC, upon written request by the Lenders, copies of each annual and other report with respect to each Plan or any trust created thereunder,

               (ii) immediately upon becoming aware of the occurrence of any ERISA Event which would have a Material Adverse Effect or of any "prohibited transaction," as described in section 406 of ERISA or in
     Section 4975 of the Code which would have a Material Adverse Effect, in connection with any Plan or any trust created thereunder, a written notice signed by a Responsible Officer specifying the nature thereof, what action the Borrower, the Domestic Subsidiary or the ERISA Affiliate is taking or proposes to take with respect thereto, and, when known, any action taken or proposed by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto, and

               (iii) immediately upon receipt thereof, copies of any notice of the PBGC's intention to terminate or to have a trustee appointed to administer any Plan.

     With respect to each Plan (other than a Multiemployer Plan), the Borrower will, and will cause each Subsidiary and ERISA Affiliate to,

               (i) satisfy in full and in a timely manner, without incurring any late payment or underpayment charge or penalty and without giving rise to any lien, all of the contribution and funding requirements of section 412 of the Code (determined without regard to subsections (d), (e), (f) and (k) thereof) and of section 302 of ERISA (determined without regard to Sections 303, 304 and 306 of ERISA) where failure to do so would have a Material Adverse Affect, and

               (ii) pay, or cause to be paid, to the PBGC in a timely manner, without incurring any late payment or underpayment charge or penalty, all premiums required pursuant to sections 4006 and 4007 of ERISA where failure to do so would have a Material Adverse Affect.

      Section 8.08 LOCKBOX. The Borrower shall establish and maintain one or more lockboxes for the collection of its accounts receivable, and shall cause its accounts receivable to be deposited in such lockboxes, with all amounts so deposited being pledged to secure the Indebtedness (and withheld from Borrower if an Event of Default occurs), all in accordance with the terms and provisions of the Lockbox Agreement. The Borrower and the Agent can change the depository at which the lockboxes are maintained without the consent of the Lenders; provided, however, Agent and Borrower shall enter new Lockbox Agreements (substantially similar to the old Lockbox Agreements) with regard to such new lockbox account(s).

      Section 8.09 STAY, EXTENSION AND USURY LAWS. The Borrower covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Agreement; and the Borrower (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Agent or any Lender, but will suffer and permit the execution of every such power as though no such law has been enacted.

      Section 8.10. REAL ESTATE APPRAISALS. In the event any Lender is required by any Governmental Authority to have real estate appraisals and annual updates (or is criticized in any written report or examination by any Governmental Authority for not having same), Borrower at its expense shall cooperate with the need for the Lender to receive same, and same shall be available for the benefit of all Lenders.

      Section 8.11. FUTURE CONSTRUCTION. The Borrower shall construct and operate the plants for FPO and LLDPE on property upon which the Agent has a first priority Lien (subject only to the Excepted Liens).

      Section 8.12. FUTURE ASSETS. To further secure the Indebtedness, the Borrower will and will cause each Restricted Subsidiary to grant to the Agent a Lien upon any asset owned by the Borrower or a Restricted Subsidiary having a fair market value greater than $1,000,000 which is acquired by the Borrower after the Closing Date. Further, Borrower will grant the Agent a Lien upon such assets of Borrower which are currently subject to a Lien in favor of Mitsubishi Corporation under the Mitsubishi Agreement as soon as practicable after such assets are free and clear of such Lien in favor of Mitsubishi Corporation.


                                   ARTICLE IX

                               NEGATIVE COVENANTS

     The Borrower covenants and agrees that, so long as any of the Commitments (including Letters of Credit) are in effect and until payment in full of Loans hereunder, all interest thereon and all other amounts payable by the Borrower hereunder, without the prior written consent of the Majority Lenders:

      Section 9.01 DEBT. Neither the Borrower nor any Restricted Subsidiary will incur, create, assume or suffer to exist any Debt, except:

               (a) the Notes, reimbursement obligations under Letters of Credit, or other Indebtedness or any guaranty of or suretyship arrangement for the Notes or other Indebtedness;

               (b) Debt of the Borrower existing on the Closing Date which is reflected in the Financial Statements or disclosed on Schedule 9.01, and any renewals or extensions (but not increases) thereof;

               (c) Debt constituting Capital Lease Obligations (as required to be reported on the financial statements of the Borrower pursuant to GAAP) and Purchase Money Financing not to exceed $15,000,000 in the aggregate;

               (d) Debt of the Borrower and its Restricted Subsidiaries under Hedging Agreements to the extent any such Hedging Agreements constitute Debt;

               (e) unsecured intercompany Debt between or among Borrower and any of its Restricted Subsidiaries;

               (f) Debt which also constitutes Investments to the extent permitted under Section 9.03;

               (g) Debt not to exceed $8,000,000 incurred in connection with transactions for the disposal of wastewater and groundwater to a wastewater treatment plant in the vicinity of Borrower's Odessa Texas plant; and

               (h) other Debt (which shall be unsecured except for Excepted Liens) not to exceed $25,000,000 in the aggregate at any one time outstanding.

      Section 9.02 LIENS. Neither the Borrower nor any Restricted Subsidiary will create, incur, assume or permit to exist any Lien on any of its Properties (now owned or hereafter acquired), except Excepted Liens.

      Section 9.03 INVESTMENTS. Neither the Borrower nor any Restricted Subsidiary will make or permit to remain outstanding any Investments (which includes acquisitions) in any Person, except that the foregoing restriction shall not apply to:

               (a) Investments, reflected in the Financial Statements or which are disclosed to the Lenders in Schedule 9.03, including, without limitation, investments up to the aggregate amount of $20,000,000 in Rexene Corporation Limited, an English company, which investments in Rexene Corporation Limited may be paid down and reinvested, but which can not take the form of a Guarantee; provided, however, no such reinvestment shall be permitted after an Investment Suspension has occurred and is continuing;

               (b) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case maturing within one year from the date of creation thereof;

               (c) commercial paper maturing within one year from the date of creation thereof rated in the highest grade by Standard & Poors Corporation or Moody's Investors Service, Inc.;

               (d) deposits maturing within one year from the date of creation thereof with, including certificates of deposit issued by, any Lender or any office located in the United States of any other bank or trust company which is organized under the laws of the United States or any state thereof, has capital, surplus and undivided profits aggregating at least $100,000,000 (as of the date of such Lender's or bank or trust company's most recent financial reports) and has a short term deposit rating of no lower than A2 or P2, as such rating is set forth from time to time, by Standard & Poors Corporation or Moody's Investors Service, Inc., respectively;

               (e) deposits in money market funds investing exclusively in investments described in Section 9.03(b), 9.03(c) or 9.03(d);

               (f)  Investments in the Borrower or a Restricted Subsidiary;

               (g) so long as any potential acquisition of any kind (including the acquisition of a company through the acquisition of its assets) is approved by the board of directors of the Person to be acquired, Investments by the Borrower or a Restricted Subsidiary in a Person if as a result of such Investment

                    (i)   such Person becomes a Restricted Subsidiary, or

                    (ii) such person is merged, consolidated or amalgamated into, the Borrower or a Restricted Subsidiary, provided in each case that, immediately thereafter and giving effect thereto, no event shall occur and be continuing which constitutes a Default or an Event of Default;

               (h) Investments by the Borrower or any Restricted Subsidiary in the Resin Joint Ventures and the URC Venture not to exceed at any one time the sum of (i) Investments of cash in an aggregate amount outstanding at any time (measured by the fair market value of the Investment as of the date made) not in excess of the aggregate cash received after the date of the Original Agreement by the Borrower and its Restricted Subsidiaries from the Resin Joint Ventures as fees for the licensing to the Resin Joint Ventures of any intellectual property rights or other proprietary technology relating to the manufacture of APAO and/or FPO, plus (ii) $25,000,000, calculated as of the dates of such Investments; provided, however, the Borrower or a Restricted Subsidiary must be one of the venture partners;

               (i) Investments in the Other Ventures not to exceed at any one time an aggregate of $25,000,000; provided, however, the Borrower or a Restricted Subsidiary must be one of the venture partners;

               (j) Investments in Unrestricted Subsidiaries in an aggregate amount at any time outstanding not to exceed $15,000,000 calculated as of the dates of such Investments (which can take the form of a Guarantee); provided, however, such Investments shall not be permitted after an Investment Suspension has occurred and is continuing;

               (k) Investments in the form of consideration received from Asset Sales permitted under this Agreement;

               (l) Investments to the extent made with Capital Stock of the Borrower; and

               (m) other Investments not to exceed at any one time outstanding $15,000,000; provided, however, such Investments shall not be permitted after an Investment Suspension has occurred and is continuing.

      Section 9.04 RESTRICTED PAYMENTS. The Borrower or any Restricted Subsidiary will not declare or pay any dividend, purchase, redeem or otherwise acquire for value any of its stock now or hereafter outstanding, return any capital to its stockholders or make any distribution of its assets to its stockholders or repay, purchase, repurchase, defease or make any prepayments on the Senior Unsecured Notes; provided, however, so long as no Default has occurred and is continuing hereunder or would occur as a consequence thereof, the Borrower and any Restricted Subsidiary may declare and pay

               (i)  dividends payable in Capital Stock of the Borrower or

               (ii) dividends or distributions payable to the Borrower or any Restricted Subsidiary;

and provided further that the Borrower may declare and pay cash dividends on the common stock of Borrower in an amount not exceeding (a) with respect to cash dividends declared during the 1996 fiscal year, $5,000,000; and (b) with respect to cash dividends declared during each fiscal year after 1996, the lesser of (1) $5,000,000 per annum or (2) an amount which, together with all other cash dividends declared after December 31, 1996, shall not exceed fifty (50%) percent of aggregate Consolidated Net
Income for the period (computed as a single period) from January 1, 1996 through the last day of fiscal quarter preceding the date on which such cash dividend was declared.

      Section 9.05 SALES AND LEASEBACKS. Neither the Borrower nor any Restricted Subsidiary will enter into any arrangement, directly or indirectly, with any Person whereby the Borrower or any Restricted Subsidiary shall sell or transfer any of its Property, whether now owned or hereafter acquired, and whereby the Borrower or any Restricted Subsidiary shall then or thereafter rent or lease as lessee such Property or any part thereof or other Property which the Borrower or any Restricted Subsidiary intends to use for substantially the same purpose or purposes as the Property sold or transferred, except, as long as no Default is occasioned by either of the following:

               (i)  a sale and leaseback in the ordinary course of business and

               (ii) a sale and leaseback of an asset occurring within 150 days after the acquisition or completion of construction of such asset, subject in all such cases in clauses (i) and (ii) of this Section 9.05 to the limitations of Section 9.01(c).

      Section 9.06 NATURE OF BUSINESS. Neither the Borrower nor any Restricted Subsidiary will allow any material change to be made in the character of its business.

      Section 9.07 LIMITATION ON LEASES. Neither the Borrower nor any Restricted Subsidiary will create, incur, assume or suffer to exist any obligation for the payment of rent or hire of Property of any kind whatsoever (real or personal excluding capital leases), under leases or lease agreements which would cause the aggregate amount of all payments made by the Borrower and its Restricted Subsidiaries pursuant to such leases or lease agreements to exceed $15,000,000 in any period of twelve consecutive calendar months during the life of such leases.

      Section 9.08 MERGERS, ETC. The Borrower will not merge or consolidate with or sell, transfer, convey, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) by merger or consolidation or otherwise, all or substantially all of its Properties (whether now owned or hereafter acquired) to any Person or Group (as that term is used in sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended, or permit any Restricted Subsidiary to do so, except that any Restricted Subsidiary may merge into or consolidate with or transfer Properties to the Borrower, and the Borrower or any Restricted Subsidiary may merge or consolidate with any Person provided in each case that, immediately thereafter and giving effect thereto, no event shall occur and be continuing which constitutes a Default or an Event of Default and in the case of any such merger or consolidation to which the Borrower or any Restricted Subsidiary is a party, the Borrower or such Restricted Subsidiary, as the case may be, is the surviving corporation.

      Section 9.09 PROCEEDS OF NOTES. The Borrower will not permit the proceeds of the Notes to be used for any purpose other than those permitted by
Section 7.07.

      Section 9.10  ERISA COMPLIANCE.  The Borrower will not at any time:

               (a) Engage in, or permit any Domestic Subsidiary to engage in, any transaction in connection with which the Borrower, any Domestic Subsidiary or any ERISA Affiliate is reasonably likely to be subjected to either a civil penalty assessed pursuant to section 502(c), (i) or (l) of ERISA which would have a Material Adverse Effect or a tax imposed by Chapter 43 of Subtitle D of the Code which would have a Material Adverse Effect;

               (b) Terminate, or permit any Domestic Subsidiary or ERISA Affiliate to terminate, any Plan in a manner, or take any other action with respect to any Plan, which could result in any liability to the Borrower, any Domestic Subsidiary or any ERISA Affiliate to the PBGC which would have a Material Adverse Effect;

               (c) Fail to make, or permit any Domestic Subsidiary or ERISA Affiliate to fail to make, full payment when due of all amounts which, under the provisions of any Plan, agreement relating thereto or applicable law, the Borrower, a Domestic Subsidiary or any ERISA Affiliate is required to pay as contributions thereto if such failure would have a Material Adverse Effect;

               (d) Permit to exist, or allow any Domestic Subsidiary or ERISA Affiliate to permit to exist, any accumulated funding deficiency within the meaning of section 302 of ERISA or section 412 of the Code, whether or not waived, with respect to any Plan;

               (e) Permit, or allow any Domestic Subsidiary or ERISA Affiliate to permit, the aggregate current value of the benefit liabilities under all Plans maintained by the Borrower, any Domestic Subsidiary or any ERISA Affiliate which is subject to Title IV of ERISA to exceed by more than $10,000,000 the aggregate current value of the assets of such Plan allocable to such benefit liabilities (based upon the assumptions applied by the actuary for such Plans in the most recent actuarial reports for such Plans).

               (f) Without thirty days prior written notice to the Lenders, contribute to or assume an obligation to contribute to, or permit any Domestic

     Subsidiary or ERISA Affiliate to contribute to or assume an obligation to contribute to, any Multiemployer Plan;

               (g) Without thirty days prior written notice to the Lenders, acquire, or permit any Domestic Subsidiary or ERISA Affiliate to acquire, an interest in any Person that causes such Person to become an ERISA Affiliate with respect to the Borrower, any Domestic Subsidiary or any ERISA Affiliate if such Person sponsors, maintains or contributes to, or at any time in the six-year period preceding such acquisition has sponsored, maintained, or contributed to,

                    (1)   any Multiemployer Plan, or

                    (2)   any other Plan

     that is subject to Title IV of ERISA under which the current value of the benefit liabilities under such Plan when added to the current value of the benefit liabilities under all other Plans (that are subject to Title IV of ERISA) of the Borrower, each Domestic Subsidiary and ERISA Affiliates (while an ERISA Affiliate) exceeds by more than $10,000,000 the aggregate current value of the assets of all such Plans allocable to such benefit liabilities (based upon the assumptions applied by the actuary for such Plans in the most recent actuarial report for such Plans);

               (h) Incur, or permit any Domestic Subsidiary or ERISA Affiliate to incur, a liability to or on account of a Plan under section 515, 4041, 4062, 4063, 4064, 4201 or 4204 of ERISA which would have a Material Adverse Effect;

               (i) Contribute to or assume an obligation to contribute to, or permit any Domestic Subsidiary or ERISA Affiliate to contribute to or assume an obligation to contribute to, any employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by such entities in their sole discretion at any time without any material liability; or

               (j) Amend or permit any Domestic Subsidiary or ERISA Affiliate to amend, a Plan resulting in an increase in current liability that has a Material Adverse Affect such that the Borrower, any Domestic Subsidiary or any ERISA Affiliate is required to provide security to such Plan under section 401(a)(29) of the Code.

      Section 9.11 SALE OR DISCOUNT OF RECEIVABLES. Neither the Borrower nor any Restricted Subsidiary will discount or sell (with or without recourse) any of its notes receivable or accounts receivable other than in the ordinary course of business; provided, however, Borrower may sell accounts receivable pursuant to an asset securitization program with the prior written consent of the Majority Lenders. Upon such consent, the Lien on such accounts receivable in favor of the Agent shall be released and the Aggregate Commitment shall be reduced by an amount equal to the funding commitment in the asset securitization program.

      Section 9.12 LEVERAGE RATIO. The Borrower will not permit its Leverage Ratio to be greater than .7 to 1.0. For the purposes of this Section 9.12, "LEVERAGE RATIO" shall mean the ratio of

               (i)  Debt of the Borrower and its Consolidated Subsidiaries to

               (ii) Debt of the Borrower and its Consolidated Subsidiaries plus Consolidated Net Worth.

      Section 9.13 INTEREST COVERAGE RATIO. The Borrower will not permit its Interest Coverage Ratio as of the end of any fiscal quarter of the Borrower (calculated quarterly at the end of each fiscal quarter beginning with the second fiscal quarter of 1996) to be less than 2.25; provided, that on no more than two separate occasions, the Borrower's Interest Coverage Ratio may be less than 2.25 so long as it is equal to or greater than 1.5 for up to two consecutive fiscal quarters. In no event, however, may Borrower's Interest Coverage Ratio be less than 2.25 for more than two fiscal quarters in any three fiscal quarter period. For the purposes of this Section 9.13, "INTEREST COVERAGE RATIO" shall mean the ratio of

               (i) Adjusted EBITDA for the four fiscal quarters immediately preceding the date of determination to

               (ii) interest expense incurred for such four fiscal quarters of the Borrower and its Consolidated Subsidiaries.

      Section 9.14  SALE OF PROPERTY.

                    (a) Except in the ordinary course of its business, the Borrower and its Restricted Subsidiaries will not Transfer any Property or any undivided interest in any Property (to persons other than the Borrower or any Restricted Subsidiary) except for Asset Sales and Other Transfers as permitted under this Agreement.

               (b) Unless otherwise permitted under this Agreement, Borrower and its Restricted Subsidiaries shall not engage in any Asset Sale unless:

                    (i) Borrower has given the Agent at least thirty (30) days prior written notice of the proposed Asset Sale;

                    (ii) the Borrower is in compliance with all of the terms and conditions of this Agreement;

                    (iii) no Default has occurred and is continuing hereunder or would be caused by such Asset Sale;

                    (iv) the Borrower shall receive consideration at the time of such Asset Sale at least equal to the fair market value (upon evidence of such fair market value which is either a resolution of the Board of Directors of the Borrower or acceptable to the Agent) of the Property sold or otherwise disposed of in such Asset Sale; and

                    (v) 80% of the consideration is in the form of cash or cash equivalent.

In no event shall the aggregate market value of all Asset Sales exceed $25,000,000 without the prior written consent of the Majority Lenders.

               (c) Borrower and it Restricted Subsidiaries shall not conduct any of the Other Transfers if an Event of Default has occurred and is continuing hereunder or would be caused by such Other Transfer; PROVIDED, HOWEVER, the following Other Transfers are permitted even if an Event of Default has occurred:

                    (i) Transfer of assets by the Borrower to a Restricted Subsidiary or by a Restricted Subsidiary to the Borrower or to another Restricted Subsidiary; or

                    (ii) Transfer of any machinery, equipment, furniture, apparatus, tools, implements, materials, supplies or other similar property which have become worn out or obsolete.

               (d) The Agent will release any Lien held by the Agent for the benefit of the Lenders upon Property, the Transfer of which is permitted under this Agreement.

      Section 9.15 TRANSACTIONS WITH AFFILIATES. The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless

               (i) such Affiliate Transaction is on terms that are no less favorable to the Borrower or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Borrower or such Restricted Subsidiary with an unrelated Person and

               (ii) the Borrower delivers to the Agent

                    (a) with respect to any Affiliate Transaction involving aggregate consideration in excess of $1.0 million, a resolution of the appropriate board of directors' set forth in an officers' certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the board of directors and

                    (b) with respect to any Affiliate Transaction involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to the Borrower or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an investment banking firm of national standing;

          PROVIDED, HOWEVER, that

                          (x)   any contract, agreement, understanding,
          payment, loan, advance or guarantee (each a "Compensation Benefit") with, for the benefit of, or to an executive officer of the Borrower as compensation for employment by the Borrower, whether pursuant to an employment agreement, an employee benefit plan or other compensation arrangement if either

                                     (1)  such Compensation benefit is less
                    than $1 million or

                                     (2)  is approved by the compensation
                    committee or the board of directors of the Borrower,

                          (y) transactions between or among the Borrower and/or its Restricted Subsidiaries and/or any Unrestricted Subsidiary which is a foreign sales corporation within the scope of 26 U.S.C.
          Section 922 and

                          (z)   transactions permitted by Sections 9.03 and
          9.04 of this Agreement, in each case, shall not be deemed Affiliate Transactions.

      Section 9.16 SUBSIDIARIES AND PARTNERSHIPS. The Borrower shall not create any additional Subsidiaries or partnerships or permit any Subsidiary to do so without prior written notice to the Agent and the Lenders. In every such case

               (i) 100% of the Capital Stock of each new Restricted Subsidiary, 65% of the Capital Stock of each new Foreign Subsidiary, 100% of the Equity Interest of Borrower or any Restricted Subsidiary in any U.S. partnership or joint venture, and 65% of the Equity Interest of Borrower or any Restricted Subsidiary in any non U.S. partnership or joint venture, shall be forthwith pledged to the Agent for the benefit of the Lenders as security for the payment of the Indebtedness,

               (ii) a Lien covering the assets of each new Restricted Subsidiary shall be granted in favor of the Agent for the benefit of the Lenders,

               (iii) each new Restricted Subsidiary shall forthwith execute a written instrument of guaranty, unconditionally guaranteeing payment of all Indebtedness under this Agreement, the Notes and any other Security Instrument, and


               (iv) the Borrower shall deliver to the Agent and the Lenders a revised Schedule 7.14 with respect to each new Subsidiary partnership and joint venture, designating such Subsidiary as a Restricted Subsidiary or Unrestricted Subsidiary. The Borrower shall not permit any Foreign Subsidiary to have any activities in the United States which would have a permanent establishment in the United States.

      Section 9.17 NEGATIVE PLEDGE AGREEMENTS. Neither the Borrower nor any Restricted Subsidiary will create, incur, assume or suffer to exist any contract, agreement or understanding (other than this Agreement, the Security Instruments and the indenture under the Senior Unsecured Notes) which in any way prohibits or restricts the granting, conveying, creation or imposition of any Lien on any of its Property or restricts any Restricted Subsidiary from paying dividends to the Borrower, or which requires the consent of or notice to other Persons in connection therewith.

      Section 9.18 SYNTHETIC LEASES. Neither the Borrower nor any Restricted Subsidiary will enter into any synthetic lease transaction or any other structured finance transaction with any Person in connection with the construction of the plants for FPO and LLDPE.

                                    ARTICLE X

                           EVENTS OF DEFAULT; REMEDIES

      Section 10.01 EVENTS OF DEFAULT. If one or more of the following events shall occur and be continuing, it shall constitute an "EVENT OF DEFAULT":

               (a) the Borrower shall default in the payment or prepayment when due of any principal of any Loan or reimbursement obligation for a disbursement made under any Letter of Credit; or the Borrower shall default for two (2) Business Days in the payment or prepayment when due of any interest on any Loan or any fees or other amount payable by it hereunder or under any Security Instrument; or

               (b) the Borrower or any Restricted Subsidiary shall default in the payment when due of any principal of or interest on any of its other Debt aggregating $5,000,000 or more, or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Debt shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Debt (or a trustee or agent on behalf of such holder or holders) to cause, such Debt to become due prior to its stated maturity; or

               (c) any representation, warranty or certification made or deemed made herein or in any Security Instrument by the Borrower or any Restricted Subsidiary, or any certificate or financial statement furnished to any Lender or the Agent pursuant to the provisions hereof or any Security Instrument, shall prove to have been false or misleading as of the time made or furnished in any material respect and the failure of such representation, warranty or certification to be true shall have caused or reasonably be expected to cause a Material Adverse Effect; or

               (d)  (i)   the Borrower, any Restricted Subsidiary or (as
     applicable) any Domestic Subsidiary shall default in the performance of any of its obligations under Section 8.03 (with respect to Borrower's agreeing within the term of an insurance policy to a shorter cancellation period),
     Section 8.08, Article IX (other than Sections 9.02 [with respect to inadvertent Liens] and 9.10) or any other Article of this Agreement other than Article VIII, or

                    (ii) the Borrower shall default in the performance of any of its obligations under Section 9.02 (with respect to inadvertent Liens),
     Section 9.10 or Article VIII (except for Section 8.03 [with respect to Borrower's agreeing within the term of an insurance policy to a shorter cancellation period] and Section 8.08) of this Agreement or any Security Instrument (other than the payment of amounts due which shall be governed by Section 10.01(a)) and such default shall continue unremedied for a period of thirty (30) days after the earlier to occur of

                    (i) notice thereof to the Borrower by the Agent or any Lender (through the Agent), or

                    (ii) the Borrower otherwise becoming aware of such default; or

               (e) the Borrower shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

               (f)  the Borrower shall

                    (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property,

                    (ii) make a general assignment for the benefit of its creditors,

                    (iii) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect),

                    (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, liquidation, dissolution or composition or readjustment of debts,

                    (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Federal Bankruptcy Code, or

                    (vi) take any corporate action for the purpose of effecting any of the foregoing; or

               (g) a proceeding or case shall be commenced, without the application or consent of the Borrower, in any court of competent jurisdiction, seeking

                    (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts,

                    (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of the Borrower of all or any substantial part of its assets, or

                    (iii) similar relief in respect of the Borrower under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 days; or an order for relief against the Borrower shall be entered in an involuntary case under the Federal Bankruptcy Code; or

               (h) a judgment or judgments for the payment of money in excess of $10,000,000 in the aggregate shall be rendered by a court against the Borrower or any Restricted Subsidiary not covered by insurance and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within thirty (30) days from the date of entry thereof and the Borrower or such Restricted Subsidiary shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

               (i) a final rule, order, decision, or decree shall be issued by a Governmental Authority pursuant to Environmental Laws that requires the Borrower or any Domestic Subsidiary to expend more than $10,000,000 in the aggregate in any one calendar year to remediate environmental contamination or to spend more than $20,000,000 in the aggregate in any one calendar year to install pollution or control equipment or that requires the Borrower to change its operations in a manner that can reasonably be expected to cause a Material Adverse Effect; or

               (j) the Security Instruments after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with their terms, or cease to create a valid and perfected Lien of the priority required thereby on any of the collateral purported to be covered thereby, or the Borrower shall so state in writing; or

               (k) the Borrower discontinues its usual business or a Change of Control occurs;

               (l) any Restricted Subsidiary takes, suffers or permits to exist any of the events or conditions referred to in paragraphs (e), (f), (g) or
     (h) hereof or
     if any provision of any guaranty agreement by the Restricted Subsidiary of the obligations of the Borrower under this Agreement shall for any reason cease to be valid and binding on the Restricted Subsidiary or if the Restricted Subsidiary shall so state in writing;

               (m) The Borrower adopts a plan relating to the liquidation or dissolution of the Borrower unless such plan is abandoned within 30 days after the adoption of such plan; and

               (n) The sale, lease, transfer, conveyance or other disposition in one or a series of related transactions, by merger or consolidation or otherwise, of all or substantially all of the assets of the Borrower and its Restricted Subsidiaries taken as a whole to any Person or Group (as such term is used in Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended).

      Section 10.02 REMEDIES.

               (a) In the case of an Event of Default other than one referred to in clauses (e), (f) or (g) of Section 10.01 or in clause (l) to the extent it relates to clauses (e), (f) or (g), the Agent may with the consent of the Majority Lenders and, upon request of the Majority Lenders, shall, by notice to the Borrower, cancel the Commitments and/or declare the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Borrower hereunder and under the Notes (including without limitation the payment of cash collateral to secure the LC Exposure as provided in Section 2.09(b) hereof) to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

               (b) In the case of the occurrence of an Event of Default referred to in clauses (e), (f) or (g) of Section 10.01 or in clause (l) to the extent it relates to clauses (e), (f) or (g), the Commitments shall be automatically cancelled and the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Borrower hereunder and under the Notes (including without limitation the payment of cash collateral to secure the LC Exposure as provided in
     Section 2.09(b) hereof) shall become automatically immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

               (c) All proceeds received after maturity of the Notes, whether by acceleration or otherwise shall be applied first to reimbursement of expenses and indemnities provided for in this Agreement and the Security Instruments; second to accrued interest on the Notes; third to fees; fourth pro rata to principal outstanding on the Notes and other Indebtedness; fifth to serve as cash collateral to be held by the Agent to secure the LC Exposure; and any excess shall be paid to the Borrower or as otherwise required by any Governmental Requirement.


                                   ARTICLE XI

                                    THE AGENT

      Section 11.01 APPOINTMENT, POWERS AND IMMUNITIES. Each Lender hereby irrevocably appoints and authorizes the Agent to act as its agent hereunder with such powers as are specifically delegated to the Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. The Agent (which term as used in this sentence and in Section 11.05 and the first sentence of Section 11.06 shall include reference to its Affiliates and its and its Affiliates' officers, directors, employees, attorneys, accountants, experts and agents):

               (a) shall have no duties or responsibilities except those expressly set forth in this Agreement, and shall not by reason of this Agreement be a trustee or fiduciary for any Lender;

               (b) makes no representation or warranty to any Lender and shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement, or for the value, validity, effectiveness, genuineness, execution, effectiveness, legality, enforceability or sufficiency of this Agreement, any Note or any other document referred to or provided for herein or for any failure by the Borrower or any other Person (other than the Agent) to perform any of its obligations hereunder or thereunder or for the existence, value, perfection or priority of any collateral security or the financial or other condition of the Borrower, its Subsidiaries or any other obligor or guarantor;

               (c) except pursuant to Section 11.07 shall not be required to initiate or conduct any litigation or collection proceedings hereunder; and

               (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other document or instrument referred to or provided for herein or in connection herewith including its own ordinary negligence, except for its own gross negligence or willful misconduct.

     The Agent may employ agents, accountants, attorneys and experts and shall not be responsible for the negligence or misconduct of any such agents, accountants, attorneys or experts selected by it in good faith or any action taken or omitted to be taken in good faith by it in accordance with the advice of such agents, accountants, attorneys or experts. The Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof permitted hereunder shall have been filed with the Agent.

      Section 11.02 RELIANCE BY AGENT. The Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telecopier, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent.

      Section 11.03 DEFAULTS. The Agent shall not be deemed to have knowledge of the occurrence of a Default (other than the non-payment of principal of or interest on Loans or of fees or failure to reimburse for Letter of Credit drawings) unless the Agent has received notice from a Lender or the Borrower specifying such Default and stating that such notice is a "Notice of Default." In the event that the Agent receives such a notice of the occurrence of a Default, the Agent shall give prompt notice thereof to the Lenders. In addition, the Agent shall give each Lender prompt notice of each such Default.

      Section 11.04 RIGHTS AS A LENDER.   With respect to its Commitment, the
Loans made by it and its participation in the issuance of Letters of Credit, Scotiabank (and any successor acting as Agent) in its capacity as a Lender hereunder shall have the same rights, obligations and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity. Scotiabank (and any successor acting as Agent) and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Borrower (and any of its Affiliates) as if it were not acting as the Agent, and Scotiabank and its Affiliates may accept fees and other consideration from the Borrower for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

      Section 11.05 INDEMNIFICATION. THE LENDERS AGREE TO INDEMNIFY THE AGENT RATABLY IN ACCORDANCE WITH THEIR PERCENTAGE SHARES FOR THE INDEMNITY MATTERS AS DESCRIBED IN SECTION 12.03 TO THE EXTENT NOT INDEMNIFIED OR REIMBURSED BY THE BORROWER UNDER SECTION 12.03, BUT WITHOUT LIMITING THE OBLIGATIONS OF THE BORROWER UNDER SAID SECTION 12.03 AND FOR ANY AND ALL OTHER LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS OF ANY KIND AND NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST THE AGENT IN ANY WAY RELATING TO OR ARISING OUT OF:

               (A) THIS AGREEMENT, THE SECURITY INSTRUMENTS OR ANY OTHER DOCUMENTS CONTEMPLATED BY OR REFERRED TO HEREIN OR THE TRANSACTIONS CONTEMPLATED HEREBY, BUT EXCLUDING, UNLESS A DEFAULT HAS OCCURRED AND IS CONTINUING, NORMAL ADMINISTRATIVE COSTS AND EXPENSES INCIDENT TO THE PERFORMANCE OF ITS AGENCY DUTIES HEREUNDER; OR

               (B) THE ENFORCEMENT OF ANY OF THE TERMS OF THIS AGREEMENT, ANY SECURITY INSTRUMENT OR OF ANY SUCH OTHER DOCUMENTS; WHETHER OR NOT ANY OF THE FOREGOING SPECIFIED IN THIS SECTION 11.05 ARISES FROM THE SOLE OR CONCURRENT NEGLIGENCE OF THE AGENT, PROVIDED THAT NO LENDER SHALL BE LIABLE FOR ANY OF THE FOREGOING TO THE EXTENT THEY ARISE FROM THE GROSS NEGLIGENCE OR WILFUL MISCONDUCT OF THE AGENT.

      Section 11.06 NON-RELIANCE ON AGENT AND OTHER LENDERS. Each Lender acknowledges and agrees that it has, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and its decision to enter into this Agreement, and that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. The Agent shall not be required to keep itself informed as to the performance or observance by the Borrower of this Agreement, the Notes, the Security Instruments or any other document referred to or provided for herein or to inspect the properties or books of the Borrower. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower (or any of its Affiliates) which may come into the possession of the Agent or any of its Affiliates.

      Section 11.07 ACTION BY AGENT. Except for action or other matters expressly required of the Agent hereunder, the Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall

               (i) receive written instructions from the Majority Lenders (or all of the Lenders in cases expressly requiring consent, vote or approval by the Lenders under this Agreement) specifying the action to be taken, and

               (ii) be indemnified to its satisfaction by the Lenders against any and all liability and expenses which may be incurred by it by reason of taking or continuing to take any such action.

The instructions of the Majority Lenders (or the Lenders, as the context requires) and any action taken or failure to act pursuant thereto by the Agent shall be binding on all of the Lenders. If a Default has occurred and is continuing, the Agent shall take such action with respect to such Default as shall be directed by the Majority Lenders in the written instructions (with indemnities) described in this Section 11.07, provided that, unless and until the Agent shall have received such directions, the Agent may with the consent of the Majority Lenders (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Lenders. In no event, however, shall the Agent be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement and the Security Instruments or applicable law.

      Section 11.08 RESIGNATION OF AGENT. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Lenders and the Borrower. Upon any such resignation, the Majority Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent with the prior consent of the Borrower, which consent shall not be unreasonably withheld. Upon the acceptance of such appointment hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article XI and
Section 12.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

                                   ARTICLE XII

                                  MISCELLANEOUS

      Section 12.01 WAIVER. No failure on the part of the Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under the Loan Documents preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

      Section 12.02 NOTICES. All notices and other communications provided for herein and in the other Security Instruments (including, without limitation, any modifications of, or waivers or consents under, this Agreement or the other Security Instruments) shall be given or made by telex, telecopy, telegraph, cable, courier or U.S. Mail or in writing and telexed, telecopied, telegraphed, cabled, mailed or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof or in the other Security Instruments or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement or in the other Security Instruments, all such communications shall be deemed to have been duly given when transmitted, if transmitted before 1:00 p.m. local time on a Business Day (otherwise on the next succeeding Business Day), by telex or telecopier and evidence or confirmation of receipt is obtained, delivered to the telegraph or cable office or personally delivered or, in the case of a mailed notice, seven (7) days after the date deposited in the mails, postage prepaid, in each case given or addressed as aforesaid.

      Section 12.03 PAYMENT OF EXPENSES, INDEMNITIES, ETC.  The Borrower agrees:

               (a) whether or not the transactions hereby contemplated are consummated, to pay all reasonable expenses of the Agent in the administration (both before and after the execution hereof and including advice of counsel as to the rights and duties of the Agent and the Lenders with respect thereto) of, and in connection with the negotiation, syndication, investigation, preparation, execution and delivery of, recording or filing of, preservation of rights under, enforcement of, and refinancing, renegotiation or restructuring of, the Loan Documents and any amendment, waiver or consent relating thereto (including, without limitation, travel, photocopy, mailing, courier, telephone and other similar expenses of the Agent, the cost of environmental audits, surveys [including industry surveys] and appraisals at reasonable intervals, the reasonable fees and disbursements of counsel for the Agent and, in the case of enforcement, for any of the Lenders (including allocations for either in house counsel or outside counsel, but not both, for any Lender choosing same), and for insurance and other consultants retained by the Agent to review all policies of insurance of the Borrower or other matters reasonably required by the Agent or the Lenders); and promptly reimburse the Agent for all amounts expended, advanced or incurred by the Agent or the Lenders to satisfy any obligation of the Borrower under this Agreement or any Security Instrument, including without limitation, all costs and expenses of foreclosure;

               (b) TO INDEMNIFY THE AGENT AND EACH LENDER AND EACH OF THEIR AFFILIATES AND EACH OF THEIR OFFICERS, DIRECTORS, EMPLOYEES, REPRESENTATIVES, AGENTS, ATTORNEYS, ACCOUNTANTS AND EXPERTS ("INDEMNIFIED PARTIES") FROM, HOLD EACH OF THEM HARMLESS AGAINST AND PROMPTLY UPON DEMAND PAY OR REIMBURSE EACH OF THEM FOR, THE INDEMNITY MATTERS WHICH MAY BE INCURRED BY OR ASSERTED AGAINST OR INVOLVE ANY OF THEM (WHETHER OR NOT ANY OF THEM IS DESIGNATED A PARTY THERETO) AS A RESULT OF, ARISING OUT OF OR IN ANY WAY RELATED TO

                    (i) ANY ACTUAL OR PROPOSED USE BY THE BORROWER OF THE PROCEEDS OF ANY OF THE LOANS OR LETTERS OF CREDIT,

                    (ii) THE EXECUTION, DELIVERY AND PERFORMANCE OF THIS AGREEMENT, THE NOTES AND THE OTHER SECURITY INSTRUMENTS,

                    (iii) THE OPERATIONS OF THE BUSINESS OF THE BORROWER AND ITS SUBSIDIARIES,

                    (iv) THE FAILURE OF THE BORROWER OR ANY RESTRICTED SUBSIDIARY TO COMPLY WITH THE TERMS OF ANY SECURITY INSTRUMENT, INCLUDING THIS AGREEMENT, OR WITH ANY GOVERNMENTAL REQUIREMENT,

                    (v) ANY INACCURACY OF ANY REPRESENTATION OR ANY BREACH OF ANY WARRANTY OF THE BORROWER SET FORTH IN THIS AGREEMENT OR THE OTHER SECURITY INSTRUMENTS,

                    (vi) THE ISSUANCE, EXECUTION AND DELIVERY OR TRANSFER OF OR PAYMENT OR FAILURE TO PAY UNDER ANY

     LETTER OF CREDIT, IN ACCORDANCE WITH THE TERMS HEREOF, SUCH LETTER OF CREDIT, OR THE LETTER OF CREDIT AGREEMENT EXECUTED IN CONNECTION THEREWITH, OR

                    (vii) THE PAYMENT OF A DRAWING UNDER ANY LETTER OF CREDIT
     IN ACCORDANCE WITH THE TERMS HEREOF, SUCH LETTER OF CREDIT, OR THE LETTER OF CREDIT AGREEMENT EXECUTED IN CONNECTION THEREWITH, NOTWITHSTANDING THE NON-COMPLIANCE, NON-DELIVERY OR OTHER IMPROPER PRESENTATION OF THE MANUALLY EXECUTED DRAFT(S) AND CERTIFICATION(S),

                    (viii) ANY ASSERTION THAT THE LENDERS WERE NOT ENTITLED TO RECEIVE THE PROCEEDS RECEIVED PURSUANT TO THE SECURITY INSTRUMENTS, OR

                    (ix) ANY OTHER ASPECT OF THIS AGREEMENT, THE NOTES AND THE SECURITY INSTRUMENTS, INCLUDING, WITHOUT LIMITATION, THE REASONABLE FEES AND DISBURSEMENTS OF COUNSEL AND ALL OTHER EXPENSES INCURRED IN CONNECTION WITH INVESTIGATING, DEFENDING OR PREPARING TO DEFEND ANY ACTION, SUIT, PROCEEDING (INCLUDING ANY INVESTIGATIONS, LITIGATION OR INQUIRIES) OR CLAIM AND INCLUDING ALL INDEMNITY MATTERS ARISING BY REASON OF THE ORDINARY NEGLIGENCE OF ANY INDEMNIFIED PARTY, BUT EXCLUDING ALL INDEMNITY MATTERS ARISING SOLELY BY REASON OF CLAIMS BETWEEN THE LENDERS OR ANY LENDER AND THE AGENT OR A LENDER'S SHAREHOLDERS AGAINST THE AGENT OR LENDER OR BY REASON OF THE GROSS NEGLIGENCE OR WILFUL MISCONDUCT ON THE PART OF THE INDEMNIFIED PARTY; AND

               (c) TO INDEMNIFY AND HOLD HARMLESS FROM TIME TO TIME THE INDEMNIFIED PARTY FROM AND AGAINST ANY AND ALL LOSSES, CLAIMS, COST RECOVERY ACTIONS, ADMINISTRATIVE ORDERS OR PROCEEDINGS, DAMAGES AND LIABILITIES TO WHICH ANY SUCH PERSON MAY BECOME SUBJECT

                    (i) UNDER ANY ENVIRONMENTAL LAW APPLICABLE TO THE BORROWER OR ANY SUBSIDIARY OR ANY OF THEIR PROPERTIES, INCLUDING WITHOUT LIMITATION, THE

     TREATMENT OR DISPOSAL OF HAZARDOUS SUBSTANCES ON ANY OF THEIR PROPERTIES,

                    (ii) AS A RESULT OF THE BREACH OR NON-COMPLIANCE BY THE BORROWER OR ANY SUBSIDIARY WITH ANY ENVIRONMENTAL LAW APPLICABLE TO THE BORROWER OR ANY SUBSIDIARY,

                    (iii) DUE TO PAST OWNERSHIP BY THE BORROWER OR ANY SUBSIDIARY OF ANY OF THEIR PROPERTIES OR PAST ACTIVITY ON ANY THEIR PROPERTIES WHICH, THOUGH LAWFUL AND FULLY PERMISSIBLE AT THE TIME, COULD RESULT IN PRESENT LIABILITY,

                    (iv) THE PRESENCE, USE, RELEASE, STORAGE, TREATMENT OR DISPOSAL OF HAZARDOUS SUBSTANCES ON OR AT ANY OF THE PROPERTIES OWNED OR OPERATED BY THE BORROWER OR ANY SUBSIDIARY, OR

                    (v) ANY OTHER ENVIRONMENTAL, HEALTH OR SAFETY CONDITION IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR ANY OTHER SECURITY INSTRUMENT, PROVIDED, HOWEVER, NO INDEMNITY SHALL BE AFFORDED UNDER THIS
     SECTION 12.03(c) IN RESPECT OF ANY PROPERTY FOR ANY OCCURRENCE ARISING FROM THE ACTS OR OMISSIONS OF THE AGENT OR ANY LENDER DURING THE PERIOD AFTER WHICH SUCH PERSON, ITS SUCCESSORS OR ASSIGNS SHALL HAVE OBTAINED POSSESSION OF SUCH PROPERTY (WHETHER BY FORECLOSURE OR DEED IN LIEU OF FORECLOSURE, AS MORTGAGEE-IN-POSSESSION OR OTHERWISE).

               (d) No Indemnified Party may settle any claim to be indemnified without the consent of the indemnitor, such consent not to be unreasonably withheld; provided, that the indemnitor may not reasonably withhold consent to any settlement that an Indemnified Party proposes, if the indemnitor does not have the financial ability to pay all its obligations outstanding and asserted against the indemnitor at that time, including the maximum potential claims against the Indemnified Party to be indemnified pursuant to this Section 12.03.

               (e) In the case of any indemnification hereunder, the Agent, as appropriate, shall give notice to the Borrower of any such claim or demand being made against the Indemnified Party and the Borrower shall have the non-exclusive right to join in the defense against any such claim or demand provided that if the Borrower provides a defense, the Indemnified Party shall bear its own cost of defense unless there is a conflict between the Borrower and such Indemnified Party.

               (f) THE FOREGOING INDEMNITIES SHALL EXTEND TO THE INDEMNIFIED PARTIES NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING WITHOUT LIMITATION, ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE OR MORE OF THE INDEMNIFIED PARTIES OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE INDEMNIFIED PARTIES. TO THE EXTENT THAT AN INDEMNIFIED PARTY IS FOUND TO HAVE COMMITTED AN ACT OF GROSS NEGLIGENCE OR WILFUL MISCONDUCT, THIS CONTRACTUAL OBLIGATION OF INDEMNIFICATION SHALL CONTINUE BUT SHALL ONLY EXTEND TO THE PORTION OF THE CLAIM THAT IS DEEMED TO HAVE OCCURRED BY REASON OF EVENTS OTHER THAN THE GROSS NEGLIGENCE OR WILFUL MISCONDUCT OF THE INDEMNIFIED PARTY.

               (g) The Borrower's obligations under this Section 12.03 shall survive any termination of this Agreement and the payment of the Notes and shall continue thereafter in full force and effect.

               (h)  The Borrower shall pay any amounts due under this
     Section 12.03 within thirty (30) days following a final determination of the liability of the Agent or Lenders and of the receipt by the Borrower of notice of the amount due.

      Section 12.04 AMENDMENTS, ETC. Any provision of this Agreement or any other Security Instruments may be amended, modified or waived with the Borrower's and the Majority Lenders' prior written consent; provided that

               (a) no amendment, modification or waiver which forgives all or any portion of principal on loans under this Agreement, extends the Final Maturity Date or the time to pay interest or fees hereunder, increases the Aggregate Maximum Credit Amount, reduces or extends the time for payment of principal on any loans hereunder, reduces or extends the date of payment (or amends the formula for determining) of any prepayment required under this Agreement, extends a Letter of Credit beyond the Final Maturity Date, releases any guarantor of the Indebtedness or all or substantially all of the collateral, reduces the interest rate applicable to the Loans or the fees payable to the Lenders, generally, affects Sections 2.03(b), this Section 12.04 or Section 12.06(a) or modifies the definition of "Majority Lenders" shall be effective without consent of all Lenders;

               (b) no amendment, modification or waiver which increases the Maximum Credit Amount of any Lender shall be effective without the consent of such Lender; and

               (c) no amendment, modification or waiver which modifies the rights, duties or obligations of the Agent shall be effective without the consent of the Agent.

      Section 12.05 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

      Section 12.06 ASSIGNMENTS AND PARTICIPATIONS.

               (a) The Borrower may not assign its rights or obligations hereunder or under the Notes or any Letters of Credit without the prior consent of all of the Lenders and the Agent.

               (b) Any Lender may, upon the written consent of the Agent and the Borrower (which consent will not be unreasonably withheld), assign to one or more assignees all or a portion of its rights and obligations under this Agreement pursuant to an Assignment Agreement substantially in the form of Exhibit F (an "ASSIGNMENT") PROVIDED, HOWEVER, that

                    (i) any such assignment shall be in the amount of (a) at least $5,000,000 or such lesser amount to which the Borrower has consented,
     (b) the total amount of the Commitment of the assigning Lender at the time of such assignment, or (c) any portion of the Commitment of a Lender being assigned to another Lender; and

                    (ii) the assignee or assignor shall pay to the Agent a processing and recordation fee of $2,500 for each assignment.

     Any such assignment will become effective upon the execution and delivery to the Agent of the Assignment and the consent of the Agent. Promptly after receipt of an executed Assignment, the Agent shall send to the Borrower a copy of such executed

     Assignment. Upon receipt of such executed Assignment, the Borrower, will, at its own expense, execute and deliver new Notes to the assignor and/or assignee, as appropriate, in accordance with their respective interests as they appear. Upon the effectiveness of any assignment pursuant to this Section 12.06(b), the assignee will become a "Lender," if not already a "Lender," for all purposes of this Agreement and the other Security Instruments. The assignor shall be relieved of its obligations hereunder to the extent of such assignment (and if the assigning Lender no longer holds any rights or obligations under this Agreement, such assigning Lender shall cease to be a "Lender" hereunder except that its rights under Sections 4.06, 5.01, 5.05 and 12.03 shall not be affected).

               (c) Each Lender may transfer, grant or assign participations in all or any part of such Lender's interests hereunder pursuant to this
     Section 12.06(c) to any Person, PROVIDED that:

                    (i) such Lender shall remain a "Lender" for all purposes of this Agreement and the transferee of such participation shall not constitute a "Lender" hereunder;

                    (ii)  the amount thereof shall be at least $1,000,000; and

                    (iii) no participant under any such participation shall have rights to approve any amendment to or waiver of the Loan Documents except to the extent such amendment or waiver would

                          (x) forgive any principal owing or any loans hereunder or extend the Final Maturity Date,

                          (y) reduce the interest rate (other than as a result of waiving the applicability of any post-default increases in interest rates) or fees applicable to any of the Commitments or Loans or Letters of Credit in which such participant is participating, or postpone the payment of any thereof, or

                          (z) release any guarantor of the Indebtedness or all or substantially all of the collateral (except as expressly provided in this Agreement or the Security Instruments) supporting any of the Commitments or Loans or Letters of Credit in which such participant is participating.

     In the case of any such participation, the participant shall not have any rights under this Agreement or any of the Security Instruments (the participant's rights against the granting Lender in respect of such participation to be those set forth in the agreement with such Lender creating such participation), and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation, PROVIDED that such participant shall be entitled to receive additional amounts under Article V on the same basis as if it were a Lender and be indemnified under Section 12.03 as if it were a Lender. In addition, each agreement creating any participation must include an agreement by the participant to be bound by the provisions of Section 12.16.

               (d) The Lenders may furnish any information concerning the Borrower in the possession of the Lenders from time to time to assignees and participants (including prospective assignees and participants); provided that, such Persons agree to be bound by the provisions of
     Section 12.16 hereof.

               (e) Notwithstanding anything in this Section 12.06 to the contrary, any Lender may assign and pledge all or any of its Notes to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve System and/or such Federal Reserve Bank. No such assignment and/or pledge shall release the assigning and/or pledging Lender from its obligations hereunder.

               (f) Notwithstanding any other provisions of this Section 12.06, no transfer or assignment of the interests or obligations of any Lender or any grant of participations therein shall be permitted if such transfer, assignment or grant would require the Borrower to file a registration statement with the SEC or to qualify the Loans under the "Blue Sky" laws of any state.

      Section 12.07 INVALIDITY. In the event that any one or more of the provisions contained in any of the Loan Documents shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of the Loan Documents.

      Section 12.08 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

      Section 12.09 REFERENCES. The words "herein," "hereof," "hereunder" and other words of similar import when used in this Agreement refer to this Agreement as a whole, and not to any particular article, section or subsection. Any reference herein to a Section shall be deemed to refer to the applicable Section of this Agreement unless otherwise stated herein. Any reference herein to an exhibit or schedule shall be deemed to refer to the applicable exhibit or schedule attached hereto unless otherwise stated herein.

      Section 12.10 SURVIVAL. The obligations of the parties under Section 4.06,
Article V, and Sections 11.05 and 12.03 shall survive the repayment of the Loans and the termination of the Commitments. To the extent that any payments on the Indebtedness or proceeds of any collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Indebtedness so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Agent's and the Lenders' Liens, security interests, rights, powers and remedies under this Agreement and each Security Instrument shall continue in full force and effect. In such event, each Security Instrument shall be automatically reinstated and the Borrower shall take such action as may be reasonably requested by the Agent and the Lenders to effect such reinstatement.

      Section 12.11 CAPTIONS. Captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

      Section 12.12 NO ORAL AGREEMENTS. THE LOAN DOCUMENTS EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES AND SUPERSEDE ALL OTHER AGREEMENTS AND UNDERSTANDINGS BETWEEN SUCH PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF. THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

      Section 12.13 GOVERNING LAW; SUBMISSION TO JURISDICTION.

               (a) THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS).

               (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THE LOAN DOCUMENTS SHALL BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW

     YORK (PROVIDED, HOWEVER, ANY ENFORCEMENT ACTION WITH RESPECT TO COLLATERAL SECURITY MAY BE BROUGHT IN THE JURISDICTION IN WHICH THE COLLATERAL IS LOCATED), AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER, THE AGENT AND EACH LENDER HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE BORROWER, THE AGENT AND EACH LENDER HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. THIS SUBMISSION TO JURISDICTION IS NON-EXCLUSIVE AND DOES NOT PRECLUDE THE AGENT OR ANY LENDER FROM OBTAINING JURISDICTION OVER THE BORROWER IN ANY COURT OTHERWISE HAVING JURISDICTION.

               (c) THE BORROWER HEREBY IRREVOCABLY DESIGNATES CT CORPORATION SYSTEM LOCATED AT 1633 BROADWAY, NEW YORK, NEW YORK 10019, AS THE DESIGNEE, APPOINTEE AND AGENT OF THE BORROWER TO RECEIVE, FOR AND ON BEHALF OF THE BORROWER, SERVICE OF PROCESS IN SUCH RESPECTIVE JURISDICTIONS IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THE LOAN DOCUMENTS. IT IS UNDERSTOOD THAT A COPY OF SUCH PROCESS SERVED ON SUCH AGENT WILL BE PROMPTLY FORWARDED BY OVERNIGHT COURIER TO THE BORROWER AT ITS ADDRESS SET FORTH UNDER ITS SIGNATURE BELOW, BUT THE FAILURE OF THE BORROWER TO RECEIVE SUCH COPY SHALL NOT AFFECT IN ANY WAY THE SERVICE OF SUCH PROCESS. THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER AT ITS SAID ADDRESS, SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING.

               (d) NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE BORROWER, THE AGENT OR ANY LENDER OR ANY HOLDER OF A NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE BORROWER IN ANY OTHER JURISDICTION. INCLUDING,

     WITHOUT LIMITATION, THE COMMENCEMENT OF ENFORCEMENT PROCEEDINGS UNDER THE SECURITY INSTRUMENTS IN ALL APPLICABLE JURISDICTIONS.

               (e)  EACH OF THE BORROWER AND EACH LENDER HEREBY

                    (A) IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER SECURITY INSTRUMENT AND FOR ANY COUNTERCLAIM THEREIN;

                    (B) IRREVOCABLY WAIVE, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES;

                    (C) CERTIFY THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND

                    (D) ACKNOWLEDGE THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE OTHER SECURITY INSTRUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 12.13.

      Section 12.14 INTEREST. It is the intention of the parties hereto that each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby would be usurious as to any Lender under laws applicable to it (including the laws of the United States of America and the State of New York or any other jurisdiction whose laws may be mandatorily applicable to such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in the Notes, this Agreement or in any other Security Instrument or agreement entered into in connection with or as security for the Notes, it is agreed as follows:

               (i) the aggregate of all consideration which constitutes interest under law applicable to any Lender that is contracted for, taken, reserved, charged or received by such Lender under any of the Loan Documents or otherwise in connection with the Notes shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be cancelled automatically and if theretofore paid shall be credited by such Lender on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by such Lender to the Borrower); and

               (ii) in the event that the maturity of the Notes is accelerated by reason of an election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be cancelled automatically by such Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Lender on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by such Lender to the Borrower). All sums paid or agreed to be paid to any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Lender, be amortized, prorated, allocated and spread throughout the full term of the Loans evidenced by the Notes until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time

                    (i) the amount of interest payable to any Lender on any date shall be computed at the Highest Lawful Rate applicable to such Lender pursuant to this Section 12.14 and

                    (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Lender would be less than the amount of interest payable to such Lender computed at the Highest Lawful Rate applicable to such Lender, then the amount of interest payable to such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Lender until the total amount of interest payable to such Lender shall equal the total amount of interest which would have been payable to such Lender if the total amount of interest had been computed without giving effect to this Section 12.14.

      Section 12.15 LENDER ACKNOWLEDGMENT OF SECURITY INTEREST IN DEPOSITS. By executing this Agreement, each Lender party hereto (i) acknowledges and consents that all of Borrower's sums now or at any time hereafter on deposit at such Lender and all such sums due or to become due on account of such deposits have been collaterally assigned, and pledged to the Agent, as security for the Indebtedness, and (ii) subordinates any rights that such Lender may now or hereafter have to security interests, bank's or other possessory liens, rights of offset or other claims against the Borrower's account at such Lender (except to the extent of fees due in connection with such account) in favor of the Agent's interest in said deposits as hereinabove described.

      Section 12.16 CONFIDENTIALITY.   In the event that the Borrower provides
to the Agent or the Lenders written confidential information belonging to the Borrower, if the Borrower shall denominate such information in writing as "confidential", the Agent and the Lenders and any participants (for purposes of this Section 12.16, the term "Lenders" shall include all participants) shall thereafter maintain such information in confidence in accordance with the standards of care and diligence that each utilizes in maintaining its own confidential information. This obligation of confidence shall not apply to such portions of the information which

               (i) are in the public domain,

               (ii) hereafter become part of the public domain without the Agent or the Lenders breaching their obligation of confidence to the Borrower,

               (iii) are previously known by the Agent or the Lenders from some source other than the Borrower,

               (iv) are hereafter developed by the Agent or the Lenders without using the Borrower's information,

               (v) are hereafter obtained by or available to the Agent or the Lenders from a third party who owes no obligation of confidence to the Borrower with respect to such information or through any other means other than through disclosure by the Borrower,

               (vi) are disclosed with the Borrower's prior written consent,

               (vii) must be disclosed either pursuant to any Governmental Requirement or to Persons regulating the activities of the Agent or the Lenders, or

               (viii) as may be required by law or regulation or order of any Governmental Authority in any judicial, arbitration or governmental proceeding.

Further, the Agent or a Lender may disclose any such information to any other Lender, any independent petroleum engineers or consultants, any independent certified public accountants, any outside legal counsel employed by such Person in connection with this Agreement or any Security Instrument, including without limitation, the enforcement or exercise of all rights and remedies thereunder, or any assignee or participant (including prospective assignees and participants) in the Loans; provided, however, that the Agent or Lender shall receive a confidentiality agreement from the Person to whom such information is disclosed such that said Person shall have the same obligation to maintain the confidentiality of such information as is imposed upon the Agent or Lender hereunder. Notwithstanding anything to the contrary provided herein, this obligation of confidence shall cease five (5) years from the date the information was furnished (and fifteen (15) years if such information is technical information) unless the Borrower requests in writing at least thirty
(30) days prior to the expiration of such five year period, to maintain the confidentiality of such information for an additional period of like duration. The Borrower waives any and all other rights it may have to confidentiality as against the Agent and the Lenders arising by contract, agreement, statute or law except as expressly stated in this Section 12.16.

      Section 12.17 EFFECTIVENESS. This Agreement shall be effective on the Closing Date.

     The parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

BORROWER:                          REXENE CORPORATION


                                   By:_____________________________
                                   Name:  Andrew J. Smith
                                   Title: Chief Executive Officer

                                          Address for Notices:

                                   5005 LBJ Freeway
                                   Occidental Tower
                                   Dallas, Texas  75244

                                   Telecopier No.: 214-450-9017
                                   Telephone No.:  214-450-9000
                                   Attention:      General Counsel

LENDER AND AGENT:              THE BANK OF NOVA SCOTIA

                               BY:  THE BANK OF NOVA SCOTIA, ATLANTA AGENCY



                                   By: ______________________________________
                                   Name:  F.C.H. Ashby
                                   Title: Senior Manager Loan
                                          Operations

                                   Lending Office for Base Rate Loans,
                                   Eurodollar Advances and Address for
                                   Notices:

                                   600 Peachtree Street, N.E.
                                   Suite 2700
                                   Atlanta, Georgia  30308

                                   Telecopier No.: 404/877-1560
                                   Telephone No.:  404/888-8998
                                   Attention:      F.C.H. Ashby

                                   Eurosterling Lending Office:

                                   600 Peachtree Street, N.E.
                                   Suite 2700
                                   Atlanta, Georgia  30308

                                   Telecopier No.: 404/877-1560
                                   Telephone No.:  404/888-8998
                                   Attention:      F.C.H. Ashby

                                   With copy to:

                                   Mr. Michael W. Nepveux
                                   Relationship Manager
                                   Energy Banking
                                   The Bank of Nova Scotia
                                   1100 Louisiana, Suite 3000
                                   Houston, Texas  77002

                                   Telecopier No.: 713/752-2425
                                   Telephone No.:  713/752-0900

                                   Mr. Andrew Rothstein
                                   The Bank of Nova Scotia
                                   Structured Finance
                                   One Liberty Plaza
                                   New York, New York  10006

LENDERS:                           MELLON BANK, N.A.


                                   By:____________________________________
                                   Name:  Jack Crossley
                                   Title: Vice President

                                   Lending Office for Base Rate Loans:

                                   One Mellon Bank Center
                                   Pittsburgh, Pennsylvania 15258

                                   Lending Office for Eurodollar Advances:

                                   One Mellon Bank Center
                                   Pittsburgh, Pennsylvania 15258

                                   Eurosterling Lending Office:

                                   One Mellon Bank Center
                                   Pittsburgh, Pennsylvania  15258


                                   Address for Notices:

                                   One Mellon Bank Center
                                   Pittsburgh, Pennsylvania 15258

                                   Telecopier No.: 412/234-8888
                                   Telephone No.:  412/236-2778
                                   Attention:      Mr. Jack Crossley

                                   With copy to:

LENDERS:                           DEN NORSKE BANK ASA


                                   By:____________________________________
                                   Name:  Morten Kreutz
                                   Title: Vice President

                                   By:____________________________________
                                   Name:__________________________________
                                   Title:_________________________________


                                   Lending Office for Base Rate Loans:

                                   600 5th Avenue
                                   New York, New York  10020

                                   Lending Office for Eurodollar Advances:

                                   600 5th Avenue
                                   New York, New York  10020

                                   Eurosterling Lending Office:

                                   600 5th Avenue
                                   New York, New York  10020

                                   Address for Notices:

                                   600 5th Avenue
                                   New York, New York  10020

                                   Telecopier No.: 212/756-3161
                                   Telephone No.:  212/315-6559
                                   Attention:      Ms. Helene Vales
                                                   Assistant Treasurer

                                   With copy to:

                                   Mr. Morten Kreutz
                                   Den Norske Bank AS
                                   Three Allen Center
                                   333 Clay Street
                                   Suite 4890
                                   Houston, Texas  77002

                                   Telecopier No.: 713/757-1167
                                   Telephone No.:  713/757-0008

LENDERS:                        ABN AMRO BANK N.V. HOUSTON AGENCY

                                By:  ABN AMRO North America, Inc., as Agent


                                   By:____________________________________
                                   Name:__________________________________
                                   Title:_________________________________


                                   By:____________________________________
                                   Name:__________________________________
                                   Title:_________________________________



                                Lending Office for Base Rate Loans and
                                Eurodollar Advances:

                                Three Riverway, Suite 1700
                                Houston, Texas  77056

                                Telecopier No.: 713/629-7533
                                Telephone No.:  713/964-3322
                                Attention:      Gordon Chang

                                Eurosterling Lending Office:

                                Three Riverway, Suite 1700
                                Houston, Texas  77056

                                Telecopier No.: 713/629-7533
                                Telephone No.:  713/964-3322
                                Attention:  Gordon Chang

                                Address for Notices:

                                Three Riverway, Suite 1700
                                Houston, Texas  77056

                                Telecopier No.: 713/629-7533
                                Telephone No.:  713/964-3322
                                Attention:      Gordon Chang

                                With copy to:

                                Mr. Gordon Chang
                                Three Riverway, Suite 1700
                                Houston, Texas  77056

                                Telecopier No.:  713/629-7533
                                Telephone No.:   713/964-3322

LENDERS:                        CREDIT LYONNAIS NEW YORK BRANCH


                                By:____________________________________
                                Name:__________________________________
                                Title:_________________________________




                                Lending Office for Base Rate Loans:

                                1301 Avenue of the Americas
                                New York, NY 10019

                                Lending Office for Eurodollar Advances:

                                1301 Avenue of the Americas
                                New York, NY 10019

                                Eurosterling Lending Office:

                                1301 Avenue of the Americas
                                New York, NY 10019


                                Address for Notices before May 4, 1996:

                                501 North Akard, Suite 3210
                                Dallas, TX 75201

                                Telecopier No.:  214/954-3312
                                Telephone No.:   214/954-3500

                                Address for Notices after May 4, 1996:

                                2200 Ross Avenue, Suite 4400W
                                Dallas, TX 75201

                                Telecopier No.:  214/220-2323
                                Telephone No.:   214/220-2300
                                Attn:            Judy Gordon

LENDERS:                        SOCIETE GENERALE, SOUTHWEST AGENCY



                                By:__________________________________________
                                Name:  Richard M. Lewis
                                Title: Vice President

                                Lending Office for Base Rate Loans:

                                2001 Ross Avenue
                                Suite 4800
                                Dallas, Texas  75201

                                Lending Office for Eurodollar Advances:

                                2001 Ross Avenue
                                Suite 4800
                                Dallas, Texas  75201

                                Eurosterling Lending Office:

                                2001 Ross Avenue
                                Suite 4800
                                Dallas, Texas  75201


                                Address for Notices:

                                2001 Ross Avenue
                                Suite 4800
                                Dallas, Texas  75201

                                Telecopier No.: 214/754-0171
                                Telephone No.:  214/979-2743
                                Attention:      Ms. Molly Franklin

                                With copy to:

                                Mr. Richard M. Lewis
                                Vice President
                                2001 Ross Avenue
                                Suite 4800
                                Dallas, Texas  75201

                                Telecopier No.:  214/979-1104
                                Telephone No.:   214/979-2777

LENDERS:                        NATIONAL BANK OF CANADA



                                By:_________________________________________
                                Name:   Larry L. Sears
                                Title:  Group Vice President


                                By: _________________________________________
                                Name:   David L. Schreiber
                                Title:  Assistant Vice President

                                Lending Office for Base Rate Loans:

                                125 West 55th
                                New York, New York  10019-5366

                                Eurosterling Lending Office:

                                125 West 55th
                                New York, New York  10019-5366

                                Lending Office for Eurodollar Advances:

                                125 West 55th
                                New York, New York  10019-5366

                                Address for Notices:

                                125 West 55th
                                New York, New York  10019-5366

                                Telecopier No.: 212/632-8736
                                Telephone No.:  212-632-8566
                                Attention:      Ms. Christina Tang
                                                Assistant Manager

                                With copy to:

                                Mr. David L. Schreiber
                                Assistant Vice President
                                2121 San Jacinto, Suite 1850
                                Dallas, Texas  75201

                                Telecopier No.: 214/871-2015
                                Telephone No.:  214/871-1260